UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )
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Park National Corporation

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PARK NATIONAL CORPORATION
50 North Third Street
Post Office Box 3500
Newark, Ohio 43058-3500
(740) 349-8451
www.parknationalcorp.com
SUPPLEMENT
Dated March 11, 2013
to
PROXY STATEMENT
Dated March 11, 2013
for
ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 22, 2013
This Supplement revises the information contained in the third full paragraph under the section captioned “APPROVAL OF PARK NATIONAL CORPORATION 2013 LONG-TERM INCENTIVE PLAN (Proposal 7) -- Eligibility and Participation” on page 84 of the accompanying proxy statement (the “Proxy Statement”) to be furnished to the shareholders of Park National Corporation (“Park”) in connection with the solicitation of proxies by Park's Board of Directors for use at the Annual Meeting of Shareholders to be held on Monday, April 22, 2013, at 2:00 p.m., Eastern Daylight Saving Time. The number of “Current Directors” who are “Non-Employee Directors” as of the date of the Proxy Statement has been corrected. In addition, the number of individuals who would be serving as “Non-Employee Directors” following the Annual Meeting of Shareholders, if the proposal to fix the number of Park directors at 15 is approved by Park's shareholders, has been corrected.
The corrected paragraph below replaces in its entirety the third full paragraph under the section captioned “APPROVAL OF PARK NATIONAL CORPORATION 2013 LONG-TERM INCENTIVE PLAN (Proposal 7) -- Eligibility and Participation” on page 84 of the Proxy Statement. The only changes are to the numbers of “Non-Employee Directors” disclosed in the next to last sentence of the paragraph:
If the 2013 Incentive Plan is approved by Park's shareholders, the annual retainers payable to Non-Employee Directors in the form of common shares will be awarded under the 2013 Incentive Plan. The number of common shares awarded will be determined by the full Board of Directors of Park in its sole discretion; however, the Park Board has determined that for the 2013 fiscal year, the number of common shares to be received by each Non-Employee Director of Park will be 200 and the number of common shares to be received by each Non-Employee Director of a Park subsidiary or of a division of Park National Bank will be evaluated and determined at the meeting of the Park Board of Directors to be held on April 22, 2013. It is expected that the annual retainer in the form of common shares will be awarded on the date of the regular meeting of the Park Board of Directors held during the fourth fiscal quarter to those Non-Employee Directors then serving in office. As of the date of this proxy statement, there were 12 Current Directors (eight of whom were Non-Employee Directors) and if the proposal to fix the number of Park directors at 15 is approved by Park's shareholders, following the Annual Meeting, there will be a total of 15 individuals serving as directors of Park (eleven of whom will be Non-Employee Directors). In addition, as of the date of this proxy statement, there are 76 individuals serving as Non-Employee Directors of divisions of Park National Bank, not including those individuals who are Current Directors or PNB Only Directors to be nominated for election as directors if the shareholders approve the proposal to fix the number of directors at 15.

PARK NATIONAL CORPORATION
50 North Third Street
Post Office Box 3500
Newark, Ohio 43058-3500
(740) 349-8451
www.parknationalcorp.com
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held Monday, April 22, 2013
Dear Fellow Shareholders:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Park National Corporation (“Park”) will be held at the offices of The Park National Bank, 50 North Third Street, Newark, Ohio 43055, on Monday, April 22, 2013, at 2:00 p.m., Eastern Daylight Saving Time, for the following purposes:

1.	To consider and vote upon a proposal to fix the number of directors of Park at 15 (an increase of three from the current number of 12).

2.	To elect four directors, each to serve for a term of three years to expire at the Annual Meeting of Shareholders to be held in 2016.

3.
If the shareholders approve the proposal to fix the number of directors of Park at 15: (a) to elect one additional director to serve for a term of one year to expire at the Annual Meeting of Shareholders to be held in 2014; (b) to elect one additional director to serve for a term of two years to expire at the Annual Meeting of Shareholders to be held in 2015; and (c) to elect one additional director to serve for a term of three years to expire at the Annual Meeting of Shareholders to be held in 2016.

4.	To conduct an advisory vote on the frequency of future advisory votes on the compensation of Park’s named executive officers.

5.	To consider and vote upon a non-binding advisory resolution to approve the compensation of Park’s named executive officers.

6.	To consider and vote upon a proposal to ratify the appointment of Crowe Horwath LLP as the independent registered public accounting firm of Park for the fiscal year ending December 31, 2013.

7.	To consider and vote upon a proposal to approve the Park National Corporation 2013 Long-Term Incentive Plan.

8.	To transact any other business which properly comes before the Annual Meeting. Park’s Board of Directors is not aware of any other business to come before the Annual Meeting.
If you were a holder of record of common shares of Park at the close of business on February 25, 2013, you will be entitled to vote in person or by proxy at the Annual Meeting.
You are cordially invited to attend the Annual Meeting. Your vote is important, regardless of the number of common shares you own. Whether or not you plan to attend the Annual Meeting in person, it is important that your common shares be represented. Please complete, sign, date and return your proxy card in the postage-paid envelope provided as promptly as possible. Alternatively, refer to the instructions on the proxy card, or in the e-mail sent to you if you registered for electronic delivery of the proxy materials for the Annual Meeting, for details about transmitting your voting instructions electronically via the Internet or by telephone. Returning the proxy card or transmitting your voting instructions electronically does not deprive you of your right to attend the 2013 Annual Meeting and to vote your common shares in person in the manner described in the accompanying proxy statement.

By Order of the Board of Directors,

March 11, 2013	DAVID L. TRAUTMAN President and Secretary

To obtain directions to attend the 2013 Annual Meeting and vote in person, please call Leda Rutledge at (740) 322-6828 or Renae Buchanan at (740) 349-0428.

TABLE OF CONTENTS

GENERAL INFORMATION	1
Availability of Proxy Materials	1
Delivery of Proxy Materials to Multiple Shareholders Sharing the Same Address	1
VOTING INFORMATION	2
Who can vote at the Annual Meeting?	2
How do I vote?	2
How will my common shares be voted?	3
What if my common shares are held through Park National Corporation Employees Stock Ownership Plan?	4
Can the proxy materials be accessed electronically?	4
How do I change or revoke my proxy?	5
If I vote in advance, can I still attend the Annual Meeting?	5
What constitutes a quorum and what is the vote required with respect to the proposals to be considered at the Annual Meeting?	5
Routine and Non-Routine Proposals	5
Vote Required with Respect to the Proposals	6
Who pays the cost of proxy solicitation?	7
NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS	7
DIVISIONS OF THE PARK NATIONAL BANK	8
PARTICIPATION IN U.S. TREASURY'S TARP CAPITAL PURCHASE PROGRAM	8
FIXING OF NUMBER OF DIRECTORS (Proposal 1)	9
Recommendation and Vote Required	10
ELECTIONS OF DIRECTORS (Proposals 2 and 3)	10
Proposal 2 - Nominees for Re-Election as Directors (Terms Expiring at 2016 Annual Meeting)	11
Recommendation and Vote Required	12
Proposal 3 - Nominees for Election as Directors if Shareholders Approve Proposal to Fix Number of Directors at 15	12
Recommendation and Vote Required	14
Continuing Directors	14
BENEFICIAL OWNERSHIP OF PARK COMMON SHARES	18
Section 16(a) Beneficial Ownership Reporting Compliance	21
CORPORATE GOVERNANCE	21
Code of Business Conduct and Ethics	21
Park Improvement Line/Online Reporting	21
Corporate Governance Guidelines	22
Independence of Directors	22
Risk Management Oversight	24
Nominating Procedures	25
Director Qualifications	25
Criteria Considered by Nominating Committee	25
Nominating Guidelines for Shareholders	26
Communications with the Board of Directors	27

i

Transactions with Related Persons	28
Policies and Procedures with Respect to Related Person Transactions	28
Transactions Involving Subordinated Notes	28
Banking Transactions	30
BOARD OF DIRECTORS STRUCTURE AND MEETINGS	31
Meetings of the Board of Directors and Attendence at Annual Meetings of Shareholders	31
Board Leadership	31
Committes of the Board	32
Audit Committee	32
Compensation Committee	34
Executive Committee	37
Investment Committee	37
Nominating Committee	37
Risk Committee	38
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	38
EXECUTIVE OFFICERS	39
ADVISORY VOTE ON THE FREQUENCY OF SHAREHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION (Proposal 4)	41
Recommendation and Vote Required	41
ADVISORY VOTE ON NAME EXECUTIVE OFFICER COMPENSATION (Proposal 5)	42
Recommendation and Vote Required	42
EXECUTIVE COMPENSATION	43
Compensation Discussion and Analysis	43
Executive Summary	43
Compensation Philosophy and Objectives	45
Process Used to Set Compensation for 2012	45
Factors Influencing Compensation in 2012	48
Elements of Compensation for 2012	50
Other Compensation Policies	55
Proposed 2013 Incentive Plan	56
Conclusion	57
Compensation Committee Report	57
Risk Analysis	58
Earnings Analysis	59
Summary Compensation Table	59
Grants of Plan-Based Awards	64
Outstanding Incentive Stock Options at Fiscal Year-End	64
Exercises of Incentive Stock Options	64
Post-Employment Payments and Benefits	64
Pension and Supplemental Benefits	64
Park Pension Plan	64
Supplemental Executive Retirement Benefits	67
Pension Benefits for 2012	67
Potential Payouts upon Termination of Employment of Change in Control	68

Kozak Separation Agreement	68
Supplemental Executive Retirement Benefits	69
Other Potential Payouts	69
EQUITY COMPENSATION PLAN INFORMATION	71
DIRECTOR COMPENSATION	72
Annual Retainers and Meeting Fees	72
Annual Retainers Payable in Common Shares	72
Cash Compensation	73
Split-Dollar Life Insurance Policies	74
Change in Control Payments	75
Other Compensation	75
Director Compensation for 2012	76
RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal 6)	78
Recommendation and Vote Required	78
AUDIT COMMITTEE MATTERS	78
Report of the Audit Committee for the Fiscal Year Ended December 31, 2012	78
Role of the Audit Committee, Independent Registered Public Accounting Firm and Management	78
Management's Representations and Audit Committee Recommendation	80
Pre-Approval of Services Performed by Independent Registered Public Accounting Firm	80
Fees of Independent Registered Public Accounting Firm	81
Audit Fees	81
Audit-Related Fees	81
Tax Fees	81
All Other Fees	81
APPROVAL OF PARK NATIONAL CORPORATION 2013 LONG-TERM INCENTIVE PLAN (Proposal 7)	82
General	82
Purpose	83
Effective Date and Expiration of the 2013 Incentive Plan	83
Administration of the 2013 Incentive Plan	83
Eligibility and Participation	84
Common Shares Available Under the 2013 Incentive Plan	85
Type of Awards	86
Options	86
Stock Appreciation Rights (SARs)	86
Restricted Stock	87
Restricted Stock Units	87
Other Stock-Based Awards	87
Cash-Based Awards	88
Performance-Based Awards	88
Termination of Employment or Service	89
Change in Control	89
Amendment or Termination of the 2013 Incentive Plan	90

Repricing	91
Transferability and Beneficiaries	91
Tax Withholding	91
No Rights as a Shareholder	91
U.S. Federal Income Tax Consequences	91
Incentive Stock Options	92
Nonqualified Stock Options	92
Stock Appreciation Rights	93
Restricted Stock	93
Other Stock-Based Awards	94
Cash-Based Awards	94
Section 409A of the Internal Revenue Code	94
Sections 280G and 4999 of the Internal Revenue Code	94
Section 162(m) of the Internal Revenue Code	95
Recommendation and Vote Required	95
SHAREHOLDER PROPOSALS FOR 2014 ANNUAL MEETING	95
FUTURE ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT	96
OTHER MATTERS	96

PARK NATIONAL CORPORATION
50 North Third Street
Post Office Box 3500
Newark, Ohio 43058-3500
(740) 349-8451
www.parknationalcorp.com
PROXY STATEMENT
Dated March 11, 2013
ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 22, 2013
GENERAL INFORMATION
We are furnishing this proxy statement and the accompanying proxy card to you as a shareholder of Park National Corporation (“Park”) in connection with the solicitation of proxies by Park’s Board of Directors for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Monday, April 22, 2013, at 2:00 p.m., Eastern Daylight Saving Time. The Annual Meeting will be held at the offices of The Park National Bank, 50 North Third Street, Newark, Ohio 43055. This proxy statement summarizes information that you will need in order to vote.
Availability of Proxy Materials
On or about March 11, 2013, this proxy statement and the accompanying proxy card were first mailed or delivered electronically to the shareholders entitled to vote their common shares at the Annual Meeting. Park’s 2012 Annual Report was also mailed or delivered to shareholders with this proxy statement. Audited consolidated financial statements for Park and our subsidiaries as of and for the fiscal year ended December 31, 2012 (the “2012 fiscal year”) are included in Park’s 2012 Annual Report.
Additional copies of Park’s 2012 Annual Report and copies of Park’s Annual Report on Form 10-K for the 2012 fiscal year may be obtained at www.proxyvote.com or www.parknationalcorp.com. Or you can obtain paper copies, without charge, by sending a written request to: David L. Trautman, President and Secretary, Park National Corporation, 50 North Third Street, Post Office Box 3500, Newark, Ohio 43058-3500.
Delivery of Proxy Materials to Multiple Shareholders Sharing the Same Address
Periodically, Park provides each registered holder of common shares at a shared address, not previously notified, with a separate notice of Park’s intention to household proxy materials. The record holder notifies beneficial shareholders (those who hold common shares through a broker, a financial institution or another nominee) of the householding process. Only one copy of this proxy statement, the notice of the Annual Meeting and Park’s 2012 Annual Report is being delivered to previously notified multiple registered holders of common shares who share an address unless Park has received contrary instructions from one or more of the registered holders of common shares. A separate proxy card is being included for each account at the shared address.

Registered holders of common shares who share an address and would like to receive a separate copy of Park’s 2012 Annual Report, a separate notice of the Annual Meeting and/or a separate proxy statement for the Annual Meeting, or who have questions regarding the householding process, may contact Park’s transfer agent and registrar, The Park National Bank, c/o First-Knox National Bank Division, by calling (800) 837-5266, ext. 5208, or forwarding a written request addressed to the First-Knox National Bank Division, Attention: Debbie Daniels, P.O. Box 1270, One South Main Street, Mount Vernon, Ohio 43050-1270. Promptly upon request, a separate copy of Park’s 2012 Annual Report, a separate notice of the Annual Meeting and/or a separate copy of the proxy statement for the Annual Meeting will be sent. By contacting the First-Knox National Bank Division, registered holders of common shares sharing an address can also: (i) notify Park that the registered shareholders wish to receive separate annual reports to shareholders, proxy statements and/or Notices of Internet Availability of Proxy Materials, as applicable, in the future; or (ii) request delivery of a single copy of annual reports to shareholders, proxy statements and/or Notices of Internet Availability of Proxy Materials, as applicable, in the future if they are receiving multiple copies.
Beneficial holders of common shares should contact their brokers, financial institutions or other nominees for specific information about the householding process as this process applies to their accounts.
VOTING INFORMATION
Who can vote at the Annual Meeting?
Only holders of common shares of record at the close of business on February 25, 2013 are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on February 25, 2013, there were 15,411,986 common shares outstanding and entitled to vote. Other than the common shares, there are no voting securities of Park outstanding.
Each holder of common shares is entitled to one vote for each common share held on February 25, 2013. A shareholder wishing to exercise cumulative voting with respect to the election of directors must notify David L. Trautman, the President and Secretary of Park, in writing before 2:00 p.m., Eastern Daylight Saving Time, on April 20, 2013. If cumulative voting is requested and if an announcement of such request is made upon the convening of the Annual Meeting by the chairman or the secretary of the meeting or by or on behalf of the shareholder requesting cumulative voting, you will have votes equal to the number of directors to be elected, multiplied by the number of common shares you own, and will be entitled to distribute your votes among the candidates for election as directors as you see fit.
How do I vote?
Your common shares may be voted by one of the following methods:

•	by traditional paper proxy card;

•	by submitting voting instructions via the Web site identified on your proxy card;

•	by submitting voting instructions via the Web site identified in the e-mail sent to you if you registered for electronic delivery of proxy materials for the Annual Meeting;

•	by submitting voting instructions by telephone via the telephone number identified on your proxy card; or

•	in person at the Annual Meeting.
Submitting Voting Instructions via the Internet or by Telephone. If you are a shareholder of record (that is, if your common shares are registered with Park in your own name), you may submit voting instructions via the Internet or by telephone, by following the instructions stated on your proxy card. If you have registered for electronic delivery of proxy materials for the Annual Meeting, you may submit voting instructions via the Internet by following the instructions stated in the e-mail delivering the proxy materials to you. If your common shares are registered in the name of a broker, a financial institution or another nominee (i.e., you hold your common shares in “street name”), your nominee may be participating in a program that allows you to submit voting instructions via the Internet or by telephone. If so, the voting form your nominee sent you will provide instructions for submitting your voting instructions via the Internet or by telephone. The last-dated proxy or voting instructions you submit (by any means) will supersede all previously submitted proxies or voting instructions. Also, if you submit voting instructions via the Internet or by telephone and later decide to attend the Annual Meeting, you may revoke your previously submitted voting instructions and vote in person at the Annual Meeting.
The deadline for submitting voting instructions via the Internet or by telephone as a shareholder of record is 11:59 p.m., Eastern Daylight Saving Time, on April 21, 2013. For shareholders whose common shares are registered in the name of a broker, a financial institution or another nominee, please consult the instructions provided by your nominee for information about the deadline for submitting voting instructions via the Internet or by telephone.
Voting in Person. If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.
If you hold your common shares in “street name” through a broker, a financial institution or another nominee, then that nominee is considered the shareholder of record for voting purposes and will give you instructions for voting your common shares. As a beneficial owner, you have the right to direct that nominee how to vote the common shares held in your account. Your nominee may only vote the common shares of Park that your nominee holds for you in accordance with your instructions. If you have instructed a broker, a financial institution or another nominee to vote your common shares, the above-described options for revoking your proxy do not apply and instead you must follow the instructions provided by your nominee to change your vote.
If you hold your common shares in “street name” and wish to attend the Annual Meeting and vote in person, you must bring an account statement or letter from your broker, financial institution or other nominee authorizing you to vote on behalf of such nominee. The account statement or letter must show that you were the direct or indirect beneficial owner of the common shares on February 25, 2013, the record date for voting at the Annual Meeting.
How will my common shares be voted?
Those common shares represented by a properly executed proxy card that is received prior to the Annual Meeting or by properly authenticated Internet or telephone voting instructions that are submitted prior to the deadline for doing so, and not subsequently revoked, will be voted in accordance with your instructions by your proxy. If you submit a valid proxy card prior to the Annual Meeting, or timely submit your voting instructions via the Internet or by telephone, but do not complete the voting instructions, your proxy will vote your common shares as recommended by the Board of Directors, except in the case of broker non-votes, where applicable, as follows:

•	“FOR” the approval of the proposal to fix the number of directors of Park at 15;

•	“FOR” the election as Park directors of the nominees identified below under the heading “ELECTION OF DIRECTORS (Proposals 2 and 3)”;

•	to hold an advisory vote for the approval of the compensation of Park’s named executive officers every “1 YEAR”;

•	“FOR” the non-binding advisory resolution to approve the compensation of Park’s named executive officers as disclosed in this proxy statement;

•	“FOR” the ratification of the appointment of Crowe Horwath LLP as Park’s independent registered public accounting firm for the fiscal year ending December 31, 2013; and

•	“FOR” the approval of the Park National Corporation 2013 Long-Term Incentive Plan (the “2013 Incentive Plan”).
No appraisal or dissenters’ rights exist for any action proposed to be taken at the Annual Meeting. If any other matters are properly presented for voting at the Annual Meeting, the individuals appointed as proxies will vote on those matters, to the extent permitted by applicable law, in accordance with their best judgment.
What if my common shares are held through the Park National Corporation Employees Stock Ownership Plan?
If you participate in the Park National Corporation Employees Stock Ownership Plan (the “Park KSOP”) and common shares have been allocated to your account in the Park KSOP, you will be entitled to instruct the trustee of the Park KSOP, confidentially, how to vote those common shares. If you were automatically enrolled by Park, or elected to enroll, in the electronic delivery service available to certain participants in the Park KSOP, instead of receiving paper copies of our 2012 Annual Report, this proxy statement and the proxy card applicable to the Annual Meeting in the mail, these documents will be made available via your Park e-mail account at the same time as paper copies are sent to the other Park shareholders. If you are enrolled in this electronic delivery service and wish to receive paper copies of our 2012 Annual Report, this proxy statement and the proxy card applicable to the Annual Meeting, please contact Park’s transfer agent and registrar, The Park National Bank, c/o First-Knox National Bank Division, by calling (800) 837-5266, ext. 5208, or forwarding a written request addressed to the First-Knox National Bank Division, Attention: Debbie Daniels, P.O. Box 1270, One South Main Street, Mount Vernon, Ohio 43050-1270.
If you are a participant in the Park KSOP and give no voting instructions to the trustee of the Park KSOP with respect to the matters to be considered at the Annual Meeting, the trustee will vote the common shares allocated to your Park KSOP account pro rata in accordance with the instructions received from other participants in the Park KSOP who have voted.
Can the proxy materials be accessed electronically?
On or about March 11, 2013, we sent the proxy materials for the Annual Meeting by U.S. mail to shareholders who had not registered for electronic delivery of the proxy materials and by e-mail to the shareholders who had registered for electronic delivery of the proxy materials. The Notice of Annual Meeting of Shareholders, this proxy statement and our 2012 Annual Report are also available on the Internet as described in the section captioned “NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS” on page 7.
How do I change or revoke my proxy?
Shareholders who submit proxies retain the right to revoke them at any time before they are exercised. Unless revoked, the common shares represented by such proxies will be voted at the Annual Meeting. You may revoke your proxy at any time before it is actually exercised at the Annual Meeting by giving notice of revocation to Park in writing, by accessing the designated Internet Web site prior to the deadline for transmitting voting instructions electronically, by using the designated toll-free telephone number prior to the deadline for transmitting voting instructions electronically, or by attending the Annual Meeting and giving notice of revocation in person. The last-dated proxy or voting instructions you submit (by any means) will supersede all previously submitted proxies or voting instructions. If you hold your common shares in “street name” and instructed your broker, financial institution or other nominee to vote your common shares and you would like to revoke or change your vote, then you must follow the instructions provided by your nominee.
If I vote in advance, can I still attend the Annual Meeting?
Yes. You are encouraged to vote promptly, by returning your signed proxy card by mail or by submitting your voting instructions via the Internet or by telephone, so that your common shares will be represented at the Annual Meeting. However, appointing a proxy or submitting voting instructions does not affect your right to attend the Annual Meeting and vote your common shares in person.
What constitutes a quorum and what is the vote required with respect to the proposals to be considered at the Annual Meeting?
Under Park’s Regulations, a quorum is a majority of the voting shares of Park then outstanding and entitled to vote at the Annual Meeting. Other than the common shares, there are no voting shares of Park outstanding. Common shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as being present for purposes of determining the presence of a quorum. There were 15,411,986 common shares outstanding and entitled to vote on February 25, 2013, the record date for the Annual Meeting. A majority of the outstanding common shares, or 7,705,994 common shares, present in person or represented by proxy, will constitute a quorum. A quorum must exist to conduct business at the Annual Meeting.
Routine and Non-Routine Proposals
The rules of NYSE MKT LLC (“NYSE MKT”), the stock exchange on which Park’s common shares are listed, determine whether proposals presented at shareholder meetings are routine or non-routine. If a proposal is routine, a broker holding common shares for a beneficial owner in street name may vote on the proposal without receiving instructions from the beneficial owner. If a proposal is non-routine, the broker may vote on the proposal only if the beneficial owner has provided voting instructions. A broker non-vote occurs when the broker holder of record is unable to vote on a proposal because the proposal is non-routine and the beneficial owner does not provide any voting instructions.
The proposal to fix the number of directors of Park at 15 and the proposal to ratify the appointment of Park’s independent registered public accounting firm are the only routine proposals. Each of the other proposals is a non-routine proposal on which a broker may vote only if the beneficial owner has provided voting instructions.
Vote Required with Respect to the Proposals

•	Fixing Number of Directors at 15 (Proposal 1)
Under Park’s Regulations, the affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to approve the proposal to fix the number of directors at 15. The effect of an abstention is the same as a vote “AGAINST” the proposal.

•	Election of Directors (Proposals 2 and 3)
Under Ohio law and Park’s Regulations, the four nominees for election as Park directors under Proposal 2 receiving the greatest number of votes “FOR” election will be elected as directors of Park for a term of three years expiring at the 2016 Annual Meeting of Shareholders (the “2016 Annual Meeting”).
If the proposal to fix the number of directors of Park at 15 is approved by Park’s shareholders, under Proposal 3, three additional directors will be elected at the Annual Meeting – one each in the classes whose terms expire at the 2014 Annual Meeting of Shareholders (the “2014 Annual Meeting”), the 2015 Annual Meeting of Shareholders (the “2015 Annual Meeting”) and the 2016 Annual Meeting, respectively. Under Ohio law and Park’s Regulations, the one nominee for election as a Park director in each class receiving the greatest number of votes “FOR” election will be elected to serve in that class.
Common shares as to which the vote is expressed as a “NO” or “ABSTAIN” vote on the proxy card or in voting instructions with respect to a particular nominee and broker non-votes will be counted for purposes of establishing a quorum for the Annual Meeting but will not affect whether a nominee has received sufficient votes to be elected.

•	Determination, in Non-Binding Advisory Vote, of the Frequency of Future Shareholder Advisory Votes on Compensation of Park’s Named Executive Officers (Proposal 4)
The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, is required to approve one of the selections as to the frequency of future shareholder advisory votes on the compensation of Park’s named executive officers. The effect of an abstention is the same as a vote “AGAINST” the proposal. Broker non-votes will not count as a vote for any of the selections under the advisory proposal and will not affect the outcome of the vote.

•	Approval of the Non-Binding Advisory Resolution to Approve the Compensation of Park’s Named Executive Officers (Proposal 5)
The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to approve the non-binding advisory resolution to approve the compensation paid to Park’s named executive officers as disclosed in this proxy statement. The effect of an abstention is the same as a vote “AGAINST” the proposal. Broker non-votes will not be counted in determining whether the proposal has been approved.

•	Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal 6)

The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to ratify the appointment of Crowe Horwath LLP as Park’s independent registered public accounting firm for the fiscal year ending December 31, 2013. The effect of an abstention is the same as a vote “AGAINST” the proposal.

•	Approval of the 2013 Incentive Plan (Proposal 7)
The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to approve the 2013 Incentive Plan. The effect of an abstention is the same as a vote “AGAINST” the proposal. Broker non-votes will not be counted in determining whether the proposal has been approved.

Park’s policy is to keep confidential proxy cards, ballots, voting instructions submitted electronically and voting tabulations that identify individual shareholders. However, exceptions to this policy may be necessary in some instances to comply with applicable legal requirements and, in the case of any contested proxy solicitation, to verify the validity of proxies presented by any person and the results of the voting. Inspectors of election and any employees associated with processing proxy cards or ballots, reviewing voting instructions submitted electronically and tabulating the vote must acknowledge their responsibility to comply with this policy of confidentiality.
Who pays the cost of proxy solicitation?
Park will pay the costs of preparing, assembling, printing and mailing/delivering this proxy statement, the accompanying proxy card, the 2012 Annual Report and other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Park Board of Directors, other than the Internet access and telephone usage charges incurred by a shareholder when voting electronically. Although we are soliciting proxies primarily by mailing these proxy materials to holders of our common shares, or delivering these proxy materials by electronic mail to those shareholders registered for electronic delivery, the directors, officers and employees of Park and our subsidiaries also may solicit proxies by further mailing, personal contact, telephone, facsimile or electronic mail without receiving any additional compensation for such solicitations. Arrangements will also be made with brokerage firms, financial institutions and other nominees who are record holders of common shares of Park for the forwarding of solicitation materials to the beneficial owners of such common shares. Park will reimburse these brokers, financial institutions and nominees for their reasonable out-of-pocket costs in connection therewith.
Park has retained Alliance Advisors, L.L.C., Bloomfield, New Jersey, to aid in the solicitation of proxies for the Annual Meeting. Alliance Advisors, L.L.C. will receive a base fee of $3,000, plus reimbursement of out-of-pocket fees and expenses for its proxy solicitation services.
NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders of Park National Corporation to Be Held on April 22, 2013: Park’s Notice of Annual Meeting of Shareholders, this proxy statement and Park’s 2012 Annual Report are available at www.proxyvote.com. Alternatively, Park’s Notice of Annual Meeting of Shareholders, this proxy statement and Park’s 2012 Annual Report are available on Park’s Internet Web site at www.parknationalcorp.com by selecting the “Documents/ SEC Filings” section of the “Investor Relations” page for the Notice of Annual Meeting of Shareholders and this proxy statement and selecting the “Corporate Profile” section of the “Investor Relations” page for Park’s 2012 Annual Report.
To obtain directions to attend the Annual Meeting and vote in person, please call Leda Rutledge at (740) 322-6828 or Renae Buchanan at (740) 349-0428.
DIVISIONS OF THE PARK NATIONAL BANK
In 2008, Park consolidated the banking operations of its then eight subsidiary banks located in Ohio under one charter – that of The Park National Bank (“Park National Bank”). Park National Bank now has 11 divisions: (i) the Park National Bank Division headquartered in Newark, Ohio; (ii) the Fairfield National Division headquartered in Lancaster, Ohio; (iii) The Park National Bank of Southwest Ohio & Northern Kentucky Division headquartered in Cincinnati, Ohio; (iv) the Century National Bank Division headquartered in Zanesville, Ohio; (v) the Second National Bank Division headquartered in Greenville, Ohio; (vi) the Richland Bank Division headquartered in Mansfield, Ohio; (vii) the United Bank Division headquartered in Bucyrus, Ohio; (viii) the First-Knox National Bank Division headquartered in Mount Vernon, Ohio; (ix) the Farmers Bank Division headquartered in Loudonville, Ohio; (x) the Security National Bank Division headquartered in Springfield, Ohio; and (xi) the Unity National Bank Division headquartered in Piqua, Ohio.
References in this proxy statement to the “Century National Bank Division,” the “Second National Bank Division,” the “Richland Bank Division,” the “United Bank Division,” the “First-Knox National Bank Division” and the “Security National Bank Division” encompass both the subsidiary bank of Park prior to the bank’s merger with and into Park National Bank in 2008 and the division of Park National Bank following the bank’s merger with and into Park National Bank. In addition, references in this proxy statement to the “board of directors” in respect of a division of Park National Bank encompass both the board of directors of the subsidiary bank of Park prior to the bank’s merger with and into Park National Bank and the affiliate/advisory board of the division of Park National Bank following the bank’s merger with and into Park National Bank.
PARTICIPATION IN U.S. TREASURY’S
TARP CAPITAL PURCHASE PROGRAM
On December 23, 2008, Park completed the sale to the United States Department of the Treasury (the “U.S. Treasury”) of newly-issued Park non-voting preferred shares as part of the U.S. Treasury’s Capital Purchase Program (the “Capital Purchase Program”) enacted as part of the Troubled Assets Relief Program (“TARP”) established by the Emergency Economic Stabilization Act of 2008 (“EESA”). To finalize Park’s participation in the Capital Purchase Program, Park and the U.S. Treasury entered into a Letter Agreement, dated December 23, 2008, including the related Securities Purchase Agreement – Standard Terms attached thereto (collectively, the “UST Agreement”). Pursuant to the UST Agreement, Park issued and sold to the U.S. Treasury (i) 100,000 of Park’s Fixed Rate Cumulative Perpetual Preferred Shares, Series A, each without par value and having a liquidation preference of $1,000 per share (the “Series A Preferred Shares”), and (ii) a ten-year warrant (the “Warrant”) to purchase 227,376 Park common shares, at an exercise price of $65.97 per share (subject to certain anti-dilution and other adjustments), for an aggregate purchase price of $100,000,000 in cash.
Park adopted the U.S. Treasury’s standards for executive compensation and corporate governance for the period during which the U.S. Treasury owned the Series A Preferred Shares. These standards generally applied to Park’s executive officers and are set forth in the American Recovery and Reinvestment Act of 2009 (the “ARRA”) and an interim final rate promulgated by the U.S. Treasury under 31 CFR Part 30 on June 15, 2009, and amended December 7, 2009 (collectively, the “Interim Final

Rule”). The executive compensation and corporate governance standards under the ARRA and the Interim Final Rule remained in effect during the period the U.S. Treasury held the Series A Preferred Shares but not when the U.S. Treasury held only the Warrant (the “ARRA Covered Period”).
On April 25, 2012, Park entered into a letter agreement with the U.S. Treasury pursuant to which Park repurchased from the U.S. Treasury all 100,000 of Park’s Series A Preferred Shares for a purchase price of $100 million plus final prorated accrued and unpaid dividends of $972,222. The repurchase of the Series A Preferred Shares by Park had the effect of terminating Park’s continuing obligations with respect to the executive compensation and corporate governance standards under the ARRA and the Interim Final Rule.
On May 2, 2012, Park entered into a warrant repurchase letter agreement with the U.S. Treasury to repurchase the Warrant for a purchase price of $2,842,400. As a result of the Warrant repurchase, Park has repurchased all securities issued to the U.S. Treasury under the Capital Purchase Program.
FIXING OF NUMBER OF DIRECTORS
(Proposal 1)
The Board of Directors of Park currently consists of 12 members, divided into three classes, each of whom has served continuously since the 2012 Annual Meeting of Shareholders (the “2012 Annual Meeting). One class consists of four directors whose terms of office expire at the Annual Meeting – Maureen Buchwald, Timothy S. McLain, Rick R. Taylor and Sarah Reese Wallace, each of whom has been nominated by the Board of Directors of Park for re-election as a director of Park at the Annual Meeting. See “ELECTION OF DIRECTORS (Proposals 2 and 3).” One class consists of four directors whose terms of office expire at the 2014 Annual Meeting – C. Daniel DeLawder, Harry O. Egger, Stephen J. Kambeitz and John J. O’Neill. One class consists of four directors whose terms of office expire at the 2015 Annual Meeting – F. William Englefield IV, William T. McConnell, David L. Trautman and Leon Zazworsky. Each of the individuals identified above is sometimes referred to in this proxy statement as a “Current Director.”
Pursuant to Section 2.02(A) of Park’s Regulations, the number of directors of Park may be determined by the shareholders at a meeting of the shareholders called for the purpose of electing directors or by resolution of the directors. The directors may not, however, increase the number of directors to a number which exceeds by more than two the number of directors last elected by the shareholders of Park. In addition, the number of directors may not exceed 16. The number of directors is currently fixed at 12 to reflect the number of individuals serving as Current Directors.
As contemplated by its charter, the Nominating and Corporate Governance Committee (the “Nominating Committee”) of Park’s Board of Directors has reviewed the size of the Board. The Nominating Committee unanimously recommended to the full Board of Directors that the number of directors of Park be fixed at 15, with the three new director offices to be divided equally among the three classes. The Nominating Committee also unanimously recommended that, if the shareholders approved the proposal to fix the number of directors at 15, each of the directors of Park National Bank who is not currently serving as a director of Park – Donna M. Alvarado, Dr. Charles W. Noble, Sr. and Robert E. O’Neill (each sometimes referred to in this proxy statement as a “PNB Only Director”) be nominated for election as a director of Park in one of the classes of the Park Board of Directors.
The Board of Directors believes that the recommendations of the Nominating Committee are in the best interests of Park and our shareholders. The addition of three directors would afford Park the opportunity to take advantage of each individual’s high-level management expertise which the Board believes will complement that of the Current Directors. In addition, in light of Park National Bank’s status as the principal subsidiary, and only banking subsidiary, of Park, increasing the number of directors so that each of the three PNB Only Directors may be nominated for election to the Park Board of Directors would enable those individuals most familiar with the regulatory and operational issues faced by Park National Bank to consider those issues as they affect not only Park National Bank itself but also the Park organization as a whole.
As described further below in the section captioned “ELECTION OF DIRECTORS (Proposals 2 and 3)”, if the shareholders approve the proposal to fix the number of directors at 15, the Board of Directors will nominate the three PNB Only Directors as candidates for election as directors, with (a) Dr. Charles W. Noble, Sr. nominated to serve for a term of one year to expire at the 2014 Annual Meeting, (b) Robert E. O’Neill nominated to serve for a term of two years to expire at the 2015 Annual Meeting and (c) Donna M. Alvarado nominated to serve for a term of three years to expire at the 2016 Annual Meeting. If the shareholders do not approve the proposal to fix the number of directors at 15, the number of directors will remain fixed at 12 and only Proposal 2 – under which four directors are to be elected at the Annual Meeting for a term to expire at the 2016 Annual Meeting – will be voted upon by the shareholders.
Recommendation and Vote Required
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF PARK VOTE “FOR” APPROVAL OF THE PROPOSAL TO FIX THE NUMBER OF DIRECTORS OF PARK AT 15.
The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to approve the proposal to fix the number of directors of Park at 15. The effect of an abstention is the same as a vote “AGAINST” the proposal.
ELECTION OF DIRECTORS
(Proposals 2 and 3)
As of the date of this proxy statement, there were 12 members of the Board of Directors – four directors in the class whose terms will expire at the Annual Meeting, four directors in the class whose terms will expire at the 2014 Annual Meeting and four directors in the class whose terms will expire at the 2015 Annual Meeting. Two additional members served on the Board of Directors during a portion of the 2012 fiscal year – James J. Cullers and William A. Phillips, each of whom retired from the Board of Directors of Park as of April 23, 2012 (the date of the 2012 Annual Meeting). Messrs. Cullers and Phillips are sometimes referred to in this proxy statement as the “Former Directors”.
Under Proposal 2, four directors will be elected at the Annual Meeting to hold office for a three‑year term to expire at the 2016 Annual Meeting and until their successors are duly elected and qualified, or until their earlier resignation, removal from office or death.
If the proposal to fix the number of directors of Park at 15 is approved, under Proposal 3, three additional directors will be elected at the Annual Meeting – one each in the classes whose terms expire at the 2014 Annual Meeting, the 2015 Annual Meeting and the 2016 Annual Meeting.
The nominees of the Board of Directors for election as a director at the Annual Meeting under each of Proposal 2 and Proposal 3 are identified below. Each individual was unanimously recommended by the Nominating Committee.

While it is contemplated that all nominees will stand for election at the Annual Meeting, if a nominee who would otherwise receive the required number of votes is unable to serve or for good cause will not serve as a candidate for election as a director, the individuals designated as proxies on the proxy card or in the voting instructions will have full discretion to vote the common shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Board of Directors following recommendation by the Nominating Committee. The Board of Directors knows of no reason why any of the nominees named below would be unable or unwilling to serve if elected to the Board.
Proposal 2 ‒ Nominees for Re-Election as Directors (Terms Expiring at 2016 Annual Meeting)
The following information, as of the date of this proxy statement, concerning the age, principal occupation, other affiliations and business experience of each nominee for re-election as a director of Park has been furnished to Park by each nominee. In addition, the following information provides the evaluation of the Nominating Committee and the full Board of Directors regarding the key attributes, skills and qualifications possessed by each nominee.
Maureen Buchwald, Age 81
Ms. Buchwald has served as a director of Park since 1997 and as a member of the Board of Directors of the First-Knox National Bank Division since 1988. Ms. Buchwald serves as a member of the Audit Committee of Park’s Board of Directors. Ms. Buchwald has been the owner and operator of Glen Hill Orchards, Ltd., Mount Vernon, Ohio, commercial fruit growers, since 1976. Ms. Buchwald served as Vice President of Administration and Secretary of the Board of Directors of Ariel Corporation, a company manufacturing reciprocating compressors, for more than 20 years prior to her retirement in 1997. In her capacity as Vice President of Administration, she oversaw the accounting, human resources and office services functions.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Ms. Buchwald has developed through establishing and running multiple businesses allow her to provide accounting, financial and management expertise to the Board of Directors and have recommended her re-election as a Park director.
Timothy S. McLain, Age 51
Mr. McLain has served as a director of Park since 2010 and as a member of the Board of Directors of the Century National Bank Division since 2007. Mr. McLain serves as a member of each of the Audit Committee and the Compensation Committee of Park’s Board of Directors. Mr. McLain has served as Vice President of McLain, Hill, Rugg & Associates, Inc., a firm which provides tax and accounting services, since 1991 and has been associated with that firm since 1979. Mr. McLain has been a Certified Public Accountant since 1985.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. McLain has developed through more than 28 years as a Certified Public Accountant in public practice allow him to provide tax, accounting and financial expertise to the Board of Directors and have recommended his re-election as a Park director.
Rick R. Taylor, Age 65
Mr. Taylor has served as a director of Park since 1998 and as a member of the Board of Directors of the Richland Bank Division since 1995. Mr. Taylor serves as a member of each of the Investment

Committee and the Risk Committee of Park’s Board of Directors. Mr. Taylor has served as President of Jay Industries, Inc., Mansfield, Ohio, a plastic and metal parts manufacturer, since 1989. Mr. Taylor has also served as a director of The Gorman-Rupp Company, a manufacturer of pumps and related equipment, since 2003.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. Taylor has developed through more than 40 years in the manufacturing business allow him to provide a valuable customer perspective and highly developed business acumen and leadership skills to the Board of Directors and have recommended his re-election as a Park director.
Sarah Reese Wallace, Age 58
Ms. Wallace has served as a director of Park since 2009 and as a member of the Board of Directors of Park National Bank since 2008. Ms. Wallace serves Chair of the Nominating Committee of Park’s Board of Directors. Ms. Wallace has served as Chairman of the Board since 1999 and as a director since 1982, of First Federal Savings and Loan Association, Newark, Ohio, a savings association. She served as President of First Federal Savings and Loan Association from 1982 to 1999.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Ms. Wallace has developed through more than 35 years of service in the banking industry allow her to provide technical expertise in all operational areas of banking (including compliance, audit, marketing, retail banking and mortgage lending) and financial leadership to the Board of Directors and have recommended her re-election as a Park director.
Recommendation and Vote Required
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
“FOR” THE RE-ELECTION OF ALL OF THE NOMINEES NAMED ABOVE.
Under Ohio law and Park’s Regulations, the four nominees for election as Park directors receiving the greatest number of votes “FOR” election will be elected as directors of Park for a term of three years expiring at the 2016 Annual Meeting. Proxies cannot be voted at the Annual Meeting for more than four nominees under Proposal 2. Except in the case of broker non-votes, common shares represented by properly executed and returned proxy cards, or properly authenticated Internet and telephone voting instructions that are submitted prior to the deadline for doing so, will be voted “FOR” the election of the Board of Directors’ nominees named above unless the vote is expressed as a “NO” or “ABSTAIN” vote on the proxy card or in the voting instructions. Common shares as to which the vote is expressed as a “NO” or “ABSTAIN” vote and broker non-votes will be counted for purposes of establishing a quorum for the Annual Meeting but will not be counted toward the election of directors, or toward the election of the individual nominees specified on the proxy card and in the voting instructions.
Proposal 3 ‒ Nominees for Election as Directors if Shareholders Approve Proposal to Fix Number of Directors at 15
The following information, as of the date of this proxy statement, concerning the age, principal occupation, other affiliations and business experience of each nominee for election as a director of Park has been furnished to Park by each nominee. In addition, the following information provides the evaluation of the Nominating Committee and the full Board of Directors regarding the key attributes, skills and qualifications possessed by each nominee. Each nominee had been recommended to the Nominating Committee by C. Daniel DeLawder, Park’s Chairman of the Board and Chief Executive Officer, and David L. Trautman, Park’s President and Secretary.

NOMINEE FOR ELECTION AS DIRECTOR
(Term Expiring at 2014 Annual Meeting)
Dr. Charles W. Noble, Sr., Age 77
Dr. Noble has served as a member of the Board of Directors of Park National Bank since 1988 and currently serves on that Board’s Audit Committee. Dr. Noble retired in December 2012 after 42½ years as Pastor at Shiloh Baptist Church in Newark, Ohio and currently serves as Pastor Emeritus. As Pastor of a church of more than 1,600 members, his responsibilities included administration of staffing, finances and education of church members. Dr. Noble has served as a member of the National Baptist Convention Housing and Economic Development Committee since 1983. During his career, Dr. Noble has also served as Moderator of the Eastern Union Missionary Baptist Association; President of the Ohio Baptist General Convention; President of the Washington Square Apartments Housing Board; Chairman of the Housing Commission of the National Baptist Convention, USA Inc.; Founder and Past Chairman of the Board of Directors of Eastern Union Bible College in Columbus, Ohio; and Founder and Past Chairman of the Board of Directors of Par Excellence Academy in Newark, Ohio. Dr. Noble is also a former trustee on the Boards of Central State College and Central Ohio Technical College (appointed by Governor Rhodes).
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Dr. Noble has developed through 25 years as a member of the Park National Bank Board of Directors (including his current service as an Audit Committee member), combined with more than 40 years of service as a Pastor in the Newark, Ohio and more than 30 years of experience developing and managing local, state and national economic development products, will allow him to share his unique relationships within the communities served by Park National Bank as well as his hands-on experiences in low and moderate income housing and economic development at the local, state and national levels with the Board of Directors. The Nominating Committee and the full Board of Directors have recommended his election as a Park director in the class whose terms expire at the 2014 Annual Meeting.
NOMINEE FOR ELECTION AS DIRECTOR
(Term Expiring at 2015 Annual Meeting)
Robert E. O’Neill, Age 50
Mr. Robert E. O’Neill has served as a member of the Board of Directors of Park National Bank since 2004 and currently serves on that Board’s Audit Committee. Mr. Robert E. O’Neill has served as President and a director of Southgate Corporation, Newark, Ohio, a real estate development and management company, since 2002 and served as Vice President of Southgate Corporation from 1989 to 2002. Mr. Robert E. O’Neill is the son of John J. O’Neill, who is a Current Director.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. Robert E. O’Neill has developed through his years of service as a Park National Bank director (including his current service as an Audit Committee member), together with more than 20 years of developing and managing residential, commercial and multi-family real estate in Central Ohio, will allow him to provide development and management expertise to the Board of Directors in connection with the loan activities of Park National Bank (and its divisions) and have recommended his election as a Park director in the class whose terms expire at the 2015 Annual Meeting.

NOMINEE FOR ELECTION AS DIRECTOR
(Term Expiring at 2016 Annual Meeting)
Donna M. Alvarado, Age 64
Ms. Alvarado has served as a member of the Board of Directors of Park National Bank since 1991 and currently serves as Chair of that Board’s Audit Committee. Ms. Alvarado has served as President of Aguila International, Granville, Ohio, an international business consulting firm that specializes in human resources and leadership development, since 1994. She has served on the Board of Directors of CSX Corporation, a publicly-traded provider of rail and other transportation services, since 2006 and of Corrections Corporation of America, a publicly-traded owner and operator of privatized correctional and detention facilities, since 2003. During her career, Ms. Alvarado has also served as Chair of the Ohio Board of Regents, Chair of the Governor’s Workforce Policy Board and a commissioner on the Ohio Commission on Hispanic/Latino Affairs. Ms. Alvarado has also held senior management positions in government, including Deputy Assistant Secretary of Defense with the United States Department of Defense and Director of ACTION, the federal domestic volunteer agency.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Ms. Alvarado has developed through her more than 20 years of service as a Park National Bank director (including her current service as Chair of the Audit Committee), combined with her understanding of government through her public sector experience, her experience as a public company director, her human resources and leadership development expertise and her civic and community involvement will allow her to provide a valued perspective on business, federal and state government regulatory oversight and corporate governance issues to the Board of Directors. The Nominating Committee and the full Board of Directors have recommended her election as a Park director in the class whose terms expire at the 2016 Annual Meeting.
Recommendation and Vote Required
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE TO THE CLASS OF DIRECTORS TO WHICH NOMINATED.
Under Ohio law and Park’s Regulations, the nominee for election as Park director in each of the three classes receiving the greatest number of votes “FOR” will be elected as director of Park for the designated term. Proxies cannot be voted at the Annual Meeting for more than one nominee in each class of directors under Proposal 3. Except in the case of broker non-votes, common shares represented by properly executed and returned proxy cards, or properly authenticated Internet and telephone voting instructions that are submitted prior to the deadline for doing so, will be voted “FOR” the election of the Board of Directors’ nominees named above unless the vote is expressed as a “NO” or “ABSTAIN” vote on the proxy card or in the voting instructions. Common shares as to which the vote is expressed as a “NO” or “ABSTAIN” vote and broker non-votes will be counted for purposes of establishing a quorum for the Annual Meeting but will not be counted toward the election of directors, or toward the election of the individual nominees specified on the proxy card and in the voting instructions.
Continuing Directors
The following information, as of the date of this proxy statement, concerning the age, principal occupation, other affiliations and business experience of each of the continuing directors of Park has been furnished to Park by each director. In addition, the following information provides the evaluation of the

Nominating Committee and the full Board of Directors regarding the key attributes, skills and qualifications possessed by each continuing director.
DIRECTORS CONTINUING IN OFFICE
(Term to Expire at the 2014 Annual Meeting)
C. Daniel DeLawder, Age 63
Mr. DeLawder has served as a director of Park since 1994 and as a member of the Board of Directors of Park National Bank since 1992. Mr. DeLawder serves as Vice Chair of the Executive Committee and as Chair of the Investment Committee of Park’s Board of Directors. Mr. DeLawder has served as Chairman of the Board since January 2005 and Chief Executive Officer since January 1999, and served as President from 1994 to December 2004, of Park. Mr. DeLawder has served as Chairman of the Board since January 2005 and Chief Executive Officer since January 1999, and served as President from 1993 to December 2004 and Executive Vice President from 1992 to 1993, of Park National Bank. Mr. DeLawder served as a member of the Board of Directors from 1985 to March 2006, Chairman of the Board of Directors from 1989 to 2003, and President from 1985 to 1992, of the Fairfield National Division. Mr. DeLawder served as a member of the Board of Directors of the Richland Bank Division from 1997 to January 2006. Mr. DeLawder served as a member of the Board of Directors of the Second National Bank Division from 2000 to March 2006. Mr. DeLawder served as a member of the Board of Directors of Vision Bank from March 2007 to February 2012. Mr. DeLawder served as a director of the Federal Reserve Bank of Cleveland from 2007 to 2012. Mr. DeLawder also served as a member of the Board of Trustees of Ohio University, Athens, Ohio, from 2000 to 2009, and for the last two of those years, as Chairman of the Board of Trustees.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. DeLawder has developed through more than 14 years as the Chief Executive Officer of Park and more than 41 years of service with Park in some capacity as well as his service as a director of the Federal Reserve Bank of Cleveland and as a member of the Board of Trustees of Ohio University allow him to provide banking and general financial expertise and comprehensive knowledge regarding Park and the markets within which Park National Bank (and its divisions) operate to the Board of Directors and he should continue to serve as a Park director.
Harry O. Egger, Age 73
Mr. Egger has served as a director of Park since 2001 and as a member of the Board of Directors of the Security National Bank Division since 1977. Mr. Egger serves as a member of each of the Executive Committee and the Investment Committee of Park’s Board of Directors. Mr. Egger has served as Vice Chairman of the Board of Park since March 2001. Mr. Egger has served as Chairman of the Board of Directors since 1977, and served as Chief Executive Officer from 1997 to March 2003 and President from 1981 to 1997, of the Security National Bank Division. Mr. Egger served as Chairman of the Board, President and Chief Executive Officer of Security Banc Corporation, an Ohio bank holding company (“Security”), from 1997 to March 2001. In connection with the merger of Security into Park effective March 31, 2001, Mr. Egger became Vice Chairman of the Board and a director of Park as contemplated under the Agreement and Plan of Merger, dated as of November 20, 2000, between Security and Park.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. Egger has developed through more than 17 years of leading a high performing bank and more than 50 years in the banking industry allow him to provide a valued perspective on macro and micro issues alike to the Board of Directors and he should continue to serve as a Park director.

Stephen J. Kambeitz, Age 54
Mr. Kambeitz has served as a director of Park since 2010 and as a member of the Board of Directors of Park National Bank since 2010. Mr. Kambeitz serves as Chair of the Audit Committee of Park’s Board of Directors. Mr. Kambeitz has served as President since 2008, and served as Chief Financial Officer from 2001 to 2008, of R.C. Olmstead, Inc., Dublin, Ohio, a software development company. Mr. Kambeitz served as Chief Financial Officer from 1999 to 2001 of Lighthouse Financial Services, Inc., a diversified financial services holding company. Previously, Mr. Kambeitz served as Senior Vice President of Consumer Lending of Fifth Third Bank, Columbus, Ohio, from 1998 to 1999 and as Chief Financial Officer of State Savings Company, Columbus, Ohio, a savings and loan holding company, from 1985 to 1998 and Executive Vice President, Office of the President, of State Savings Bank, the primary savings association subsidiary of State Savings Company, from 1997 to 1998. Mr. Kambeitz also served as Controller of Calibre Corporation, Columbus, Ohio, a fast food franchisee, from 1983 to 1985, and as an accountant with Worthington Industries, Inc., Columbus, Ohio, a diversified metal processing company, from 1981 to 1983. Mr. Kambeitz began his career in the Columbus, Ohio office of Peat, Marwick, Mitchell & Company, a predecessor to KPMG.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. Kambeitz has developed through more than 28 years of working in the financial services industry, including working through the savings and loan challenges in the 1980s, allow him to provide a valuable perspective on operating a financial services institution to the Board of Directors and he should continue to serve as a Park director.
John J. O’Neill, Age 92
Mr. John J. O’Neill has served as a director of Park since 1987 and as a member of the Board of Directors of Park National Bank since 1964. Mr. John J. O’Neill serves as a member of each of the Executive Committee and the Investment Committee of Park’s Board of Directors. Mr. John J. O’Neill has served as Chairman and a director of Southgate Corporation, Newark, Ohio, a real estate development and management company, for more than 60 years. Mr. John J. O’Neill is the father of Mr. Robert E. O’Neill, who will be a nominee for election as a Park director if the proposal to fix the number of directors at 15 is approved by the Park shareholders.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. John J. O’Neill has developed through more than 60 years of operating a successful real estate development company allow him to provide development, negotiating and underwriting expertise to the Board of Directors in connection with the loan activities of Park National Bank (and its divisions) and he should continue to serve as a Park director.
DIRECTORS CONTINUING IN OFFICE
(Term to Expire at the 2015 Annual Meeting)
F. William Englefield IV, Age 58
Mr. Englefield has served as a director of Park since 2005 and as a member of the Board of Directors of Park National Bank since 1993. Mr. Englefield serves as Chair of the Compensation Committee and as a member of each of the Executive Committee, the Nominating Committee and the Risk Committee of Park’s Board of Directors. Mr. Englefield has served as President of Englefield, Inc., a company engaged in the sale of petroleum products (at retail and wholesale) and convenience stores and restaurants, since 1989. A son of Mr. Englefield is married to a daughter of John W. Kozak, who served as Chief Financial Officer of Park during the 2012 fiscal year until Mr. Kozak retired effective December 19, 2012.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. Englefield has developed through more than 23 years of leading a growing privately-held business, with responsibility for all segments of company operations and financial areas, allow him to provide an important retail perspective and structured operational experience to the Board of Directors and he should continue to serve as a Park director.
William T. McConnell, Age 79
Mr. McConnell has served as a director of Park since 1986 and as a member of the Board of Directors of Park National Bank since 1977. Mr. McConnell serves as Chairman of the Executive Committee and as a member of the Investment Committee of Park’s Board of Directors. Mr. McConnell has served as Chairman of the Executive Committee since 1996, and served as Chairman of the Board from 1994 to December 2004, Chief Executive Officer from 1986 to 1999 and President from 1986 to 1994, of Park. Mr. McConnell has served as Chairman of the Executive Committee since 1996, and served as Chairman of the Board from 1993 to December 2004, Chief Executive Officer from 1983 to 1999 and President from 1979 to 1993, of Park National Bank.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. McConnell has developed through more than 30 years of leading a high performance banking organization and more than 50 years in the banking industry allow him to provide judgment, wisdom and perspective to the Board of Directors and he should continue to serve as a Park director.
David L. Trautman, Age 51
Mr. Trautman has served as a director of Park since 2005 and as a member of the Board of Directors of Park National Bank since 2002. Mr. Trautman serves as a member of the Investment Committee and as Secretary to the Executive Committee of Park’s Board of Directors. Mr. Trautman has served as President since January 2005 and Secretary since July 2002 of Park. Mr. Trautman has served as President of Park National Bank since January 2005. Mr. Trautman served as Chairman of the Board from March 2001 to March 2006, a member of the Board of Directors from May 1997 to March 2006, and President and Chief Executive Officer from May 1997 to February 2002, of the First-Knox National Bank Division. Mr. Trautman served as Executive Vice President from February 2002 to December 2004 and Vice President from July 1993 to June 1997 of Park National Bank. Mr. Trautman served as a member of the Board of Directors of the United Bank Division from 2000 to March 2006.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. Trautman has developed through more than 29 years of experience in banking allow him to provide technical banking knowledge, community perspective and financial leadership to the Board of Directors and he should continue to serve as a Park director.
Leon Zazworsky, Age 64
Mr. Zazworsky has served as a director of Park since 2003 and as a member of the Board of Directors of Park National Bank since 1991. Mr. Zazworsky was appointed as the Lead Director of Park on January 23, 2012. He serves as the Chair of the Risk Committee and as a member of each of the Audit Committee, the Compensation Committee, the Executive Committee and the Nominating Committee of Park’s Board of Directors. Mr. Zazworsky has served as President of Mid State Systems, Inc., Hebron, Ohio, a transportation and distribution company, since 1979. Mr. Zazworsky has served as President of

Mid State Warehouses, Inc., Hebron, Ohio, a warehousing and distribution company, since 1981. Mr. Zazworsky has served as President of Dalmatian Transportation, Ltd., a transportation company, since 2006.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. Zazworsky has developed through nearly 40 years of successful private business ownership – managing people, budgets and finances through varying economic conditions and overseeing compliance with applicable state and federal regulations – allow him to provide leadership experience and business expertise to the Board of Directors and he should continue to serve as a Park director.
BENEFICIAL OWNERSHIP OF PARK COMMON SHARES
The following table furnishes information regarding the beneficial ownership of Park common shares, as of February 25, 2013, for each of the Current Directors, each of the nominees for election as a Park director, each of the individuals named in the Summary Compensation Table for 2012 beginning on page 59, all Current Directors and current executive officers as a group and each person known by Park to beneficially own more than 5% of Park’s outstanding common shares:

Name of Beneficial Owner or Number of Persons in Group (1)	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
Trust department of Park National Bank 50 North Third Street Newark, OH 43055 (3)	1,889,559	(3)	12.26%
Donna M. Alvarado (4)	2,062		(5)
Maureen Buchwald (6)	9,332	(7)	(5)
C. Daniel DeLawder (8)	122,716	(9)	(5)
Harry O. Egger (10)	41,217	(11)	(5)
F. William Englefield IV (10)	4,024	(12)	(5)
Stephen J. Kambeitz (10)	908		(5)
William T. McConnell (10)	124,961	(13)	(5)
Timothy S. McLain (6)	2,180	(14)	(5)
Dr. Charles W. Noble, Sr. (15)	6,249		(5)
John J. O’Neill (10)	176,440	(16)	1.14%
Robert E. O’Neill (17)	5,536	(18)	(5)
Rick R. Taylor (6)	4,459	(19)	(5)
David L. Trautman (8)	51,386	(20)	(5)
Sarah Reese Wallace (6)	7,136	(21)	(5)
Leon Zazworsky (10)	39,714	(22)	(5)
Brady T. Burt (8)	2,875		(5)
John W. Kozak (23)	31,294	(24)	(5)
All Current Directors and current executive officers as a group (13 persons)	587,348	(25)	3.81%

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(1)    Unless otherwise indicated in the footnotes to this table, each beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table for such beneficial owner. All fractional common shares have been rounded to the nearest whole common share. The mailing address of each of the Current Directors and each of the current executive officers of Park is 50 North Third Street, Post Office Box 3500, Newark, Ohio 43058-3500.
(2)    The “Percent of Class” computation is based upon 15,411,986 common shares outstanding on February 25, 2013.
(3)    The trust department of Park National Bank (and its divisions) beneficially owns 1,889,559 common shares (12.26% of the outstanding common shares), with voting power but no investment power for all of the 1,889,559 common shares. The officers and directors of Park National Bank (and its divisions) and of Park disclaim beneficial ownership of the common shares beneficially owned by the trust department of Park National Bank (and its divisions). The number shown does not include 1,626,379 common shares held of record by the trust department of Park National Bank (and its divisions) as to which the trust department has no voting or investment power.
(4)    Ms. Alvarado will be a nominee for election as a director in the class whose terms expire at the 2016 Annual Meeting if the shareholders approve the proposal to fix the number of directors at 15.
(5)    Represents beneficial ownership of less than 1% of the outstanding common shares.
(6)    Current Director and nominee for re-election as a director in the class whose terms expire at the 2016 Annual Meeting.
(7)    The number shown includes 3,300 common shares held jointly by Ms. Buchwald and her husband as to which she shares voting and investment power.
(8)    Individual named in Summary Compensation Table for 2012. Messrs. DeLawder and Trautman are also Current Directors.
(9)    The number shown includes: (i) 17,204 common shares held for the account of Mr. DeLawder in the Park KSOP; and (ii) 50,232 common shares held by the wife of Mr. DeLawder as to which she has sole voting and investment power and Mr. DeLawder disclaims beneficial ownership. As of February 25, 2013, 55,280 common shares held by Mr. DeLawder and 50,148 common shares held by the wife of Mr. DeLawder had been pledged as security to a financial institution, which is not affiliated with Park, in connection with a personal loan.
(10)    Current Director.
(11)    The number shown includes: (i) 5,715 common shares held for the account of Mr. Egger in the Park KSOP; (ii) 17,502 common shares held by the wife of Mr. Egger as to which she has sole voting and investment power and Mr. Egger disclaims beneficial ownership; (iii) 924 common shares held by Mr. Egger’s wife as custodian for their grandchildren as to which she has sole voting and investment power and Mr. Egger disclaims beneficial ownership; and (iv) 1,000 common shares held by Mr. Egger’s wife in a brokerage account as to which she has sole voting and investment power and Mr. Egger disclaims beneficial ownership.

(12)    The number shown includes: (i) 2,161 common shares held in a managing agency account with the trust department of Park National Bank as to which common shares the trust department of Park National Bank has voting power and Mr. Englefield has investment power; (ii) 273 common shares held by Mr. Englefield in an individual retirement account with a brokerage firm; and (iii) 1,590 common shares held in a cash management account by a brokerage firm as custodian for Mr. Englefield.
(13)    The number shown includes: (i) 16,996 common shares held in an inter vivos irrevocable trust established by Mr. McConnell for which Park National Bank’s trust department serves as trustee and as to which common shares the trust department has voting power and Mr. McConnell has investment power; and (ii) 6,572 common shares held for the account of Mr. McConnell in the Park KSOP.
(14)    The number shown includes 2,180 common shares held jointly by Mr. McLain and his wife as to which he shares voting and investment power.
(15)    Dr. Noble will be a nominee for election as a director in the class whose terms expire at the 2014 Annual Meeting if the shareholders approve the proposal to fix the number of directors at 15.
(16)    The number shown includes 176,440 common shares held in two custodial agency accounts with the trust department of Park National Bank as to which the trust department serves as custodial agent. Mr. John J. O’Neill serves as trustee for these two custodial accounts and has voting and investment power with respect to these 176,440 common shares.
(17)    Mr. Robert E. O’Neill will be a nominee for election as a director in the class whose terms expire at the 2015 Annual Meeting if the shareholders approve the proposal to fix the number of directors at 15.
(18)    The number shown includes 1,000 common shares held by O’Neill Investments LLC, a limited liability company as to which Mr. Robert E. O’Neill serves as co-managing member with his brother. Mr. Robert E. O’Neill shares voting and investment power with respect to these 1,000 common shares. The number shown does not include 200 common shares held by an investment club of which Mr. Robert E. O’Neill is a member. Mr. Robert E. O’Neill disclaims beneficial ownership of these 200 common shares because the voting and investment power with respect to these common shares is subject to collective action by the 15 members of the investment club.
(19)    The number shown includes 4,459 common shares held in a managing agency account with the trust department of Park National Bank (Richland Bank Division) as to which common shares the trust department has voting power and Mr. Taylor has investment power.
(20)    The number shown includes: (i) 9,469 common shares held for the account of Mr. Trautman in the Park KSOP; (ii) 13,230 common shares held by the wife of Mr. Trautman as to which she has sole voting and investment power and Mr. Trautman disclaims beneficial ownership; and (iii) 822 common shares held in a rollover plan as to which the wife of Mr. Trautman has sole voting and investment power and Mr. Trautman disclaims beneficial ownership. As of February 25, 2013, 27,865 common shares held by Mr. Trautman and 13,230 common shares held by the wife of Mr. Trautman had been pledged as security to a financial institution which is not affiliated with Park, in connection with a personal loan.
(21)    The number shown includes 2,349 common shares held in a grantor trust with the trust department of Park National Bank as to which common shares the trust department has voting power and Ms. Wallace has investment power. The number shown also includes an aggregate of 3,675 common shares held in managing agency accounts with Park National Bank for which Ms. Wallace serves as trustee or custodian and as to which common shares the trust department of Park National Bank has voting power and Ms. Wallace has investment power.
(22)    The number shown includes 100 common shares held by the wife of Mr. Zazworsky in a brokerage account as to which she has sole voting and investment power and Mr. Zazworsky disclaims beneficial ownership.
(23)    Mr. Kozak is named in the Summary Compensation Table for 2012. Mr. Kozak served as Chief Financial Officer of Park until his retirement effective as of December 19, 2012.
(24)    The number shown includes 7,008 common shares held for the account of Mr. Kozak in the Park KSOP. As of February 25, 2013, 24,145 common shares held by Mr. Kozak had been pledged as security to a financial institution which is not affiliated with Park, in connection with a personal line of credit.
(25)    See Notes (7), (9), (11) through (14), (16) and (18) through (22) above.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires that Park’s directors and officers, and any persons beneficially holding more than 10 percent of Park’s outstanding common shares, file statements with the Securities and Exchange Commission (the “SEC”) reporting their initial beneficial ownership of common shares and any subsequent changes in their beneficial ownership. Park is required to disclose in this proxy statement any late statements, if any statements are not filed within the time periods mandated by the SEC. Based solely upon Park’s review of (i) Section 16(a) statements filed on behalf of these persons for their transactions during Park’s 2012 fiscal year and (ii) written representations received from these persons that no other Section 16(a) statements were required to be filed by them for transactions during Park’s 2012 fiscal year, Park believes that all Section 16(a) filing requirements applicable to Park’s officers and directors, and persons holding more than 10 percent of Park’s outstanding common shares, were complied with; except that Matthew R. Miller, Park’s Chief Accounting Officer, filed late his initial statement of beneficial ownership on Form 3.
CORPORATE GOVERNANCE
Code of Business Conduct and Ethics
In accordance with the applicable sections of the NYSE MKT Company Guide (the “NYSE MKT Rules”) and applicable SEC rules, the Board of Directors has adopted the Code of Business Conduct and Ethics which applies to the directors, officers and employees of Park and our subsidiaries. The Code of Business Conduct and Ethics is intended to set forth Park’s expectations for the conduct of ethical business practices by the officers, directors, employees and agents of Park and our subsidiaries, to promote advanced disclosure and review of potential conflicts of interest and similar matters, to protect and encourage the reporting of questionable behavior, to foster an atmosphere of self-awareness and prudent conduct and to discipline appropriately those who engage in improper conduct. The Code of Business Conduct and Ethics is posted on the “Governance Documents” section of the “Investor Relations” page of Park’s Internet Web site at www.parknationalcorp.com.
Park Improvement Line/Online Reporting
Park has implemented a “whistleblower” hotline called the “Park Improvement Line.” The Park Improvement Line number is (800) 418-6423, Ext. PRK (775). Calls that relate to accounting, internal accounting controls or auditing matters or that relate to possible wrongdoing by employees of Park or one of our subsidiaries can be made anonymously through this hotline. An additional method of reporting anonymously is online via www.securityvoice.com/reports. The calls and e-mails are received by an independent third-party service and the information received is forwarded directly to the Chair of the Audit Committee and the Head of Park’s Internal Audit Department.
Corporate Governance Guidelines
Upon the recommendation of the Nominating Committee, the Board of Directors has adopted Corporate Governance Guidelines to promote the effective functioning of the Board of Directors and its committees and to reflect Park’s commitment to high standards of corporate governance. The Corporate Governance Guidelines are included as Exhibit A to the charter of the Nominating Committee, which is posted on the “Governance Documents” section of the “Investor Relations” page of Park’s Internet Web site at www.parknationalcorp.com.
Independence of Directors
Applicable NYSE MKT Rules require that a majority of the members of Park’s Board of Directors be independent directors. The definition of independence for purposes of the NYSE MKT Rules includes a series of objective tests, which Park has used in determining whether the members of the Park Board of Directors are independent. In addition, a member of Park’s Audit Committee will not be considered to be independent under the applicable NYSE MKT Rules if he or she (i) does not satisfy the independence standards in Rule 10A-3 under the Exchange Act or (ii) has participated in the preparation of the financial statements of Park or any of our current subsidiaries at any time during the past three years.
As required by the NYSE MKT Rules, the Board of Directors has affirmatively determined that each individual who qualifies as “independent” has no relationship with Park or any of our subsidiaries that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making determinations as to the independence of (i) the Current Directors, (ii) the PNB Only Directors who will be nominated for election as Park directors if the shareholders approve the proposal to fix the number of directors at 15 and (iii) the Former Directors, consistent with the definition of “independent directors” in the applicable NYSE MKT Rules, the Board of Directors reviewed, considered and discussed:

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the relationships (including employment, commercial, industrial, banking, consulting, legal, accounting, charitable and family relationships) of (i) each Current Director (and the immediate family members of each Current Director) (ii) each Former Director (and the immediate family members of each Former Director) and (iii) each PNB Only Director (and the immediate family members of each PNB Only Director) with Park and/or any of our subsidiaries (either directly or as a partner, manager, director, trustee, controlling shareholder, officer, employee or member of any organization that has or had any such relationship) since January 1, 2010;

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the compensation and other payments (including payments made in the ordinary course of providing business services) (i) each Current Director (and the immediate family members of each Current Director), (ii) each Former Director (and the immediate family members of each Former Director) and (iii) each PNB Only Director (and the immediate family members of each PNB Only Director):

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has received from or made to Park and/or any of our subsidiaries (either directly or as a partner, manager, director, trustee, controlling shareholder, officer, employee or member of an organization which has received compensation or payments from or made payments to Park and/or any of our subsidiaries) since January 1, 2010; and

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presently expects to receive from or make to Park and/or any of our subsidiaries (either directly or as a partner, manager, director, trustee, controlling shareholder, officer, employee or member of an organization which expects to receive compensation or payments from or make payments to Park and/or any of our subsidiaries);

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the relationship, if any, between (i) each Current Director (and the immediate family members of each Current Director), (ii) each Former Director (and the immediate family members of each Former Director ) and (iii) each PNB Only Director (and the immediate family members of each PNB Only Director) and the independent registered public accounting firm which has served as the outside auditor for Park and/or any of our subsidiaries since January 1, 2010;

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whether (i) any Current Director (or any of the immediate family members of any Current Director), (ii) any Former Director (or any of the immediate family members of any Former Director) or (iii) any PNB Only Director (or any of the immediate family members of any PNB Only Director) is employed as an executive officer of another entity where, at any time since January 1, 2010, any of Park’s executive officers served or presently serves on the compensation committee of such other entity; and

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whether (i) any Current Director, (ii) any Former Director or (iii) any PNB Only Director has participated in the preparation of the financial statements of Park or any of our current subsidiaries at any time since January 1, 2010.

Based upon that review, consideration and discussion and the unanimous recommendation of the Nominating Committee, the full Board of Directors has determined that at least a majority of the Current Directors qualify as independent directors. The Board of Directors has determined that each of Maureen Buchwald, F. William Englefield IV, Stephen J. Kambeitz, Timothy S. McLain, John J. O’Neill, Rick R. Taylor, Sarah Reese Wallace and Leon Zazworsky qualifies as an independent director because the individual has no financial or personal ties, either directly or indirectly, with Park or our subsidiaries other than: (i) compensation received in the individual’s capacity as a director of Park and a director of Park National Bank (or a member of the advisory board of one of the divisions of Park National Bank); (ii) non-preferential payments made or received in the ordinary course of providing business services (in the nature of payments of interest or proceeds relating to banking services or loans by one or more of Park National Bank and/or its divisions); (iii) ownership of common shares of Park; (iv) in the case of Ms. Buchwald, Mr. John J. O’Neill, Ms. Wallace and Mr. Zazworsky, ownership of 10% Subordinated Notes due December 23, 2019 issued by Park to them or to their immediate family members or to trusts related to them; (v) in the case of Ms. Buchwald, Mr. Kambeitz, Mr. John J. O’Neill, Mr. Taylor, Ms. Wallace and Mr. Zazworsky, ownership of 7% Subordinated Notes due April 20, 2012 issued by Park to them or to their immediate family members or to entities related to them; (vi) in the case of Mr. John J. O’Neill, compensation received by Mr. O’Neill’s son (Robert E. O’Neill) in his capacity as a director of Park National Bank; (vii) in the case of Mr. McLain, compensation received by Mr. McLain’s brother (James McLain II) in his capacity as a member of the advisory board of Fairfield National Bank; (viii) in the case of Mr. Englefield, the fact that a son of his is married to a daughter of John W. Kozak, who served as Park’s Chief Financial Officer during the 2012 fiscal year until Mr. Kozak retired effective December 19, 2012; and (ix) in the case of Ms. Wallace, the fact that her father J. Gilbert Reese served as a director of each of Park and Park National Bank until April 20, 2009 and was named Director Emeritus of Park National Bank, effective April 20, 2009. In making the determination that Mr. McLain qualifies as an independent director, the Board of Directors also reviewed, considered and discussed the fact that Mr. McLain’s firm has provided miscellaneous tax services to fiduciary customers of Park National Bank and its divisions in an amount not exceeding $50,000 in each of the 2010, 2011 and 2012 fiscal years and continues to do so and that such services are not provided directly or indirectly to or for the benefit of Park, Park National Bank or any division of Park National Bank.
The full Board of Directors has also determined that James J. Cullers (a Former Director) qualified as an independent director during the portion of the 2012 fiscal year he served until his retirement on April 23, 2012 because he had no financial or personal ties, either directly or indirectly, with Park or our subsidiaries other than: (i) compensation received by Mr. Cullers in his capacity as a director of Park and a member of the advisory board of a division of Park National Bank; (ii) non-preferential payments made or received in the ordinary course of providing business services (in the nature of payments of interest or proceeds relating to banking services or loans by one of Park National Bank’s divisions); (iii) ownership of common shares of Park; and (iv) fees for services rendered to one or more of our subsidiaries paid to the law firm with which he had been associated in an amount which represented less than $50,000 of such law firm’s consolidated gross revenues in each of the 2010, 2011 and 2012 fiscal years.
The full Board of Directors has also determined that each of the PNB Only Directors (Donna M. Alvarado, Dr. Charles W. Noble, Sr. and Robert E. O’Neill) qualifies as an independent director because the individual has no financial or personal ties, either directly or indirectly, with Park or our subsidiaries other than: (i) compensation received in the individual’s capacity as a director of Park National Bank; (ii) non-preferential payments made or received in the ordinary course of providing business services (in the nature of payments of interest or proceeds relating to banking services or loans by one or more of Park National Bank and its divisions); (iii) ownership of common shares of Park; (iv) in the case of Mr. Robert E. O’Neill, compensation received by Mr. O’Neill’s father (John J. O’Neill) in his capacity as a director of Park and of Park National Bank; (v) in the case of Mr. Robert E. O’Neill, ownership by Mr. O’Neill’s father (John J. O’Neill) through a trust for his benefit of a 10% Subordinated Note due December 23, 2019 issued by Park; and (vi) in the case of Mr. Robert E. O’Neill, ownership by a limited liability company associated with Mr. Robert E. O’Neill of a 7% Subordinated Note due April 20, 2022 issued by Park to such limited liability company.
C. Daniel DeLawder and David L. Trautman do not qualify as independent directors because they currently serve as executive officers of Park and Park National Bank. William T. McConnell does not qualify as an independent director because he is employed in a non-executive officer capacity by Park National Bank and was formerly an executive officer of Park and Park National Bank. Harry O. Egger does not qualify as an independent director because he is employed in a non-executive officer capacity by the Security National Bank Division and was formerly an executive officer of the Security National Bank Division. During the period of the 2012 fiscal year in which William A. Phillips served as a director of Park, he did not qualify as an independent director because he was employed in a non-executive officer capacity by the Century National Bank Division and was formerly an executive officer of the Century National Bank Division.
Risk Management Oversight
The role of the Board of Directors is to provide oversight to ensure an effective enterprise risk management program is in place, including an appropriate enterprise risk management framework and related governance structure. Certain committees of Park’s Board of Directors administer various aspects of the Board’s risk oversight function. The Risk Committee assists the Board of Directors in overseeing Park’s enterprise-wide risks, including credit risk, market risk, liquidity risk, operational risk, legal risk and reputational risk. The Risk Committee’s role and its interaction with the full Board of Directors and other Board committees regarding the Risk Committee’s risk oversight responsibilities are more fully described under the heading “BOARD OF DIRECTORS STRUCTURE AND MEETINGS – Committees of the Board – Risk Committee” on page 38. The Compensation Committee evaluates with Park’s chief risk officer all risks posed by Park’s compensation programs and makes all reasonable efforts required to limit any unnecessary risks these programs pose to Park and ensures that the programs do not encourage senior executive officers to take unnecessary and excessive risks that threaten the value of Park. The Compensation Committee’s role and its interaction with the full Board of Directors and other Board committees regarding compensation risk are more fully described under the heading “EXECUTIVE COMPENSATION – Compensation Committee Report” beginning on page 57. The Audit Committee discusses Park’s systems to monitor and manage business risk with management and Park’s Internal Audit Department. The Audit Committee assists the Board of Directors in overseeing audit risk, financial reporting risk, compliance risk and litigation risk. The Audit Committee’s role and its interaction with the full Board of Directors regarding the Audit Committee’s risk oversight responsibilities are more fully described under the heading “BOARD OF DIRECTORS STRUCTURE AND MEETINGS – Committees of the Board – Audit Committee” beginning on page 32.
Nominating Procedures
The Nominating Committee recommended the nominees identified in “ELECTION OF DIRECTORS (Proposals 2 and 3)” for election as directors of Park at the Annual Meeting. As detailed in the Nominating Committee’s charter, the Nominating Committee has the responsibility to identify and recommend to the full Board of Directors individuals qualified to become directors of Park.
Director Qualifications
Each director must be a shareholder of Park.
It is the sense of the full Board of Directors that each member should be an active leader in the member’s business or profession and in the member’s community. As a result, Park directors who experience a material change in their principal occupation, position, location or responsibility held when they were elected to the Board of Directors are to promptly, and then on an annual basis by January 1st of each year, if Board service continues, tender a letter of resignation to the Chairman of the Board together with a brief explanation of the change in primary employment. The Chairman of the Board will bring the matter before the next regularly scheduled meeting of the full Board of Directors which may, in its sole discretion, accept or reject the director’s offer to resign. Generally, a director is to no longer continue in service after age 82; however, individuals serving on the Board of Directors as of December 31, 2011 are grandfathered and not subject to this limitation.
A director is expected to submit his or her resignation if a loan from Park National Bank or one of its divisions to the director or an entity controlled by the director is classified “doubtful” or “loss” under applicable regulatory standards.
Criteria Considered by Nominating Committee
Park believes that Board membership should reflect the diversity of the markets served by the Park organization. The Nominating Committee takes into account many factors when considering candidates for the Board of Directors to ensure that the Board is comprised of directors with a variety of experiences and backgrounds, each of whom has high-level managerial experience and represents the interests of Park’s shareholders as a whole rather than those of special interest groups. The Nominating Committee utilizes its pool of existing directors of Park National Bank (and its divisions) as well as the significant network of business contacts of Park’s existing directors and executive officers as the primary source from which director candidates are identified. When evaluating individual director candidates, the Nominating Committee may consider those factors it deems appropriate, including:

•	whether the candidate has exhibited behavior indicating a commitment to the highest ethical standards;

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whether the candidate has special skills, expertise and background that would complement the attributes of the existing directors, taking into consideration the diverse communities and geographics in which Park and our subsidiaries operate;

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whether the candidate has achieved prominence in his or her business, governmental or professional activities, and has built a reputation that demonstrates the ability to make the kind of important and sensitive judgments that members of the Park Board of Directors are called upon to make;

•	whether the candidate possesses a willingness to challenge management while working constructively as a part of a team in an environment of collegiality and trust; and

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whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director. Directors are to advise the Chairman of the Board and the Chair of the Nominating Committee in advance of accepting an invitation to serve on another public company board.

The Nominating Committee from time to time will identify other selection criteria for Board membership taking into account the current Board composition and striving to ensure that appropriate knowledge, skills and experience are represented.
Depending on the current needs of Park’s Board of Directors, certain factors may be weighed more or less heavily by the Nominating Committee. Diversity is considered by the Nominating Committee when evaluating potential nominees because the Board of Directors believes that Board membership should reflect not only the diversity of the markets served by Park and Park’s subsidiaries, but also diversity in the Board’s overall experience in business, government, education, technology and other areas relevant to the operations of Park and Park’s subsidiaries and diversity in the Board’s composition in terms of age, skills and other factors relevant to the business of Park and Park’s subsidiaries.
In considering candidates for the Board of Directors, the Nominating Committee evaluates the entirety of each candidate’s credentials. Other than the requirement that a candidate be a Park shareholder, there are no specific minimum qualifications that must be met by a Nominating Committee-recommended nominee. However, the Nominating Committee does believe that all members of the Board of Directors should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflict of interest that would interfere with performance as a director.
The Nominating Committee will consider candidates for the Board of Directors from any reasonable source, including shareholder recommendations. The Nominating Committee does not evaluate candidates differently based on who has made the recommendation. The Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms have been used by the Nominating Committee or the full Board of Directors to date.
Nominating Guidelines for Shareholders
Shareholders may recommend director candidates for consideration by the Nominating Committee by writing to David L. Trautman, Park’s President and Secretary, at our executive offices located at 50 North Third Street, Post Office Box 3500, Newark, Ohio 43058-3500. The recommendation must give the candidate’s name, age, business address or residence address, principal occupation or employment for the past five years, other public company boards on which the candidate serves, whether the candidate would qualify as an “independent director” under the applicable NYSE MKT Rules and the number of Park common shares beneficially owned by the candidate. The Nominating Committee may require additional information to determine the qualifications of the candidate recommended. The person making the recommendation must also include such person’s name and address as well as the number of Park common shares owned by such person.
Any shareholder who wishes to nominate an individual for election as a director at an annual meeting of the shareholders of Park must comply with the provisions of Park’s Regulations related to shareholder nominations. Shareholder nominations must be made in writing and delivered or mailed to Park’s President not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors. However, if less than 21 days’ notice of the meeting is given to the shareholders, the nomination must be mailed or delivered to Park’s President not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed to the shareholders. Nominations for the 2013 Annual Meeting must be received by April 8, 2013. Each shareholder nomination must contain the following information to the extent known by the nominating shareholder:

•	the name and address of each proposed nominee;

•	the principal occupation of each proposed nominee;

•	the total number of Park common shares that will be voted for each proposed nominee;

•	the name and residence address of the nominating shareholder; and

•	the number of Park common shares beneficially owned by the nominating shareholder.
Nominations which do not comply with the above requirements and Park’s Regulations will be disregarded.
Communications with the Board of Directors
Although Park has not to date developed formal processes by which shareholders may communicate directly with directors, Park believes that the informal process, in which any communication sent to the Board of Directors, either generally or in care of the Chief Executive Officer, the President and Secretary or another officer of Park, is forwarded to all members of the Board of Directors or specified individual directors, if applicable, has served the needs of the Board of Directors and Park’s shareholders. There is no screening process in respect of shareholder communications. All shareholder communications received by an officer of Park for the attention of the Board of Directors or specified individual directors are forwarded to the appropriate members of the Board.

Park’s Board of Directors, or one of the Board committees, may consider the development of more specific procedures related to shareholder communications with the Board. Until other procedures are developed and posted on the “Governance Documents” section of the “Investor Relations” page of Park’s website at www.parknationalcorp.com, any communication to the Board of Directors or to individual directors may be sent to the Board or one or more individual directors, in care of David L. Trautman, Park’s President and Secretary, at our executive offices located at 50 North Third Street, Post Office Box 3500, Newark, Ohio 43058-3500. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication,” as appropriate. All shareholder communications must identify the author as a shareholder of Park and clearly state whether the correspondence is directed to all members of the Board of Directors or to certain specified individual directors. All shareholder communications will be copied and circulated to the appropriate director or directors without any screening. Correspondence marked “personal and confidential” will be delivered to the intended recipient(s) without opening.
Transactions with Related Persons
Policies and Procedures with Respect to Related Person Transactions
On an annual basis, each director and each executive officer of Park must complete a Directors’ and Officers’ Questionnaire which requires disclosure of any transaction, arrangement or relationship with Park and/or any of our subsidiaries since the beginning of the last fiscal year in which the director or executive officer, or any member of his or her immediate family, has or had a direct or indirect interest. In addition, officers of Park and our subsidiaries must provide personal financial information annually as well as periodic information regarding the incurrence of indebtedness over $10,000. Park’s Retail Loan Department also reviews information quarterly for any outstanding loans with Park National Bank and/or one of its divisions in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. As a part of its review process, Park’s Retail Loan Department compares information on a quarterly basis to track originations of any new loans for a director or an executive officer, or any member of his or her immediate family, and reconciles all then current account information to ensure the data has been gathered and recorded accurately.
The Audit Committee of Park’s Board of Directors is responsible, under the terms of that Committee’s charter, for reviewing and overseeing procedures designed to identify related person transactions that are material to Park’s consolidated financial statements or otherwise require disclosure under applicable NYSE MKT Rules or applicable rules adopted by the SEC, including those transactions required to be disclosed under Item 404 of SEC Regulation S-K, or the rules of any other appropriate regulatory agency or body. All such transactions must be approved by the Audit Committee. Further, under the terms of Park’s Code of Business Conduct and Ethics, the Audit Committee is responsible for reviewing and overseeing all actions and transactions which involve the personal interest of a director or executive officer of Park and determining in advance whether any such action or transaction represents a potential conflict of interest. In addition, under the terms of Park’s Commercial Loan Policy, all loans made to directors of Park or one of our subsidiaries in excess of $500,000 must be approved by the full Board of Directors of Park or of Park National Bank. To the extent any transaction represents an ongoing business relationship with Park or any of our subsidiaries, such transaction must be reviewed annually and be on terms no more favorable than those which would be usual and customary in similar transactions between unrelated persons dealing at arms’ length.

Transactions Involving Subordinated Notes
2009 Subordinated Notes
On December 23, 2009, Park entered into a Subordinated Note Purchase Agreement with 38 “accredited investor” purchasers who purchased an aggregate principal amount of $35,250,000 of Park’s 10% Subordinated Notes due December 23, 2019 (each, a “2009 Note”). The 2009 Notes are intended to qualify as Tier 2 Capital under applicable regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”). Each 2009 Note was purchased at a purchase price of 100% of the principal amount thereof.
The 2009 Notes mature on December 23, 2019 and are not secured by any assets of Park or any other collateral. Interest on the 2009 Notes is payable quarterly, at a fixed rate of 10% per annum. The 2009 Notes may not be prepaid by Park prior to December 23, 2014. Thereafter, Park may prepay all, or from time to time, any part of the 2009 Notes at 100% of the principal amount (plus accrued interest) without penalty, subject to any requirement under the applicable Federal Reserve Board regulations to obtain prior approval before making any prepayments.
The purchases of 2009 Notes were reviewed in accordance with the policies described above under the heading “Policies and Procedures with Respect to Related Person Transactions”.
2009 Notes were purchased by Maureen Buchwald individually and by a trust for the benefit of her daughter, C. Daniel DeLawder and his spouse, Harry O. Egger, John J. O’Neill (through a trust for his benefit), William T. McConnell, David L. Trautman and Leon Zazworsky. In addition, trusts for the benefit of Sarah Reese Wallace and eight of her immediate family members purchased a total of nine 2009 Subordinated Notes. The following table sets forth certain information regarding the 2009 Notes issued to Current Directors and related trusts. None of the Former Directors, the PNB Only Directors or their respective immediate family members purchased any 2009 Notes.

Name	Aggregate Principal Amount of 2009 Notes Purchased	Amount Outstanding at March 11, 2013	Interest Received during 2012 Fiscal Year
Maureen Buchwald	$1,000,000	$1,000,000	$100,000
Trust for the benefit of Karen Buchwald Wright, the daughter of Maureen Buchwald	$1,000,000	$1,000,000	$100,000
C. Daniel DeLawder and his spouse	$750,000	$750,000	$75,000
Harry O. Egger	$100,000	$100,000	$10,000
John J. O’Neill (through a trust for his benefit)	$2,000,000	$2,000,000	$200,000
William T. McConnell (1)	$1,000,000	$1,000,000	$100,000	(1)
David L. Trautman	$200,000	$200,000	$20,000
Trusts for the benefit of Sarah Reese Wallace and eight of her immediate family members	$7,000,000	$7,000,000	$700,000
Leon Zazworsky	$1,000,000	$1,000,000	$100,000

________________________
(1)    Effective November 22, 2012, Mr. McConnell transferred to his daughter Jennifer W. McConnell as a gift the 2009 Note which had been issued to Mr. McConnell. Of the $100,000 aggregate amount of interest paid during the 2012 fiscal year with respect to this 2009 Note, Mr. McConnell received $75,000 and Ms. McConnell received $25,000.
2012 Subordinated Notes
On April 20, 2012, Park entered into a Subordinated Note Purchase Agreement with 56 “accredited investor” purchasers who purchased an aggregate principal amount of $30,000,000 of Park’s 7% Subordinated Notes due April 20, 2022 (each, a “2012 Note”). The 2012 Notes are also intended to qualify as Tier 2 Capital under applicable Federal Reserve Board regulations. Each 2012 Note was purchased at a purchase price of 100% of the principal amount thereof.
The 2012 Notes mature on April 20, 2022 and are not secured by any assets of Park or any other collateral. Interest on the 2012 Notes is payable quarterly, at a fixed rate of 7% per annum. The 2012 Notes may not be prepaid by Park prior to April 20, 2017. Thereafter, Park may prepay all, or from time to time, any part of the 2012 Subordinated Notes at 100% of the principal amount (plus accrued interest) without penalty, subject to any requirement under the applicable Federal Reserve Board regulations to obtain prior approval before making any prepayments.
The purchases of 2012 Notes were reviewed in accordance with the policies described above under the heading “Policies and Procedures with Respect to Related Person Transactions”.
2012 Notes were purchased by Maureen Buchwald individually and by a trust for the benefit of her daughter, C. Daniel DeLawder and his spouse, Harry O. Egger, Stephen J. Kambeitz, William T. McConnell (individually and by his daughter Jennifer W. McConnell), Robert E. O’Neill (through a related limited liability company), Rick R. Taylor and Leon Zazworsky. In addition, trusts for the benefit of three immediate family members of Sarah Reese Wallace purchased a total of four 2012 Notes. The following table sets forth certain information regarding the 2012 Notes issued to Current Directors, PNB Only Directors and their respective family members and trusts and other entities related to them.

Name	Aggregate Principal Amount of 2012 Notes Purchased	Amount Outstanding at March 11, 2013	Interest Received during 2012 Fiscal Year
Maureen Buchwald	$1,000,000	$1,000,000	$48,805.56
Trust for the benefit of Karen Buchwald Wright, the daughter of Maureen Buchwald	$1,750,000	$1,750,000	$85,409.72
C. Daniel DeLawder and his spouse	$500,000	$500,000	$24,402.78
Harry O. Egger	$100,000	$100,000	$4,880.56
Stephen J. Kambeitz	$250,000	$250,000	$12,201.39
William T. McConnell	$300,000	$300,000	$14,641.67
Jennifer W. McConnell (1)	$100,000	$100,000	$4,880.56
Robert E. O’Neill (through a related limited liability company) (2)	$400,000	$400,000	$19,522.22
Rick R. Taylor	$200,000	$200,000	$9,761.11
Trusts for the benefit of three immediate family members of Sarah Reese Wallace	$4,000,000	$4,000,000	$195,222.22
Leon Zazworsky	$1,000,000	$1,000,000	$48,805.56
________________________
(1)    Jennifer W. McConnell is the daughter of William T. McConnell.
(2)    O’Neill Investments, LLC, a limited liability company as to which Robert E. O’Neill and his brother Henry E. O’Neill are co-managing members, purchased a 2012 Note in the principal amount of $400,000.
Banking Transactions
During Park’s 2012 fiscal year, Current Directors, Former Directors, PNB Only Directors and Park executive officers as well as members of their respective immediate families and firms, corporations or other entities with which they are affiliated, were customers of and had banking transactions (including loans and loan commitments) with Park National Bank and/or one or more of the divisions of Park National Bank in the ordinary course of their respective businesses and in compliance with applicable federal and state laws and regulations. It is expected that similar banking transactions will be entered into in the future. Loans to these persons have been made on substantially the same terms, including the interest rate charged and collateral required, as those prevailing at the time for comparable transactions with persons not affiliated with Park or one of our subsidiaries. These loans have been, and are presently, subject to no more than a normal risk of uncollectibility and present no other unfavorable features. At the close of business on December 31, 2012, the aggregate principal balance of loans to the 13 individuals serving as Current Directors, the three PNB Only Directors and the current executive officers of Park, together with their respective associates, as a group was approximately $39.4 million. As of the date of this proxy statement, each of the loans described in this paragraph was performing in accordance with its original terms. Each of the loans described in this paragraph was subject to our written policies, procedures and standard underwriting criteria applicable to loans generally as well as made in accordance with the requirements of Regulation O promulgated by Federal Reserve Board governing prior approval of the loan by the Board of Directors of Park National Bank (or the division of Park National Bank) making the loan.

BOARD OF DIRECTORS STRUCTURE AND MEETINGS
Meetings of the Board of Directors and Attendance at Annual Meetings of Shareholders
The Board of Directors held 10 meetings during the 2012 fiscal year. Each Current Director attended at least 75% of the aggregate of the total number of meetings held by the full Board of Directors and the total number of meetings held by the Board committees on which he or she served, in each case during the period of his or her service. In accordance with applicable NYSE MKT Rules and Park’s Corporate Governance Guidelines, the independent directors meet in executive session (without the presence of management and non-independent directors) on a regular basis but not less than twice each year. Such meetings have historically been held immediately following each regular meeting of the full Board of Directors.
Park encourages all incumbent directors and director nominees to attend each annual meeting of shareholders. All of the twelve then incumbent directors attended Park’s last annual meeting of shareholders held on April 23, 2012.
Board Leadership
C. Daniel DeLawder serves as both Park’s Chairman of the Board and Park’s Chief Executive Officer. The independent members of Park’s Board of Directors have determined that the most effective Board leadership structure for Park at the present time is for its Chief Executive Officer to also serve as its Chairman of the Board, a structure that has served Park well for many years, through strong and weak economic conditions. On January 23, 2012, the Nominating Committee recommended, and the Board of Directors appointed, Leon Zazworsky as the Lead Director for Park. Park’s management and Board of Directors believe that the Lead Director position augments Park’s strong history of shareholder-focused leadership. The Board of Directors retains the authority to modify this structure to best address Park’s unique circumstances as and when the Board deems appropriate. The Board of Directors believes that its current leadership structure is efficient and effective for Park for the following reasons:

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The Chief Executive Officer’s day-to-day management and operation of Park and execution of Park’s strategy provides the Chief Executive Officer with a comprehensive understanding of Park’s performance and strategic priorities, which is crucial for leading discussions by the Board of Directors and executing strategy.

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The combined role of Chief Executive Officer and Chairman of the Board, supplemented by the Lead Director position, promotes strategy development and execution and facilitates the flow of information between management and the Board of Directors, which are essential to effective corporate governance.

•
Taken together, the Lead Director position and the combined Chief Executive Officer/Chairman of the Board positions foster clear accountability, effective decision-making and alignment on corporate strategy. The Chairman of the Board and the Lead Director confer on the calendar and agendas for the meetings of the Board of Directors and the Lead Director chairs the executive session of each Board meeting, reporting the results of those executive sessions to the Chairman of the Board. The Lead Director also has the authority to call meetings of the independent directors.

•
Leon Zazworsky, in his capacity as the Lead Director, serves as liaison between the Chairman of the Board and the independent directors. As discussed in his biographical information on page 17 of this proxy statement, Mr. Zazworsky has decades of experience not only with the Park organization, but also as the owner/operator of several successful private businesses. Park’s management and Board of Directors believe he has executed and will continue to execute his Lead Director duties with the same care and concern he has brought to the Board of Directors of Park National Bank (Park’s lead subsidiary) since 1991 and to the Park Board of Directors since 2003.

•
Park’s corporate governance practices – which provide for strong independent leadership, independent discussion among directors and independent evaluation of, and candid communication with, many members of senior management – achieve independent oversight of management accountability, which is the goal that many seek to achieve by separating the roles of Chairman of the Board and Chief Executive Officer.

The role of the Board of Directors and its committees in the oversight of risk affirms the current Board leadership structure. That is, the current leadership structure supports measured risks, yet measures, monitors and controls them to the benefit of all shareholders.
Committees of the Board
During the 2012 fiscal year, the Board of Directors had six standing committees which held regularly scheduled meetings – the Audit Committee, the Compensation Committee, the Executive Committee, the Investment Committee, the Nominating Committee and the Risk Committee.
Audit Committee
The Board of Directors has an Audit Committee which was established in accordance with Section 3(a)(58)(A) of the Exchange Act and is currently comprised of Stephen J. Kambeitz (Chair), Maureen Buchwald, Timothy S. McLain and Leon Zazworsky. Ms. Buchwald and Messrs. Kambeitz, McLain and Zazworsky also served as members of the Audit Committee during the entire 2012 fiscal year. Upon the recommendation of the Nominating Committee, the Board of Directors has determined that each member of the Audit Committee qualifies as an independent director under the applicable NYSE MKT Rules and under SEC Rule 10A-3.
Upon the recommendation of the Nominating Committee, the Board of Directors has also determined that each of Ms. Buchwald, Mr. Kambeitz and Mr. McLain qualifies as an “audit committee financial expert” for purposes of Item 407(d)(5) of SEC Regulation S-K and satisfies the financial sophistication requirement of the NYSE MKT Rules. Ms. Buchwald served as Vice President of Administration and Secretary of the Board of Directors of Ariel Corporation for more than 20 years prior to her retirement in 1997. In her capacity as Vice President of Administration, Ms. Buchwald oversaw the accounting functions of Ariel Corporation. Mr. Kambeitz has served as President since 2008, and served as Chief Financial Officer from 2001 to 2008, of R.C. Olmstead, Inc. and prior to thereto, served as Chief Financial Officer from 1999 to 2001 of Lighthouse Financial Services, Inc. Mr. Kambeitz’s past professional experience includes service in financial or accounting roles with Fifth Third Bank; State Savings Company, where he served as Chief Financial Officer; Calibre Corporation; Worthington Industries, Inc.; and Peat, Marwick, Mitchell and Company. Mr. McLain is a Certified Public Accountant who has been associated with the firm McLain, Hill, Rugg & Associates, Inc. since 1979, serving as Vice President since 1991. In addition to the qualification of each of Ms. Buchwald, Mr. Kambeitz and Mr. McLain as an “audit committee financial expert,” Park’s Board of Directors strongly believes that each of the members of the Audit Committee is highly qualified to discharge the member’s duties on behalf of Park and our subsidiaries and satisfies the financial literacy requirement of the NYSE MKT Rules.

The Audit Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors (the “Audit Committee Charter”). A copy of the Audit Committee Charter is posted on the “Governance Documents” section of the “Investor Relations” page of Park’s Internet Web site at www.parknationalcorp.com. At least annually, the Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter and recommends changes to the full Board of Directors as necessary.
The Audit Committee is responsible, among other things, for:

•	overseeing the accounting and financial reporting processes of Park and our subsidiaries;

•	overseeing the audits of the consolidated financial statements of Park;

•
appointing, compensating and overseeing the work of the independent registered public accounting firm engaged by Park for the purpose of preparing or issuing an audit report or performing related work for Park or any of our subsidiaries;

•	determining hiring policies for employees or former employees of Park’s independent registered public accounting firm;

•
appointing and determining the compensation for the Chief Auditor (the Head of the Internal Audit Department), reviewing and approving the Internal Audit Department budget, determining the compensation for all of the staff auditors, reviewing and approving the Internal Audit Procedures Manual and overseeing the work of the Internal Audit Department;

•
instituting procedures for the receipt, retention and treatment of complaints received by Park regarding accounting, internal accounting controls or auditing matters, which procedures are outlined in Park’s Code of Business Conduct and Ethics;

•
reviewing and, when appropriate, approving transactions with Park and/or any of our subsidiaries in which a director or executive officer of Park, or any member of his or her immediate family, has a direct or indirect interest;

•	reviewing all significant regulatory examination findings requiring corrective action; and

•	assisting the Board of Directors in the oversight of:

•	the integrity of Park’s consolidated financial statements and the effectiveness of Park’s internal control over financial reporting;

•	the performance of Park’s independent registered public accounting firm and Park’s Internal Audit Department;

•	the independent registered public accounting firm’s qualifications and independence; and

•	the legal compliance and ethics programs established by Park’s management and the full Board of Directors, including the Code of Business Conduct and Ethics.
In addition, the Audit Committee reviews and pre-approves all audit services and permitted non-audit services provided by the independent registered public accounting firm to Park or any of our subsidiaries and ensures that the independent registered public accounting firm is not engaged to perform the specific non-audit services prohibited by law, rule or regulation. The Audit Committee will also carry out any other responsibilities delegated to the Audit Committee by the full Board of Directors.
The Audit Committee met 11 times during the 2012 fiscal year. The Audit Committee’s report relating to the 2012 fiscal year begins at page 78.
Compensation Committee
The Board of Directors has a Compensation Committee which is currently comprised of F. William Englefield IV (Chair), Timothy S. McLain and Leon Zazworsky. Messrs. Englefield and Zazworsky also served as members of the Compensation Committee during the entire 2012 fiscal year. Mr. John J. O’Neill also served as a member of the Compensation Committee from January 1, 2012 to October 16, 2012. Mr. McLain was appointed to the Compensation Committee on October 16, 2012 to succeed Mr. John J. O’Neill. Upon the recommendation of the Nominating Committee, the Board of Directors has determined that each current member of the Compensation Committee qualifies, and during his period of service, Mr. John J. O’Neill qualified, as an independent director under the applicable NYSE MKT Rules. In addition, each current Compensation Committee member qualifies as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and each of Messrs. Englefield and McLain qualifies as a “non-employee director” for purposes of SEC Exchange Act Rule 16b-3. Any member of the Compensation Committee who does not qualify as a “non-employee director” or as an “outside director” is required to abstain from voting on all matters as to which such classification would be relevant.
The Compensation Committee also constituted a “compensation committee” for purposes of the requirements applicable to Park during its participation in the TARP Capital Purchase Program through April 25, 2012. The executive compensation standards under the ARRA and the Interim Final Rule required that the Compensation Committee meet at least every six months during the ARRA Covered Period and take the following actions:

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Discuss, evaluate and review all “SEO Compensation Plans” (as defined in the Interim Final Rule) with Park’s chief risk officer to ensure that the SEO Compensation Plans do not encourage the “Senior Executive Officers” (as defined in the Interim Final Rule) to take unnecessary and excessive risks that could threaten Park’s value.

•
Discuss, evaluate and review all “Employee Compensation Plans” (as defined in the Interim Final Rule) with Park’s chief risk officer in light of the risks (including the short-term and long-term risks) posed to Park by such Employee Compensation Plans and how to limit such risks.

•
Discuss, evaluate and review all Employee Compensation Plans and identify and eliminate features in the Employee Compensation Plans that could encourage the manipulation of reported earnings to enhance the compensation of any employee.

Since the ARRA Covered Period for Park ended on April 25, 2012, the Compensation Committee was only required to conduct one review of the SEO Compensation Plans and the Employee Compensation Plans during the 2012 fiscal year. This review occurred on January 19, 2012. Under the Interim Final Rule, the Compensation Committee is required to both disclose the results, and certify completion, of the January 19, 2012 review in the Compensation Committee Report. The disclosure and certifications in the form required by the Interim Final Rule are included in the section captioned “EXECUTIVE COMPENSATION – Compensation Committee Report” beginning on page 57.

Park’s chief risk officer also performed a risk review and evaluation of Park’s compensation plans, and presented the results of the review and evaluation to the Compensation Committee by memorandum under date of February 8, 2013, as discussed in the section captioned “EXECUTIVE COMPENSATION – Compensation Committee Report” beginning on page 57.
The Compensation Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors (the “Compensation Committee Charter”). A copy of the Compensation Committee Charter is posted on the “Governance Documents” section of the “Investor Relations” page of Park’s Internet Web site at www.parknationalcorp.com. The Compensation Committee periodically reviews and reassesses the adequacy of the Compensation Committee Charter and recommends changes to the full Board of Directors as necessary.
The Compensation Committee’s primary responsibilities include:

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reviewing with Park’s management and approving the general compensation policy for the executive officers of Park and those other employees of Park and our subsidiaries whom the full Board of Directors directs;

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evaluating the performance of Park’s executive officers in light of goals and objectives approved by the Compensation Committee and determining those executive officers’ compensation based on that evaluation;

•	administering Park’s equity-based plans and any other plans requiring Compensation Committee administration and approving awards as required to comply with applicable laws, rules and regulations;

•
overseeing the preparation of the compensation discussion and analysis and recommending to the full Board of Directors the inclusion of such compensation discussion and analysis in the annual proxy statement of Park in accordance with applicable NYSE MKT Rules and applicable SEC rules;

•	recommending to the Board of Directors the compensation for directors;

•	reviewing and making recommendations to the full Board of Directors with respect to incentive compensation plans and equity-based plans in accordance with applicable laws, rules and regulations;

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reviewing and approving any compensation-related matters to be considered by the shareholders at the annual meeting of shareholders and recommending any actions to be taken by the full Board of Directors with respect to those proposals;

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reviewing and making recommendations to the full Board of Directors regarding the frequency with which Park should submit to the shareholders an advisory vote on the compensation of Park’s named executive officers;

•
reviewing the results of any shareholder advisory vote on the compensation of Park’s named executive officers and evaluating the executive compensation policies and practices of Park and our subsidiaries in light of such advisory vote;

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annually reviewing the risks that arise from the compensation policies and practices of Park and our subsidiaries and determining whether such risks are reasonably likely to have a material adverse effect on Park;

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reviewing and assessing the independence of the Compensation Committee’s compensation consultants, legal counsel and other advisers, in accordance with applicable NYSE MKT Rules and applicable SEC rules; and

•
reviewing and evaluating any conflict of interest raised by the work performed by any compensation consultant for the Compensation Committee or Park and/or our subsidiaries and recommending any actions to be taken by Park and/or our subsidiaries.

The Compensation Committee reviews Park’s organizational structure and succession plans for Park’s executive officers with the full Board of Directors as needed. The Compensation Committee also carries out any other responsibilities delegated to the Compensation Committee by the full Board of Directors.
The Compensation Committee has the authority to retain one or more compensation consultants to assist in the evaluation of director and executive officer compensation. The Compensation Committee has sole authority to retain and terminate any such compensation consultants, including sole authority to approve the consultants’ fees and other retention terms.
During 2012, the Compensation Committee retained Pay Governance LLC to assist the Compensation Committee in structuring the compensation program for Park’s executive officers. Please see the discussion under the heading “EXECUTIVE COMPENSATION – Compensation Discussion and Analysis – Process Used to Set Compensation for 2012 – Role of Outside Advisers” beginning on page 46 for a detailed explanation of the services rendered by Pay Governance.
At its November 29, 2012 meeting, the Compensation Committee conducted an assessment to evaluate whether the work performed and to be performed by Pay Governance raises a conflict of interest or compromises the independence of Pay Governance. This assessment included the consideration of the six factors listed in SEC Rule 10C‑1(b)(4)(i) through (vi). Based upon its assessment, the Compensation Committee unanimously determined that the work performed and to be performed by Pay Governance had not raised and did not raise any conflict of interest or compromise the independence of Pay Governance. The Compensation Committee has also determined that since November 29, 2012, there have been no changes in circumstances through the date of this proxy statement which would require the Compensation Committee to change its determination.
The Compensation Committee met six times during the 2012 fiscal year. The compensation discussion and analysis regarding executive compensation for the 2012 fiscal year begins at page 43 and the Compensation Committee Report for the 2012 fiscal year begins on page 57.
Executive Committee
The Board of Directors has an Executive Committee which is currently comprised of William T. McConnell (Chair), C. Daniel DeLawder (Vice Chair), Harry O. Egger, F. William Englefield IV, John J. O’Neill and Leon Zazworsky. Each member of the Executive Committee also served during the entire 2012 fiscal year. David L. Trautman serves as a non-member Secretary to the Executive Committee. The Executive Committee may exercise, to the fullest extent permitted by law and not delegated to another committee of the Board of Directors, all of the powers and authority granted to the Board. The Executive Committee assists the Board of Directors in overseeing the staff employees who perform independent loan review functions at the subsidiaries of Park and determines the compensation of these staff employees. The Executive Committee met seven times during the 2012 fiscal year.
Investment Committee
The Board of Directors has an Investment Committee which is currently comprised of C. Daniel DeLawder (Chair), Harry O. Egger, William T. McConnell, John J. O’Neill, Rick R. Taylor and David L. Trautman. Each member of the Investment Committee also served during the entire 2012 fiscal year. The Investment Committee reviews the activity in the investment portfolio of Park and Park National Bank, monitors compliance with Park’s investment policy and assists management with the development of investment strategies. The Investment Committee met four times during the 2012 fiscal year.
Nominating Committee
The Board of Directors has a Nominating Committee which is currently comprised of Leon Zazworsky (Interim Chair), F. William Englefield IV and Sarah Reese Wallace. Each member of the Nominating Committee also served during the entire 2012 fiscal year. The Board of Directors has determined that each current member of the Nominating Committee qualifies as an independent director under the applicable NYSE MKT Rules.
The Nominating Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors (the “Nominating Committee Charter”). A copy of the Nominating Committee Charter is posted on the “Governance Documents” section of the “Investor Relations” page of Park’s Internet Web site at www.parknationalcorp.com. The Nominating Committee periodically reviews and reassesses the adequacy of the Nominating Committee Charter and recommends changes to the full Board of Directors as necessary.
The primary purpose of the Nominating Committee is to identify qualified candidates for election, nomination or appointment to the Board of Directors and to recommend to the full Board a slate of director nominees for each annual meeting of the shareholders of Park or as vacancies occur between annual meetings of the shareholders. In addition, the Nominating Committee provides oversight on matters surrounding the composition and operation of the Board of Directors, including the evaluation of Board performance and processes, and makes recommendations to the full Board in the areas of Board committee selection, including Board committee chairpersons and committee rotation practices. At least once every two years, the Nominating Committee is to review the operations and effective of the full Board of Directors including the size of the Board and the collective Board performance as well as the performance of each Board committee. At least once every two years, the Nominating Committee also reviews Park’s Code of Business Conduct and Ethics and recommends changes to the full Board of Directors as necessary. The Nominating Committee also carries out any other responsibilities delegated to the Nominating Committee by the full Board of Directors.
The Nominating Committee met nine times during the 2012 fiscal year.
Risk Committee
The Board of Directors has a Risk Committee which is currently comprised of Leon Zazworsky (Chair), F. William Englefield IV and Rick R. Taylor. Messrs. Zazworsky and Englefield also served during the entire 2012 fiscal year. James J. Cullers also served as a member of the Risk Committee from January 1, 2012 until his retirement from the Board of Directors of Park on April 23, 2012. Mr. Taylor was appointed to the Risk Committee on April 23, 2012 to succeed Mr. Cullers.

The Risk Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors (the “Risk Committee Charter”). A copy of the Risk Committee Charter is posted on the “Governance Documents” section of the “Investor Relations” page of Park’s Internet Web site at www.parknationalcorp.com. At least annually, the Risk Committee reviews and reassesses the adequacy of the Risk Committee Charter and recommends changes to the full Board of Directors as necessary.
The Risk Committee assists the Board of Directors in monitoring management’s implementation and enforcement of Park’s risk management framework. The Risk Committee’s primary duty and responsibility is to ensure that Park has in place an appropriate enterprise-wide process to identify, assess, monitor and control Park’s credit, market, liquidity, operational, legal and reputational risks (specifically excluding audit, financial reporting, compliance and litigation risks which are the primary responsibilities of the Audit Committee). The Risk Committee reviews and assesses the Park Risk Management Policy annually and recommends changes to the full Board of Directors as necessary. The Risk Committee reviews and approves Park’s risk management framework, monitors the level and trend of key risks, and monitors management’s compliance with risk tolerances established by the Board of Directors and Park’s policies. Park’s chief risk officer meets with the Risk Committee at least quarterly, including in executive session, and provides reports to the Risk Committee regarding Park’s risk assessment and risk profile.
The Risk Committee met four times during the 2012 fiscal year.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of Park’s Board of Directors is currently comprised of F. William Englefield IV (Chair), Timothy S. McLain and Leon Zazworsky. Messrs. Englefield and Zazworsky also served as members of the Compensation Committee during the entire 2012 fiscal year. Mr. John J. O’Neill also served as a member of the Compensation Committee from January 1, 2012 to October 16, 2012. Mr. McLain was appointed to the Compensation Committee on October 16, 2012 to succeed Mr. John J. O’Neill. All of the current members of the Compensation Committee as well as Mr. John J. O’Neill are independent directors and none of them is a present or past employee or officer of Park or any of our subsidiaries. During the 2012 fiscal year, none of Park’s executive officers served on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on Park’s Board of Directors or Compensation Committee.
Each of Messrs. Englefield, McLain, John J. O’Neill and Zazworsky as well as members of their immediate families and firms, corporations or other entities with which they are affiliated were customers of and had banking transactions (including loans and loan commitments) with Park National Bank, in the ordinary course of their respective businesses and in compliance with applicable federal and state laws and regulations. The loans to these persons were made on substantially the same terms, including the interest rate charged and collateral required, as those prevailing at the time for comparable transactions with persons not affiliated with Park or one of our subsidiaries. In addition, the loans to these persons have been, and are presently, subject to no more than a normal risk of uncollectibility and present no other unfavorable features.
On December 23, 2009, John J. O’Neill (through a trust for his benefit) purchased a 2009 Note in the principal amount of $2,000,000 and Leon Zazworsky purchased a 2009 Note in the principal amount of $1,000,000. Each 2009 Note was purchased at a purchase price of 100% of the principal amount thereof. The 2009 Notes mature on December 23, 2019. Interest on the 2009 Notes is payable quarterly, at a fixed rate of 10% per annum. During the period from January 1, 2012 through March 11, 2013, Mr. John J. O’Neill (through the trust for his benefit) was paid interest in the aggregate amount of

$200,000 ($200,000 during the 2012 fiscal year) and Mr. Zazworsky was paid interest in the aggregate amount of $100,000 ($100,000 during the 2012 fiscal year).
On April 20, 2012, John J. O’Neill’s sons (through a related limited liability company) purchased a 2012 Note in the principal amount of $400,000 and Leon Zazworsky purchased a 2012 Note in the principal amount of $1,000,000. Each 2012 Note was purchased at a purchase price of 100% of the principal amount thereof. The 2012 Notes mature on April 20, 2022. Interest on the 2012 Notes is payable quarterly, at a fixed rate of 7% per annum. During the period from April 20, 2012 through March 11, 2013, John J. O’Neill’s sons (through the related limited liability company) were paid interest in the aggregate amount of $19,522.22 ($19,522.22 during the 2012 fiscal year) and Mr. Zazworsky was paid interest in the aggregate amount of $48,805.56 ($48,805.56 during the 2012 fiscal year).
EXECUTIVE OFFICERS
The following are the executive officers of Park, all of whom are elected annually and serve at the pleasure of the Board of Directors of Park. This table lists each executive officer’s age as of the date of this proxy statement as well as the positions presently held by each executive officer with Park and our principal subsidiaries and his individual business experience.

Name	Age	Positions Held with Park and Our Principal Subsidiaries and Principal Occupation
C. Daniel DeLawder	63
Chairman of the Board since January 2005, Chief Executive Officer since January 1999, a member of the Board of Directors since April 1994 and President from 1994 to December 2004, of Park; Chairman of the Board since January 2005, Chief Executive Officer since January 1999, a member of the Board of Directors since 1992, President from 1993 to December 2004 and Executive Vice President from 1992 to 1993 of Park National Bank; a member of the Board of Directors from 1985 to March 2006, Chairman of the Board of Directors from 1989 to 2003, and President from 1985 to 1992, of the Fairfield National Division; a member of the Board of Directors of the Richland Bank Division from 1997 to January 2006; a member of the Board of Directors of the Second National Bank Division from 2000 to March 2006; a member of the Board of Directors of Vision Bank from March 2007 to February 2012; a director of the Federal Reserve Bank of Cleveland from 2007 to 2012; a member of the Board of Trustees of Ohio University, Athens, Ohio, from 2000 to 2009 (for the last two years, also served as Chairman of the Board of Trustees)

David L. Trautman	51
President since January 2005, Secretary since July 2002 and a member of the Board of Directors since January 2005, of Park; President since January 2005 and a member of the Board of Directors since 2002 of Park National Bank; Chairman of the Board from March 2001 to March 2006, a member of the Board of Directors from May 1997 to March 2006, and President and Chief Executive Officer from May 1997 to February 2002, of the First-Knox National Bank Division; Executive Vice President from February 2002 to December 2004 and Vice President from July 1993 to June 1997 of Park National Bank; a member of the Board of Directors of the United Bank Division from 2000 to March 2006

Brady T. Burt	40
Chief Financial Officer since December 19, 2012 and Chief Accounting Officer from April 2007 to December 19, 2012 of Park; Senior Vice President and Chief Financial Officer since December 19, 2012 and Vice President and Chief Accounting Officer from April 2007 to December 19, 2012 of Park National Bank; Executive Vice President and Chief Financial Officer of Vail Banks, Inc. (the parent company for West Star Bank of Vail, Colorado) from June 2005 until November 2006. Vail Banks, Inc. was sold to U.S. Bancorp in September 2006.

ADVISORY VOTE ON THE FREQUENCY OF SHAREHOLDER
ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Proposal 4)
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and corresponding SEC rules enable Park’s shareholders to vote, on an advisory and non-binding basis, on how frequently they would like to cast an advisory vote on the compensation of Park’s named executive officers. By voting on this proposal, shareholders may indicate whether they would prefer an advisory vote on named executive officer compensation every one year, every two years or every three years. Accordingly, the following resolution is submitted for an advisory shareholder vote at the Annual Meeting:
“RESOLVED, that the shareholders of Park National Corporation advise that an advisory resolution with respect to executive compensation should be presented to the shareholders every one, two or three years as reflected by the shareholders’ votes for each of these alternatives in connection with this resolution.”
In voting on this resolution, you should mark your proxy card or submit your voting instructions for every “1 YEAR”, every “2 YEARS” or every “3 YEARS” based on your preference as to the frequency with which an advisory vote on executive compensation should be held. If you have no preference, you should mark “ABSTAIN”.
The Board of Directors believes that emerging corporate practices and governance trends favor an annual advisory vote. While Park was a participant in the TARP Capital Purchase Program, the shareholders of Park were afforded an annual advisory vote on executive compensation. Annual advisory votes give shareholders the opportunity to react promptly to emerging trends in compensation, and the Board of Directors and the Compensation Committee the opportunity to evaluate compensation decisions in light of yearly feedback from the shareholders. However, shareholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of Park’s executive compensation programs are designed to operate in an integrated manner and to complement one another, it may not be appropriate or feasible to change Park’s executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of shareholders.
Because your vote is advisory, it will not be binding upon Park’s Board of Directors or the Compensation Committee. However, the Board of Directors will take into account the outcome of the vote when considering the frequency of future advisory shareholder approval of the compensation of named executive officers.
Recommendation and Vote Required
YOUR BOARD OF DIRECTORS RECOMMENDS HOLDING AN
ADVISORY VOTE FOR THE APPROVAL OF THE COMPENSATION
OF THE NAMED EXECUTIVE OFFICERS EVERY “1 YEAR”.
The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to approve one of the selections under this advisory proposal. Proxies received by Park and not revoked prior to the Annual Meeting will be voted in favor of every “1 YEAR” unless otherwise instructed by the shareholder. The effect of an abstention is the same as a vote “AGAINST” each of the selections in the advisory proposal. Broker non-votes will have no effect on the outcome.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
(Proposal 5)
The Dodd-Frank Act and corresponding SEC rules also enable Park’s shareholder to vote to approve, on an advisory and non-binding basis, the compensation of Park’s named executive officers as disclosed in this proxy statement in accordance with SEC rules. Accordingly, the following resolution will be submitted for shareholder approval at the Annual Meeting:
“RESOLVED, that the shareholders of Park National Corporation (“Park”) approve, on an advisory basis, the compensation of Park’s named executive officers as disclosed in Park’s proxy statement for its 2013 Annual Meeting of Shareholders pursuant to Item 402 of SEC Regulation S-K, including in the “Compensation Discussion and Analysis”, the “Summary Compensation Table for 2012”, and the related executive compensation tables, notes and narratives.”
The Board of Directors believes that Park’s compensation policies and procedures, which are reviewed and approved by the Compensation Committee, are effective in aligning the compensation of Park’s named executive officers with Park’s short-term goals and long-term success and that such compensation and incentives are designed to attract, retain and motivate Park’s key executives who are directly responsible for Park’s continued success. The Board of Directors believes that Park’s compensation policies and practices do not threaten the value of Park or the investments of Park’s shareholders or create incentives to engage in behaviors or business activities that are reasonably likely to have a material adverse impact on Park. The Board of Directors further believes that Park’s culture focuses executives on sound risk management and appropriately rewards executives for performance. The Board of Directors further believe that Park’s compensation policies and procedures are reasonable in comparison both to Park’s peer bank holding companies and to Park’s performance during the 2012 fiscal year.
Similar “Say on Pay” proposals were approved by a significant majority of the common shares voted at each of Park’s 2012 Annual Meeting, 2011 Annual Meeting of Shareholders, 2010 Annual Meeting of Shareholders and 2009 Annual Meeting of Shareholders, in connection with Park’s participation in the TARP Capital Purchase Program.
Shareholders are encouraged to carefully review the information provided in this proxy statement regarding the compensation of Park’s named executive officers in the section captioned “EXECUTIVE COMPENSATION – Compensation Discussion and Analysis” beginning on page 43 of this proxy statement.
Because your vote is advisory, the outcome of the vote will not: (i) be binding upon Park’s Board of Directors or the Compensation Committee with respect to future executive compensation decisions, including those relating to Park’s named executive officers, or otherwise; (ii) overrule any decision made by Park’s Board of Directors or the Compensation Committee; or (iii) create or imply any additional fiduciary duty by Park’s Board of Directors or the Compensation Committee. However, the Compensation Committee expects to take into account the outcome of the advisory vote when considering future executive compensation arrangements.

Recommendation and Vote Required
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF PARK VOTE “FOR” THE APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF PARK’S NAMED EXECUTIVE OFFICERS.
The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to approve the non-binding advisory resolution to approve the compensation paid to Park’s named executive officers as disclosed in this proxy statement. The effect of an abstention is the same as a vote “AGAINST” the proposal. Broker non-votes will not be counted in determining whether the proposal has been approved.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Executive Summary
Our executive compensation program is managed by the Compensation Committee. The Compensation Committee oversees our executive compensation plans and policies, administers our equity-based compensation plans and annually reviews the compensation of Park’s executive officers. In particular, the Compensation Committee determines the compensation of Park’s named executive officers (“NEOs”), consisting of the following individuals:

•	C. Daniel DeLawder, Chairman of the Board and Chief Executive Officer (the “Chairman/CEO”)

•	David L. Trautman, President

•	Brady T. Burt, Chief Financial Officer (the “current CFO”) beginning December 19, 2012

•	John W. Kozak, Chief Financial Officer (the “former CFO”) through December 19, 2012
Overall, we believe the NEOs have been paid conservatively because their total cash compensation has only approximated the median levels of total cash compensation paid to similarly-situated executive officers by our peer bank holding companies; while, Park’s financial performance has been superior to that of the median of our peer bank holding companies. Total compensation for Park’s NEOs was well below peer median total direct compensation levels, which include the value of long-term incentives in addition to total cash compensation. In addition, when considering the effectiveness of our compensation program for NEOs in 2012, shareholders should consider that:

•
By most measures, Park’s performance in 2012 continued to exceed the median results of all other bank holding companies in the United States with assets of $3 billion to $10 billion. There are 113 bank holding companies in this peer group (the “$3 billion to $10 billion Peer Group”), a list of which is included as Appendix A to this proxy statement.

•
Strategically, Park completed the sale of the Vision Bank business to focus its full attention and resources on its community bank divisions and financial services operations in Ohio and one county in Northern Kentucky. In addition, on April 25, 2012, Park repurchased all of the 100,000 Series A Preferred Shares it sold to the U.S. Treasury as part of Park’s participation in TARP. As a result of this repurchase, Park is no longer subject to the executive compensation limitations mandated for TARP participants.

•
Base salaries for the Chairman/CEO, the President and the former CFO were not changed for 2012 and have not changed in the past three fiscal years. Total cash compensation for the Chairman/CEO and the President was reduced in 2007 and remained at the 2007 level through 2011. The Compensation Committee decided to leave salaries unchanged for 2013 for the Chairman/CEO and the President as the Compensation Committee continues to evaluate the structure of Park’s executive compensation program, following the lifting of the limitations which applied during Park’s participation in TARP. The base salary for Mr. Burt, Park’s current CFO, was increased effective January 1, 2013, commensurate with the responsibilities he assumed on December 19, 2012.

•
Modest annual incentive compensation awards amounting to roughly 20% to 25% of base salary were paid to the Chairman/CEO, the President and the current CFO for the period during 2012 following Park’s exit from the TARP Capital Purchase Program.

•
The payment of annual incentive compensation awards to the Chairman/CEO and the President, as noted in the Summary Compensation Table for 2012, resulted in an increase in their total annual cash compensation in 2012 from levels that had not changed for each of the prior five years (2007 to 2011). However, Park’s cash compensation levels for NEOs only approximated median cash compensation levels of similarly-situated executive officers at bank holding companies in the $3 billion to $10 billion Peer Group despite return on average common equity results for Park that continued to exceed the median results of this peer group in 2012.

•
In order to comply with the limitations on executive compensation imposed by the Interim Final Rule through April 25, 2012, Park did not offer NEOs long-term equity-based incentive compensation awards in 2012. Consistent with Park’s recent practices, Park did not grant executive officers (or any other employees) equity awards under Park’s 2005 Incentive Stock Option Plan, its only equity-based compensation plan in which employees, including NEOs, are eligible to participate. At the 2013 Annual Meeting, Park’s shareholders are being asked to approve the 2013 Long-Term Incentive Plan which would increase Park’s flexibility to grant awards other than options with the intention of building ownership of Park common shares among key associates in the Park organization and increasing their alignment with the long-term interests of Park’s shareholders.

•
NEOs receive the same fringe benefits as other employees, except that Park maintains a supplemental executive retirement plan (“SERP”) and entered into an individual SERP agreement with each of Messrs. DeLawder, Trautman and Kozak. The SERP agreement with Mr. Kozak terminated upon his retirement effective December 19, 2012. The individual SERP agreements make up for regulatory limits that apply to Park’s Defined Benefit Pension Plan (the “Park Pension Plan”) and the Park KSOP, and are intended to provide total retirement benefits (in terms of income replacement) for NEOs that are similar to those available to other employees in the Park organization with similar service. As a result, Park’s NEOs do not receive benefits that are greater than those they would have otherwise received under Park’s retirement plans if the regulatory limits were not in place.

•	Park provides a modest annual car allowance of $8,940 to the Chairman/CEO and the President, which serves a legitimate business need.

•
Park does not offer employment contracts, change-in-control agreements or termination benefits to NEOs, in contrast to practices which are fairly common among other bank holding companies of Park’s size.

On January 19, 2012, the Compensation Committee reviewed Park’s compensation programs for all employees as required by the Interim Final Rule and concluded that these programs do not encourage excessive and unnecessary risk taking or create incentives for employees to manipulate Park’s reported earnings to enhance the compensation of any employee. Although not required by the Interim Final Rule to conduct such a risk review and evaluation in 2013 since Park is no longer a TARP participant, the Compensation Committee reviewed a memorandum prepared by Park’s chief risk officer under date of February 8, 2013 summarizing the results of a risk review and evaluation he performed with respect to Park’s compensation plans. Following the review of that memorandum, the Compensation Committee reached the same conclusions regarding Park’s compensation programs as it had in January of 2012.
The discussion that follows summarizes the foregoing factors and examines (a) Park’s compensation philosophy and objectives, (b) the process used to set executive compensation for 2012, (c) the factors influencing compensation in 2012, (d) the elements of compensation awarded and (e) other policies affecting Park’s compensation program.
Compensation Philosophy and Objectives
Park’s success depends largely on the contributions of motivated, focused and energized executives at each of Park’s subsidiaries (and their divisions) all working to achieve our strategic objectives. The Compensation Committee and Park’s senior management develop compensation programs for executives within the Park organization intended to provide a total compensation package that:

•	Attracts, rewards and retains NEOs and other highly-qualified employees.

•	Motivates NEOs as well as other employees to achieve Park’s annual, long-term and strategic goals.

•
Rewards individual effort and performance with the primary objective of improving return on average common equity and aligning pay levels of the NEOs relative to their peers with Park’s results versus its peer bank holding companies.

•	Encourages ownership of Park common shares by NEOs and other executives within the Park organization to foster an ownership culture.
Process Used to Set Compensation for 2012
The following three groups worked together to establish Park’s compensation program for 2012:

•	Compensation Committee

•	Senior Management

•	Outside Advisors

Role of Compensation Committee
The Compensation Committee is responsible for overseeing Park’s current executive compensation programs and approving any modifications to these programs, subject to any required approval by Park’s shareholders. The Compensation Committee may request information from senior management within the Park organization regarding Park’s performance, compensation practices and programs to assist the Compensation Committee in its deliberations. The Compensation Committee retains the right to hire outside advisors as needed to assist the Compensation Committee in reviewing and revising Park’s compensation programs and provide information regarding competitive compensation levels, practices and policies in light of current trends.
The Compensation Committee annually assesses the performance of Park and the Chairman/CEO. Based on this evaluation, the Compensation Committee determines the Chairman/CEO’s compensation for the year. The Compensation Committee also reviews the Chairman/CEO’s compensation recommendations for both the President and the CFO, seeks appropriate input from Park’s outside advisors and other members of senior management within the Park organization and approves final compensation levels. Finally, the Compensation Committee provides guidance to the Chairman/CEO and the President, who determine the compensation of other executives of Park’s subsidiaries.
Role of Senior Management
Members of senior management within the Park organization serve in an advisory or support capacity to the Compensation Committee. Typically, the Chairman/CEO and the President of Park as well as the Senior Vice President of Human Resources and Marketing of Park National Bank participate in meetings of the Compensation Committee. The CFO of Park may participate as necessary or at the Compensation Committee’s request. These individuals provide the Compensation Committee with information regarding Park’s performance and the performance of key executives of Park’s subsidiaries who participate in Park’s various compensation programs, such as historical compensation and benefit levels, plan costs, context for how compensation programs have changed over time and input regarding particular management issues that need to be addressed. Senior management normally furnishes similar information to the Compensation Committee’s outside advisors.
Senior management provides input regarding the compensation recommendations made by outside advisors or the Compensation Committee. Senior management may also present alternatives to these compensation recommendations for the Compensation Committee’s consideration. Senior management implements, communicates and administers the programs approved by the Compensation Committee and reports any questions, concerns or issues.
The Chairman/CEO annually evaluates the performance of the President and the CFO. Based on this evaluation, the Chairman/CEO recommends the compensation for both the President and the CFO for consideration, input and approval by the Compensation Committee. The Compensation Committee authorizes the Chairman/CEO and the President to establish the compensation for the Senior Vice Presidents (other than the CFO) of Park’s subsidiary bank Park National Bank and the Division Presidents of Park National Bank’s divisions. Members of senior management present at Compensation Committee meetings excuse themselves from discussions regarding their individual compensation.
Role of Outside Advisors
The Compensation Committee periodically has engaged and relied on input from outside advisors as the Compensation Committee manages Park’s compensation programs. In 2012, the Compensation Committee retained Pay Governance to serve in this role. Pay Governance’s lead consultant reports directly to the Chair of the Compensation Committee, who approves Pay Governance’s work. Pay Governance’s lead consultant also interacts with senior management within the Park organization as needed to complete the work requested by the Compensation Committee. Pay Governance provides no services to Park or any of Park’s subsidiaries other than those provided to the Compensation Committee, supplementing the Compensation Committee’s governance of the executive pay program. On November 29, 2012, the Compensation Committee conducted an assessment to evaluate whether the work performed by Pay Governance raises a conflict of interest or compromises the independence of Pay Governance. Based upon this assessment, the Compensation Committee determined no conflicts of interest exist.
In 2012, Pay Governance’s work focused on assisting Park in the development of selected disclosure in the proxy statement for the 2012 Annual Meeting regarding executive compensation and providing advice as requested by the Compensation Committee and management. In the second half of 2012, Pay Governance’s work included an evaluation of Park’s executive compensation program following Park’s exit from the TARP Capital Purchase Program as well as assisting the Compensation Committee in developing a new long-term incentive program. As part of this work, Pay Governance participated in several of the Compensation Committee’s meetings in 2012 and 2013. Periodically, the Compensation Committee asks Pay Governance to review Park’s Midwest Regional Peer Group and analyze Park’s compensation and return on average common equity results relative to the members of that peer group to establish reasonable and rational compensation levels. The Midwest Regional Peer Group currently consists of the following regional bank holding companies, all with assets between $3.4 billion and $14.9 billion. The median assets and market capitalization of the group generally reflect Park’s size.

1st Source Corporation
Chemical Financial Corporation
Citizens Republic Bancorp, Inc.
Community Bank System, Inc.
F.N.B. Corporation
First Busey Corporation
First Commonwealth Financial Corporation
First Financial Bancorp.
First Merchants Corporation
First Midwest Bancorp, Inc.
FirstMerit Corporation
Flagstar Bancorp, Inc.

Great Southern Bancorp Inc.
Heartland Financial USA, Inc.
MB Financial, Inc.
National Penn Bancshares, Inc.
Northwest Bancshares, Inc.
Old National Bancorp
Privatebancorp, Inc.
Republic Bancorp Inc.
S&T Bancorp, Inc.
United Bankshares, Inc.
UMB Financial Corporation
WesBanco, Inc.

The Midwest Regional Peer Group shown above reflects the removal of one former peer bank holding company (Independent Bank Corp.) because of geographic fit and another one (Susquehanna Bancshares Inc.) because it is significantly larger than Park. Six bank holding companies were added to the Midwest Regional Peer Group because their assets fell within an acceptable range around Park’s and because of their location in the Midwest.
In addition to Pay Governance, the Compensation Committee relies on legal advice from Park’s outside counsel, Vorys, Sater, Seymour and Pease LLP, whose attorneys participate in meetings of the Compensation Committee as requested.
Park believes its approach to determining the compensation of its NEOs and the key employees of Park’s subsidiaries is consistent with the practices for other bank holding companies of Park’s size, reflects best practices regarding the governance of executive compensation programs and supports the compensation program’s objectives of delivering reasonable and appropriate compensation aligned with shareholders’ interests.

As a result of Park’s participation in the TARP Capital Purchase Program through April 25, 2012, at the annual meetings of Park’s shareholders held in 2009, 2010, 2011 and 2012, Park’s shareholders were given the opportunity to vote to approve, on an advisory and non-binding basis, the compensation of Park’s executive officers, as disclosed in Park’s proxy statement for the respective annual meetings. The Dodd-Frank Act and corresponding SEC rules provide Park’s shareholders with the same opportunity to vote on a “Say on Pay” proposal at the 2013 Annual Meeting and future annual meetings of the shareholders.
At the 2012 Annual Meeting, Park’s shareholders approved Park’s executive compensation, with the holders of 9,338,620 common shares, or approximately 74.3% of the common shares represented at that Annual Meeting (including common shares representing broker non-votes) and approximately 60.6% of the then outstanding common shares, voting for such approval. Excluding the 2,514,220 common shares represented by broker non-votes, 92.8% of the 10,059,151 total votes cast in respect of the non-binding advisory vote on executive compensation, voted “FOR” approval. While Park and the Compensation Committee reviewed the results of this advisory vote, the vote was not a significant factor in determining Park’s executive compensation decisions and policies for 2012. As discussed below, the factors influencing Park’s executive compensation decisions and policies for 2012 and continuing into 2013 include: (i) Park’s financial performance; (ii) Park’s performance in comparison to the Midwest Regional Peer Group and the $3 billion to $10 billion Peer Group; (iii) the limitations on executive compensation imposed by the Interim Final Rule as they applied through April 25, 2012 and prohibited the award of annual or long-term incentives; and (iv) pay practices within Park’s Midwest Regional Peer Group as well as those of other bank holding companies that exited the TARP Capital Purchase Program in the past few years.
Factors Influencing Compensation in 2012
The following factors influenced Park’s compensation program for 2012:

•	Park’s continued strong financial performance in 2012.

•	Park’s performance in comparison to both the $3 billion to $10 billion Peer Group and the Midwest Regional Peer Group.

•	The executive compensation limitations imposed by the Interim Final Rule as they applied to Park through April 25, 2012.

•	Pay practices of Park’s Midwest Regional Peer Group and those of other bank holding companies that have recently exited TARP.
Park’s Performance in 2012
From a historical perspective, Park’s results for 2012 continued to reflect the challenging operating environment for its Ohio-based operations which represent Park’s on-going operations.

•	Park’s net income for 2012 was $78.6 million, a 4.3% decline from $82.1 million for 2011.

•
Excluding the gain from the sale of the Vision Bank business in 2012 and gains on the sale of investment securities in 2011, net income for 2012 would have been $64.2 million, a 1.3% increase from $63.4 million in 2011.

•	Park’s return on average assets increased slightly to 1.11% for 2012 from 1.06% for 2011.

•	Park’s return on average common equity was 11.41% for 2012 versus 11.81% for 2011.

•	Park dramatically reduced nonperforming assets from September 30, 2011 to December 31, 2012.

•	Park sustained the level of dividends paid on outstanding common shares during the previous five years while many of Park’s peers curtailed or eliminated dividends.

•	Total shareholders’ return for 2012 equaled 5%.
Results continued to significantly exceed the median results of the Midwest Regional Peer Group and the $3 billion to $10 billion Peer Group as illustrated in the following table.

For the Twelve Months Ended December 31, 2012	Park	Midwest Regional Peer Group Median	$3B to $10B Peer Group Median	For the Twelve Months Ended December 31, 2011	Park	Midwest Regional Peer Group Median	$3B to $10B Peer Group Median
Return on Average Assets	1.11%	0.97%	1.06%	Return on Average Assets	1.06%	0.81%	0.80%
Return on Average Common Equity	11.41%	8.35%	9.17%	Return on Average Common Equity	11.81%	7.30%	7.37%
Net Interest Margin	3.83%	3.71%	3.64%	Net Interest Margin	4.14%	3.80%	3.84%
Other Fee Income/Average Assets	1.37%	1.25%	1.43%	Other Fee Income/Average Assets	0.92%	1.14%	1.07%
Other Expenses/Average Assets*	2.78%	2.97%	3.21%	Other Expenses/Average Assets*	2.61%	3.02%	2.95%
Efficiency Ratio*	57.07%	62.22%	66.70%	Efficiency Ratio*	55.18%	62.52%	66.85%
* Lower results are better.
Overall, Park’s performance in 2012 supports pay levels for NEOs which are at least on par with the median levels paid to similarly-situated executive officers at other bank holding companies of similar size and possibly supports pay levels that are slightly above these median levels.
Limitations on Park’s Compensation Program for Part of 2012
Park’s executive compensation program from 2009 through April 25, 2012 complied with the executive compensation limitations imposed by the Interim Final Rule, which:

•
Prohibited Park from paying or accruing any bonus, retention award or incentive compensation to or on behalf of the NEOs, except in limited circumstances. Park eliminated annual incentive compensation for NEOs in 2010, which historically had constituted the largest part of the NEOs’ compensation. It continued this practice in 2011 and into 2012. Incentive compensation awards paid to NEOs in 2012 were discretionary awards based on the Committee’s evaluation of their individual performance for the period following Park’s exit from TARP through December 31, 2012. Mr. Burt was not subject to these limitations since he did not become CFO and an NEO until December 19, 2012.

•
Prohibited Park from paying any “golden parachute compensation” or providing tax gross-ups to the NEOs and other select employees. Park historically has never offered these types of arrangements to its NEOs.

•	Prohibited the NEOs and certain other employees from receiving the benefit of certain “excessive or luxury expenditures”. Historically, Park has not offered these types of benefits to its NEOs.

•
Required Park to disclose the amount, nature and justification for offering to certain employees any perquisite with an aggregate value in excess of $25,000. The Chairman/CEO and the President each receive a car allowance of $745 per month, unchanged since 2008. These benefits are not excessive relative to the perquisites provided by other bank holding companies of similar size and provide these two key executives with the funds to purchase a car intended primarily to be used for business purposes, such as visiting Park National Bank’s divisions and meeting key customers. The aggregate value of this car allowance was $8,940 for each in 2012.

•
Required Park to establish a policy to recover (or “clawback”) bonuses or incentive compensation paid to the NEOs and other employees on the basis of materially inaccurate financial statements or materially inaccurate performance metric criteria. Each NEO entered into a letter agreement with Park incorporating the clawback policies required by the Interim Final Rule. In addition, under the terms of the respective plans, Park can recover SERP benefits and common shares received upon the exercise of incentive stock options in the event of an NEO’s malfeasance.

•
Prohibited Park from maintaining any compensation plan that creates incentives to manipulate Park’s reported earnings to enhance the compensation of any employee. The Compensation Committee has discussed, reviewed and evaluated each compensation plan with Park’s chief risk officer. The Compensation Committee and the chief risk officer concluded that these plans do not create such incentives.

•
Limited features in compensation plans that encourage management to take excessive and unnecessary risks that threaten the value of Park. The Compensation Committee has discussed, reviewed and evaluated all compensation plans with Park’s chief risk officer and concluded that these plans do not encourage excessive and unnecessary risk taking.

As a result of complying with these limitations, prior to April 25, 2012, the Compensation Committee focused on base salaries and potential increases to base salaries to provide the NEOs with compensation that reflected Park’s performance as compared to bank holding companies in the $3 billion to $10 billion Peer Group and the Midwest Regional Peer Group.
Elements of Compensation for 2012
Prior to participating in TARP, Park’s compensation philosophy and objectives were satisfied through the payment of several types of incentive compensation, including annual incentive compensation awards tied to Park’s consolidated return on average common equity and long-term incentive compensation in the form of incentive stock option grants. The annual incentive compensation awards made up a large part of each NEO’s annual compensation. Park has not awarded equity compensation to the NEOs since 2005 and eliminated annual incentive compensation awards as part of the NEO compensation program beginning in 2009 in order to comply with the executive compensation limitations imposed by the Interim Final Rule. With Park’s exit from TARP on April 25, 2012, the Compensation

Committee considered and approved discretionary incentive compensation to be paid to NEOs for the period from April 25, 2012 through December 31, 2012, the period that Park was no longer bound by the Interim Final Rule. Park has also historically provided other compensation in the form of benefit and retirement plans. These other forms of compensation remain unchanged.
Park’s compensation program for 2012 relied on the following elements:

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Base salary, which rewards an executive’s skills, competencies, experience and individual performance. Base salary can vary based on the achievement of individual goals, the executive’s duties and Park’s overall performance. Park’s performance is particularly relevant because it influences Park’s ability to pay or increase base salaries.

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Discretionary incentive compensation awards to Messrs. DeLawder and Trautman and other employees subject to the limitations on the payment or accrual of incentive compensation imposed by the Interim Final Rule, recognize their respective contributions to Park’s annual success in achieving pre-established goals, including their efforts in completing the sale of the Vision Bank business and their roles in repurchasing the Series A Preferred Shares thereby ending Park’s participation in TARP. Normally, Park would award incentive compensation based on the achievement of quantifiable performance objectives like return on average common equity. As such form of incentive compensation was prohibited from being paid or accrued through April 25, 2012 under the Interim Final Rule, the Compensation Committee believed discretionary incentive compensation awards represent a fair and reasonable way to recognize senior management’s performance for the period of 2012 that was not subject to the prohibitions of the Interim Final Rule.

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Other benefits which address basic life and income security needs as well as recognize an individual’s contributions to Park and our subsidiaries over such individual’s career. For NEOs, these benefits are comparable with those received by other employees, except for participation in the SERP and the receipt of an annual car allowance by the Chairman/CEO and the President.

Roughly 80% of the NEOs’ direct compensation (the total of base salary, annual incentive compensation awards and the estimated value of stock options) in 2012 was delivered in the form of base salary as opposed to 100% in 2010 and 2011.
Base Salary
Base salary is the annual part of an executive officer’s compensation. Park pays base salary to its executive officers to recognize the skills, competencies, experience and individual performance each such executive officer brings to his role. As a result, annual changes in base salary result primarily from changes in the executive officer’s responsibilities, an assessment of his annual performance and Park’s financial ability to pay base salaries and provide increases to the executive officer.
In determining base salaries for the NEOs for 2012, the Compensation Committee and senior management considered the following factors:

•	The executive compensation limitations imposed by the Interim Final Rule.

•	The structure of the compensation programs of other bank holding companies subject to the executive compensation limitations imposed by Interim Final Rule, which consisted of base salary, delivery of pay in a mix of cash and “salary stock” and restricted stock grants up to the limits allowed under the Interim Final Rule.

•	The inability of Park to grant “salary stock” or restricted stock under its existing equity-based compensation plan.

•	Park’s return on average common equity in 2012, which continued to represent one of the highest levels among the bank holding companies in the Midwest Regional Peer Group.
Based on these factors, the Compensation Committee agreed to maintain the base salaries for the Chairman/CEO and the President at the same levels as for the prior four years. The base salary for the current CFO was increased commensurate with the responsibilities he assumed on December 19, 2012.
Annual Incentive Compensation
Annual incentive compensation is an element of pay that is at-risk and subject to achieving pre-established performance objectives like return on average common equity. Historically, Park has paid annual incentive compensation awards to motivate and reward achievement of annual financial objectives and individual goals. As a result, annual incentive compensation awards increase executives’ focus on specific short-term corporate financial goals. Mr. Burt participated in the annual incentive compensation program for 2012 as he was not one of the individuals subject to the Interim Final Rule’s prohibitions in respect of awards of incentive compensation. The Interim Final Rule prohibited Park from awarding annual incentive compensation to the other NEOs through April 25, 2012. However, the Compensation Committee made discretionary awards of $151,475 to Mr. DeLawder and $136,750 to Mr. Trautman based on the following factors:

•	Park’s exit from TARP and the removal of the ban on annual incentive compensation awards by the Interim Final Rule.

•	Practices of other regional and national bank holding companies regarding the awarding of annual incentive compensation in the year they exited TARP.

•	Park’s return on average common equity for 2012 relative to the levels of the bank holding companies in the Midwest Regional Peer Group and the $3 billion to $10 billion peer group.

•	Park’s overall performance for the 2012 fiscal year.

•	Compensation levels of the NEOs relative to those of similarly-situated executive officers at the bank holding companies in the Midwest Regional Peer Group.

•	The sale of the Vision Bank business.

•	The level of annual incentive compensation payments to be made to employees of Park’s subsidiaries not covered by the Interim Final Rule.
Total Direct Compensation
Total direct compensation levels (salary, annual incentive compensation (other than the discretionary annual incentive compensation awards) and long-term incentives) for 2012 for the Chairman/CEO, the President and the CFO continued to rank below the medians of the Midwest Regional Peer Group. In comparison, Park’s return on average common equity for 2012 remained significantly better than the median of both the Midwest Regional Peer Group and the $3 billion to $10 billion Peer Group. For these reasons, the Compensation Committee believes the NEOs were conservatively paid. The table below provides total direct compensation consistent with W-2 income for each NEO for each of 2012, 2011 and 2010:

	Year	Base Salary	Annual Incentive Compensation Awards	Total Cash Compensation	Long- Term Incentive	Total Direct Compensation
C. Daniel DeLawder	2012	$773,525	$—	$773,525	$—	$773,525
Chairman/CEO	2011	$773,525	$—	$773,525	$—	$773,525
	2010	$773,525	$—	$773,525	$—	$773,525

David L. Trautman	2012	$563,250	$—	$563,250	$—	$563,250
President	2011	$563,250	$—	$563,250	$—	$563,250
	2010	$563,250	$—	$563,250	$—	$563,250

John W. Kozak	2012	$414,455	$—	$414,455	$—	$414,455
Former CFO	2011	$414,455	$—	$414,455	$—	$414,455
	2010	$414,455	$—	$414,455	$—	$414,455

Brady T. Burt	2012	$205,000	$ 37,500 (1)	$242,500	$—	$242,500
Current CFO	2011	$160,000	$ 37,500 (1)	$197,500	$—	$197,500
	2010	$155,000	$ 37,500 (1)	$187,500	$—	$187,500
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(1)    Mr. Burt was eligible to participate in the annual incentive compensation program as he was not an individual subject to the limitations of the Interim Final Rule.
Kozak Separation Agreement
On December 24, 2012, Park National Bank and John W. Kozak executed a Separation Agreement and Release (the “Kozak Separation Agreement”) which addresses certain commitments and obligations following Mr. Kozak’s retirement, effective December 19, 2012. The Kozak Separation Agreement is discussed below under the caption “Potential Payouts upon Termination of Employment or Change in Control – Kozak Separation Agreement” beginning on page 68.
Other Benefits
Park provides the NEOs with medical, dental, long-term disability and life insurance benefits under the same programs used to provide these benefits to all other employees of Park’s subsidiaries. NEO benefits are not tied to individual or corporate performance, which is the same approach used for other employees. Moreover, changes to our NEOs’ benefits reflect changes to the benefits provided to other employees.

The NEOs are also eligible to participate in several retirement programs. These programs recognize contributions made by individuals over their respective careers and benefits normally are paid at retirement. As a result, they can serve as a tool in retaining NEOs and other employees.

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The NEOs may participate in the Park Pension Plan on the same terms and conditions as other employees. The Park Pension Plan provides all participants, including the NEOs, a benefit based on the same formula of years of service and pay. The Park Pension Plan is discussed under the caption “Post-Employment Payments and Benefits – Pension and Supplemental Benefits – Park Pension Plan” beginning on page 64.

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The NEOs and other employees are eligible to participate in the Park KSOP. Under the Park KSOP, eligible employees can defer a portion of their cash compensation (base salary and bonus/annual incentive compensation) and receive matching contributions by Park. Park’s matching contributions in 2012 were 25% on the first 12% of cash compensation contributed by an employee, up to annual limits imposed under the Internal Revenue Code and U.S. Treasury regulations, in order to balance the cost of the Park KSOP with a desire to encourage employees to save for retirement. While Park’s contributions are made in the form of Park common shares to help build stock ownership, participants have the ability to diversify their accounts into other investments, including mutual funds and a “bank savings account” held at Park National Bank.

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The NEOs, with the exception of Mr. Burt, have the opportunity to receive benefits under the SERP, which is a nonqualified deferred compensation plan that permits the NEOs to accumulate retirement income in excess of the limitations imposed by the Park Pension Plan and the Park KSOP. The SERP allows the NEOs to accrue retirement benefits as a percent of compensation comparable to other employees which is not possible under the Park Pension Plan and the Park KSOP solely because the NEOs receive relatively higher compensation.

SERP benefits are forfeited if an NEO terminates employment with Park prior to age 62, as occurred upon Mr. Kozak’s retirement. As a result of the forfeiture provision, the SERP helps enhance the retention and recruitment of highly-qualified executives.
In addition, the SERP provides several important protections to Park. An NEO must repay any SERP benefits received and forfeit any right to future SERP benefits if, following the NEO’s termination, Park determines that “cause” existed to terminate the NEO prior to receipt of such benefits. An NEO also forfeits any SERP benefits if, within twelve months of the NEO’s separation of service, the NEO violates the noncompetition and non-solicitation provisions of the SERP.
Park maintains split-dollar life insurance policies on behalf of each of the NEOs under which Park will receive proceeds in an amount equal to the premiums paid up to the date of death of the NEO plus earnings accrued in respect of the policy since the inception of the policy. Each NEO has the right to designate a beneficiary to whom the NEO’s share of the proceeds under the policy (approximately two times the NEO’s highest annual total compensation during the NEO’s employment with Park) is to be paid. The split-dollar life insurance policies for the Chairman/CEO and the President remain in effect following each individual's retirement as long as he is fully vested in the Park Pension Plan, has reached age 62, has not been employed by another financial services firm and was not terminated for cause. Mr. Burt's split-dollar life insurance policy remains in effect until he reaches the age of 70, at which time it expires, and is subject to the same vesting conditions as apply to the policies for the Chairman/CEO and the President. Mr. Kozak’s split-dollar life insurance policy was maintained following his retirement with the requirements that he remain employed through age 62 and that he not be employed elsewhere amended or waived. If Mr. DeLawder’s share of the proceeds under his split-dollar life insurance policy were computed as of December 31, 2012, his share would have been $1,911,980. If Mr. Trautman’s share of the proceeds under his split-dollar life insurance policy were computed as of December 31, 2012, his share would have been $1,270,880. If Mr. Burt’s share of the proceeds under his policy were computed as of December 31, 2012, his share would have been $444,375. If Mr. Kozak's share of the proceeds under his split-dollar life insurance policy were computed as of December 19, 2102, his share would have been $857,820.
Historically, Park has provided the NEOs with few perquisites in comparison to other bank holding companies of similar size. Currently, Park only provides the Chairman/CEO and the President a modest car allowance of $745 per month or $8,940 annually, which has not changed since 2008.
Park has not historically entered into employment or change-in-control agreements with executive officers as part of its compensation program.
Other Compensation Policies

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Accounting: As a participant in TARP, Park was prohibited from claiming an income tax deduction for any compensation to an NEO that exceeded $500,000. Since Park is no longer a TARP participant, Park is subject to the general prohibition under Section 162(m) of the Internal Revenue Code on taking a federal income tax deduction for consideration paid in excess of $1,000,000 in any taxable year to Park’s executive officers (other than the Chief Financial Officer). Section 162(m) exempts qualified performance-based compensation, among other things, from this deductibility limitation. Park does not have a policy that requires all compensation paid to its NEOs in a fiscal year, including 2012, to be tax deductible. While the Compensation Committee carefully considers the net cost and value to Park of maintaining the deductibility of all compensation, it also desires the flexibility to reward NEOs and other executives in a manner that enhances Park’s ability to attract and retain individuals as well as to create longer term value for shareholders. Thus, income tax deductibility is only one of several factors the Compensation Committee considers in making decisions regarding Park’s compensation program. Moreover, the Compensation Committee believes the incremental cost of any lost deduction will be relatively modest.

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Clawbacks: Park has several policies to recover compensation or benefits in certain events. As discussed above, Park can recover SERP payments received by an NEO if Park determines that the NEO could have been terminated for cause prior to the receipt of benefits. In addition, Park can recover any common shares received upon exercise of an option six months before or five years after an NEO’s (or any other employee’s) termination of employment and the violation of certain provisions (e.g., works for a competitor, engages in activity that causes substantial harm, solicits employees, discloses confidential information or engages in conduct that would have given rise to termination if it had been discovered prior to the executive’s termination). These policies provide Park with additional protections and help mitigate the possibility of the NEOs taking unwarranted risks. In addition, Park entered into a letter agreement with each NEO incorporating the clawback policies required of TARP participants.

•Stock Ownership Guidelines: While Park’s compensation program aims to encourage and build stock ownership, Park has not adopted stock ownership guidelines that are common at other companies. The reason is quite simple. Park’s NEOs and directors have personal stock holdings that are significantly greater than the typical stock ownership requirements.

Individual or Group	Value of Common Share Holdings (12/31/2012)	2012 Base Salary or Total Director Compensation	Common Share Holdings/2012 Base Salary or Total Director Compensation	Typical Practice for Individual Holding Same Position
C. Daniel DeLawder	$7,912,263	$773,525	10.2 x	5 x Base Salary
David L. Trautman	$3,316,876	$563,250	5.9 x	3-4 x Base Salary
Brady T. Burt	$179,801	$205,000	0.9 x	3 x Base Salary
Average for Non-Employee Directors(1)	$1,972,774	$40,636	48.5 x	3 x Retainer
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(1)    Does not include C. Daniel DeLawder, Harry O. Egger, William T. McConnell or David L. Trautman. Also does not include Donna M. Alvarado, Dr. Charles W. Noble, Sr. or Robert E. O’Neill, each of whom will be a nominee for election as a Park director if the shareholders approve the proposal to fix the number of directors at 15.

•	Hedging: Park’s Insider Trading Policy prohibits NEOs and other employees from hedging the economic risk associated with their ownership of Park common shares.
Proposed 2013 Incentive Plan
With Park’s exit from the TARP Capital Purchase Program, the Compensation Committee asked Pay Governance to review Park’s executive compensation program relative to those of bank holding companies in the Midwest Regional Peer Group as well as those of other large regional bank holding companies. The review highlighted Park’s lack of long-term incentives, especially as Park was no longer bound by the prohibitions of the Interim Final Rule as a TARP participant. As a result, shareholders are being asked to approve a new long-term incentive plan that would replace Park’s 2005 Incentive Stock Option Plan as well as Park’s Stock Plan for Non-Employee Directors of Park National Corporation and Subsidiaries. The terms of the proposed 2013 Incentive Plan are discussed in detail under the caption “APPROVAL OF PARK NATIONAL CORPORATION 2013 LONG-TERM INCENTIVE PLAN (Proposal 7)” beginning on page 82.
While the 2013 Incentive Plan being submitted to shareholders for their approval will increase the flexibility as to the types of long-term incentives Park can award, the Compensation Committee intends to initially grant awards that:

•	Allow executive officers and other key employees (“awardees”) the opportunity to earn common shares based on Park’s performance over a three-year period.

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Bases the number of common shares earned on Park’s average return on total average assets during the three-year period relative to the average return on total average assets during the same period for bank holding companies in the $3 billion to $10 billion Peer Group.

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Provides that if Park’s performance is equal to the median of the $3 billion to $10 billion Peer Group, awardees will earn a target number of Park common shares. Performance above or below the median of that peer group would commensurately increase or decrease the common shares earned by awardees.

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Common shares earned based on Park’s relative average return on total average assets will be subject to an additional time-based vesting requirement so that awardees must remain employed by Park or one of our subsidiaries for the two years following the three-year performance cycle.

•	Prohibits awardees from selling the common shares earned until five years after they are vested (or the tenth anniversary of the start of the related three-year performance period).
Similar programs are used by most bank holding companies in the Midwest Regional Peer Group and the $3 billion to $10 billion Peer Group that have exited TARP. Moreover, the Compensation Committee and Park’s senior management believe such a program will help build stock ownership among key employees, further align the key employees’ interests with those of shareholders, enhance the retention of key employees and tie their awards to Park’s long-term financial results in addition to stock price. Finally, the Compensation Committee and Park’s senior management believe the performance, vesting and post-vesting holding requirements contemplated under the proposed program are more demanding than the programs implemented by other bank holding companies, strengthening the program’s alignment with shareholders’ interest.
Conclusion
The compensation program in 2012 for Park’s NEOs reflects Park’s compensation philosophy, complies with the limits on executive compensation imposed by the Interim Final Rule while it applied to the NEOs, and mirrors the practices of other bank holding companies subject to similar limitations. Our compensation program produced compensation levels slightly higher than those from 2011 but below the median total direct compensation levels of similarly-situated executive officers with bank holding companies in the Midwest Regional Peer Group, despite 2012 financial results for Park that were better than the median performance of bank holding companies in both the Midwest Regional Peer Group and the $3 billion to $10 billion Peer Group. In addition, the executive compensation program intentionally excludes a number of problematic compensation practices (e.g., excessive perks, retention awards, employment contracts and change-in-control agreements).
We believe Park’s executive compensation program has represented shareholders’ interests in a responsible and reasonable fashion.
Compensation Committee Report
The Compensation Committee of Park’s Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with Park’s management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
The Compensation Committee certifies that, in accordance with the requirements of the ARRA and the Interim Final Rule, it has:

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Reviewed with Park’s chief risk officer the SEO Compensation Plans (each as defined in the regulations and guidance established under Section 111 of EESA) and has made all reasonable efforts to ensure that these plans do not encourage Senior Executive Officers (as defined in the regulations and guidance established under Section 111 of EESA) to take unnecessary and excessive risks that threaten the value of Park.

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Reviewed with Park’s chief risk officer the Employee Compensation Plans (as defined in the regulations and guidance established under Section 111 of EESA) and has made all reasonable efforts to limit any unnecessary risks these plans pose to Park.

•	Reviewed the Employee Compensation Plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of Park to enhance the compensation of any employee.
The ARRA Covered Period for Park ended on April 25, 2012. As a result, the last discussion, evaluation and review of Park’s SEO Compensation Plans and Employee Compensation Plans required by ARRA and the Interim Final Rule took place on January 19, 2012 when the Compensation Committee met with Park’s chief risk officer. As a result of that discussion, evaluation and review, the Compensation Committee concluded that the then existing structure and operation of the SEO Compensation Plans and the Employee Compensation Plans did not require that any changes be made to these plans in order to comply with the requirements of ARRA and the Interim Final Rule.
Although not required by the Interim Final Rule to conduct such a risk review and evaluation in 2013 since Park is no longer a TARP participant, the Compensation Committee reviewed a memorandum prepared by Park’s chief risk officer under date of February 8, 2013 in order to review and evaluate Park’s compensation plans. The conclusions reached by the Compensation Committee following the review of that memorandum are summarized below:
Risk Analysis
Park’s chief risk officer performed a risk review and evaluation of Park’s compensation plans. The February 8, 2013 memorandum of Park’s chief risk officer concluded that the compensation plans do not include features which incent unnecessary risk taking.
The specific compensation plans reviewed were: (i) the annual incentive compensation program, which provides for annual incentive compensation based on Park’s return on average common equity as compared to that of a peer group (the $3 billion to $10 billion Peer Group); (ii) the discretionary annual incentive compensation awards to Messrs. DeLawder and Trautman and other employees who had not been permitted to participate in the annual incentive compensation program while Park was a TARP participant; (iii) the 2005 Incentive Stock Option Plan, pursuant to which Park may grant incentive stock options; (iv) miscellaneous incentive plans, which are informal arrangements that allow Park employees to earn small amounts of incentive compensation; (v) the SERP Agreements, pursuant to which Senior Executive Officers and other executives may receive supplemental pension benefits; (vi) the split-dollar life insurance policies, which provide Senior Executive Officers and other executives with death benefits; and (vii) a deferred compensation plan, which allows employees of the Security National Bank Division to voluntarily defer a portion of their compensation.
Based on the information provided by Park’s chief risk officer, the Compensation Committee concluded that: (i) the annual incentive compensation program and the discretionary annual incentive compensation awards do not create incentives for Senior Executive Officers or other employees to take unnecessary and excessive risks because the amount of any payments is discretionary and, in the case of the annual incentive compensation program, based on comparative performance, factors over which employees have little control; (ii) the 2005 Incentive Stock Option Plan does not create incentives for Senior Executive Officers or other employees to take unnecessary and excessive risks because incentive stock options are intended to create a link to long-term value creation and the common shares of Park acquired upon exercise of an incentive stock option are generally required to be held for five years; (iii) the miscellaneous incentive plans do not create incentives for Senior Executive Officers or other employees to take unnecessary and excessive risks because the amounts payable under these informal arrangements are not a material element of compensation; and (iv) none of the other plans create incentives for Senior Executive Officers or other employees to take unnecessary and excessive risks because the amounts payable under these plans are not contingent on Park’s financial or other performance.
Earnings Analysis
The February 8, 2013 memorandum of Park’s chief risk officer also concluded that Park’s incentive compensation plans do not include features that would encourage the manipulation of Park’s reported earnings to enhance the compensation of any employee.
Based on the information provided by Park’s chief risk officer, the Compensation Committee concluded that: (i) the annual incentive compensation program and the discretionary annual incentive compensation awards do not contain features that would encourage the manipulation of Park’s reported earnings to enhance the compensation of any employees because the amount of any payments is discretionary and, in the case of the annual incentive compensation program, based on comparative performance, factors over which employees have little control; and (ii) the miscellaneous incentive plans do not contain features that would encourage the manipulation of Park’s reported earnings to enhance the compensation of any employees because the amounts payable under these informal arrangements are not a material element of compensation.
Submitted by the members of the Compensation
Committee:
F. William Englefield (Chair)
Timothy S. McLain
Leon Zazworsky
Summary Compensation Table
The following table summarizes the total compensation for each of the NEOs for each of the 2012 fiscal year, the 2011 fiscal year and the 2010 fiscal year in accordance with applicable SEC rules. Dollar amounts have been rounded up to the nearest whole dollar. Park has not entered into any employment agreements with any of its NEOs.
No option awards or stock awards were made to the NEOs for the 2012 fiscal year, the 2011 fiscal year or the 2010 fiscal year. As a TARP participant, Park was prohibited from paying or accruing any bonus, retention award or incentive compensation to or for Messrs. DeLawder, Trautman and Kozak in respect of each of the 2011 fiscal year and the 2010 fiscal year and in respect of the 2012 fiscal year prior to April 25, 2012.

Summary Compensation Table for 2012

Name and Principal Position	Year	Salary ($)	Bonus ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)		Total ($)
C. Daniel DeLawder Chairman of the Board and Chief Executive Officer of Park and Park National Bank	2012	$773,525	$151,475	(1)	$178,738	$22,229	(3)	$1,125,967
	2011	$773,525	$0		$358,553	$20,580	(4)	$1,152,658
	2010	$773,525	$0		$272,913	$19,761	(5)	$1,066,199

David L. Trautman President and Secretary of Park and President of Park National Bank	2012	$563,250	$136,750	(1)	$198,644	$15,114	(6)	$913,758
	2011	$563,250	$0		$125,781	$14,424	(7)	$703,455
	2010	$563,250	$0		$115,777	$10,271	(8)	$689,298

Brady T. Burt Chief Financial Officer of Park and Senior Vice President and Chief Financial Officer of Park National Bank (9)	2012	$205,000	$50,000	(1)	$21,073	$19,419	(10)	$295,492

John W. Kozak Former Chief Financial Officer of Park and Former Senior Vice President and Chief Financial Officer of Park National Bank (11)	2012	$414,455	$0		$126,440	$56,514	(12)	$597,409
	2011	$414,455	$0		$83,327	$4,761	(13)	$502,543
	2010	$414,455	$0		$85,465	$4,649	(14)	$504,569

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(1)    The amount shown reflects the discretionary annual incentive compensation award earned by each of the named individuals (in the case of Mr. Burt, as part of the annual incentive compensation program for 2012) with respect to the period from April 25, 2012 through December 31, 2012. This amount reflects the fact that Park was prohibited from paying or accruing any bonus or incentive compensation to the five most highly compensated employees of Park and our subsidiaries during the period that Park was a TARP participant. The discretionary annual incentive compensation awards are discussed in more detail beginning on page 52 under the heading “Compensation Discussion and Analysis − Elements of Compensation for 2012 − Annual Incentive Compensation.”
(2)    The amounts shown reflect the aggregate change in the actuarial present value of the NEO’s accumulated benefits under the Park Pension Plan and the SERP (and each individual’s SERP Agreement as in effect during the applicable fiscal year), determined using interest rate and mortality rate assumptions consistent with those used in Park’s consolidated financial statements. The benefits to be provided under the Park Pension Plan and the SERP (and the related SERP Agreements) are more fully described under the heading “Post-Employment Payments and Benefits” beginning on page 64.
(3)    The amount shown reflects:

•	$4,684, representing the amount of the premium deemed to have been paid on behalf of Mr. DeLawder under the split-dollar life insurance policy maintained on his behalf by Park National Bank;

•	$4,250, representing the contribution to the Park KSOP on Mr. DeLawder’s behalf to match his 2012 pre-tax elective deferral contributions;

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$4,355, representing the amount of the premium deemed to have been paid on behalf of Mr. DeLawder under the split‑dollar life insurance policy which funds his account under the SERP (and his SERP Agreement as in effect during the 2012 fiscal year); and

•	$8,940, representing the aggregate amount of the $745 monthly automobile allowance received by Mr. DeLawder during the 2012 fiscal year.
(4)    The amount shown reflects:

•	$4,302, representing the amount of the premium deemed to have been paid on behalf of Mr. DeLawder under the split-dollar life insurance policy maintained on his behalf by Park National Bank;

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$3,617, representing the final contribution to the Park KSOP on Mr. DeLawder’s behalf to match his 2011 pre-tax elective deferral contributions (of the $4,125 matching contribution which had been reported in the Summary Compensation Table for 2011 included in Park’s 2012 Proxy Statement, $508 was forfeited in 2012 in conjunction with the partial refund of Mr. DeLawder’s 2011 pre-tax elective deferral contributions);

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$3,721, representing the amount of the premium deemed to have been paid on behalf of Mr. DeLawder under the split-dollar life insurance policy which funds his account under the SERP (and his SERP Agreement as in effect during the 2011 fiscal year); and

•	$8,940, representing the aggregate amount of the $745 monthly automobile allowance received by Mr. DeLawder during the 2011 fiscal year.
(5)    The amount shown reflects:

•	$3,881, representing the amount of the premium deemed to have been paid on behalf of Mr. DeLawder under the split-dollar life insurance policy maintained on his behalf by Park National Bank;

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$3,597, representing the final contribution to the Park KSOP on Mr. DeLawder’s behalf to match his 2010 pre-tax elective deferral contributions (of the $4,125 matching contribution which had been reported in the Summary Compensation Table for 2010 included in Park’s 2011 Proxy Statement, $528 was forfeited in 2011 in conjunction with the partial refund of Mr. DeLawder’s 2010 pre-tax elective deferral contributions);

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$3,343, representing the amount of the premium deemed to have been paid on behalf of Mr. DeLawder under the split-dollar life insurance policy which funds his account under the SERP (and his SERP Agreement as in effect during the 2010 fiscal year); and

•	$8,940, representing the aggregate amount of the $745 monthly automobile allowance received by Mr. DeLawder during the 2010 fiscal year.
(6)    The amount shown reflects:

•	$1,042, representing the amount of the premium deemed to have been paid on behalf of Mr. Trautman under the split‑dollar life insurance policy maintained on his behalf by Park National Bank;

•	$4,125, representing the contribution to the Park KSOP on Mr. Trautman’s behalf to match his 2012 pre-tax elective deferral contributions;

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$1,007, representing the amount of the premium deemed to have been paid on behalf of Mr. Trautman under the split‑dollar life insurance policy which funds his account under the SERP (and his SERP Agreement as in effect during the 2012 fiscal year); and

•	$8,940, representing the aggregate amount of the $745 monthly automobile allowance received by Mr. Trautman during the 2012 fiscal year.
(7)    The amount shown reflects:

•	$928, representing the amount of the premium deemed to have been paid on behalf of Mr. Trautman under the split-dollar life insurance policy maintained on his behalf by Park National Bank;

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$3,617, representing the final contribution to the Park KSOP on Mr. Trautman’s behalf to match his 2011 pre-tax elective deferral contributions (of the $4,125 matching contribution which had been reported in the Summary Compensation Table for 2011 included in Park’s 2012 Proxy Statement, $508 was forfeited in 2012 in conjunction with the partial refund of Mr. Trautman’s 2011 pre-tax elective deferral contributions);

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$939, representing the amount of the premium deemed to have been paid on behalf of Mr. Trautman under the split-dollar life insurance policy which funds his account under the SERP (and his SERP Agreement as in effect during the 2011 fiscal year); and

•	$8,940, representing the aggregate amount of the $745 monthly automobile allowance received by Mr. Trautman during the 2011 fiscal year.
(8)    The amount shown reflects:

•	$851, representing the amount of the premium deemed to have been paid on behalf of Mr. Trautman under the split-dollar life insurance policy maintained on his behalf by Park National Bank;

•
$480, representing the amount of the premium deemed to have been paid on behalf of Mr. Trautman under the split-dollar life insurance policy which funds his account under the SERP (and his SERP Agreement as in effect during the 2010 fiscal year); and

•	$8,940, representing the aggregate amount of the $745 monthly automobile allowance received by Mr. Trautman during the 2010 fiscal year.
(9)    Effective December 19, 2012, Mr. Burt succeeded Mr. Kozak as the Chief Financial Officer of Park and as the Chief Financial Officer and a Senior Vice President of Park National Bank. For Mr. Burt, this Summary Compensation Table includes information for 2012 only, as that is the only year during the applicable three‑fiscal‑year period that he qualified as a named executive officer.
(10)    The amount shown reflects:

•	$169, representing the amount of the premium deemed to have been paid on behalf of Mr. Burt under the split‑dollar life insurance policy maintained on his behalf by Park National Bank;

•	$4,250, representing the contribution to the Park KSOP on Mr. Burt’s behalf to match his 2012 pre-tax elective deferral contributions; and

•	$15,000, representing a one-time bonus payment to Mr. Burt in recognition of his contributions in the course of consummating the sale of the Vision Bank business.
(11)    Effective December 19, 2012, Mr. Kozak retired from his positions as Chief Financial Officer of Park and Senior Vice President and Chief Financial Officer of Park National Bank.
(12)    The amount shown reflects:

•	$1,201, representing the amount of the premium deemed to have been paid on behalf of Mr. Kozak under the split‑dollar life insurance policy maintained on his behalf by Park National Bank;

•	$4,250, representing the contribution to the Park KSOP on Mr. Kozak’s behalf to match his 2012 pre‑tax elective deferral contributions;

•
$52, representing the amount of the premium deemed to have been paid on behalf of Mr. Kozak under the split‑dollar life insurance policy which funds his account under the SERP (and his SERP Agreement as in effect during the 2012 fiscal year; and

•	$51,011, representing payment for accrued and unused vacation.
(13)    The amount shown reflects:

•	$1,098, representing the amount of the premium deemed to have been paid on behalf of Mr. Kozak under the split-dollar life insurance policy maintained on his behalf by Park National Bank;

•
$3,617, representing the final contribution to the Park KSOP on Mr. Kozak’s behalf to match his 2011 pre-tax elective deferral contributions (of the $4,125 matching contribution which had been reported in the Summary Compensation Table for 2011 included in Park’s 2012 Proxy Statement, $508 was forfeited in 2012 in conjunction with the partial refund of Mr. Kozak’s 2011 pre-tax elective deferral contributions); and

•
$46, representing the amount of the premium deemed to have been paid on behalf of Mr. Kozak under the split-dollar life insurance policy which funds his account under the SERP (and his SERP Agreement as in effect during the 2011 fiscal year).

(14)    The amount shown reflects:

•	$1,012, representing the amount of the premium deemed to have been paid on behalf of Mr. Kozak under the split-dollar life insurance policy maintained on his behalf by Park National Bank;

•
$3,597, representing the final contribution to the Park KSOP on Mr. Kozak’s behalf to match his 2010 pre-tax elective deferral contributions (of the $4,125 matching contribution which had been reported in the Summary Compensation Table for 2010 included in Park’s 2011 Proxy Statement, $528 was forfeited in 2011 in conjunction with the partial refund of Mr. Kozak’s 2010 pre-tax elective deferral contributions); and

•
$40, representing the amount of the premium deemed to have been paid on behalf of Mr. Kozak under the split-dollar life insurance policy which funds his account under the SERP (and his SERP Agreement as in effect during the 2010 fiscal year).

Grants of Plan-Based Awards
No incentive stock options were granted to any of the NEOs during the 2012 fiscal year.
Park does not maintain any non-equity incentive plans or equity incentive plans as those terms are defined under Item 402(a)(6) of SEC Regulation S-K.
Outstanding Incentive Stock Options at Fiscal Year-End
None of the NEOs held unexercised incentive stock options at the end of the 2012 fiscal year. Park has never granted any other form of equity-based award to the NEOs.
Exercises of Incentive Stock Options
None of the NEOs exercised any incentive stock options during the 2012 fiscal year. Park has never granted any other form of equity-based award to the NEOs.
Post-Employment Payments and Benefits
Pension and Supplemental Benefits
Park Pension Plan
The Park Pension Plan covers employees of Park’s subsidiaries who have attained age 21 and completed one year of service. Under the Park Pension Plan, annual benefits are paid in monthly installments for life with 120 months of payments guaranteed. For purposes of the Park Pension Plan, an employee’s “normal retirement date” is the earlier of the first day of the month coincident with or next following the employee reaching age 70 1/2 or the employee reaching age 65 and completing five years of service.

The amount of annual “normal retirement benefit” to be paid in monthly installments to an eligible employee is the greater of:

•	29% of the average monthly compensation of the employee reduced for expected years of service at normal retirement less than 25; or

•
29% of the average monthly compensation plus 16% of the average monthly compensation in excess of one-twelfth of covered compensation reduced for expected years of service at normal retirement less than 35.

The average monthly compensation of an employee is calculated by averaging the highest five consecutive calendar years of compensation as reported on the employee’s Forms W-2 during the ten calendar years preceding the date of determination. Base salary and incentive compensation, including elective deferral contributions, are included in calculating an employee’s monthly compensation for purposes of the Park Pension Plan.
In addition, the employees of certain of our subsidiary banks (and their respective divisions) participated in pension plans maintained for their benefit prior to the bank’s being acquired by Park and the merger of the bank’s pension plan into the Park Pension Plan. Benefits under the Park Pension Plan cannot be less than the sum of the benefit provided under the merged pension plan and the Park Pension Plan based on years of service since the date of merger of the two plans.
Applicable provisions of the Internal Revenue Code currently limit the amount of annual compensation used to determine plan benefits under a defined benefit pension plan, such as the Park Pension Plan, and the amount of plan benefits payable annually under such a plan. Total compensation in excess of the limit will not be taken into account for benefit calculation purposes. The average of the maximum annual total compensation which may be used in determining plan benefits under qualified defined benefit plans for the past five years is $243,000. The 2012 monthly rate of total compensation used to determine benefits was limited to $20,833 per month, which is the equivalent of an annual total compensation of $250,000.
If an employee elects to retire after completing ten years of service and reaching 55 years of age, the employee may receive a monthly benefit for life with 120 months of payments guaranteed beginning at his or her normal retirement date equal to the “accrued benefit” at the early retirement date. Payments to the employee may begin immediately, with the benefit being reduced one fifteenth (1/15th) for the first five years and one thirtieth (1/30th) for the next five years. For purposes of the Park Pension Plan, the “accrued benefit” at any time prior to an employee’s normal retirement date is the normal retirement benefit as described above multiplied by a fraction, the numerator of which is the employee’s total years of service as of the date of determination and the denominator of which is the employee’s expected years of service at normal retirement.
An employee may continue employment with Park and/or one of our subsidiaries after his or her normal retirement date. In such an event, the employee will receive the benefit he or she would have received on his or her normal retirement date actuarially increased to reflect delayed payment. Notwithstanding the foregoing, the benefit received by such an employee will not be less than the benefit accrued at delayed retirement reflecting service and compensation to such date.
Upon the termination of employment after five or more years, an employee has a vested interest in his or her accrued benefit which will be payable on the normal retirement date. An employee will generally have no vested interest if he or she terminates employment after less than five years of service with Park and/or one of our subsidiaries; however, the Park Pension Plan was amended in conjunction with the sale of substantially all of the performing loans, operating assets and liabilities associated with Vision Bank to Centennial Bank on February 16, 2012, in order to fully vest all of the Vision Bank employees upon termination of employment, regardless of their years of service with Vision Bank. An employee who terminates employment with ten or more years of service with Park and/or one of our subsidiaries may elect to receive his or her vested interest as early as age 55.
If an employee becomes totally and permanently disabled prior to his or her normal retirement date and retires after being determined to be disabled by the Compensation Committee for at least six months, he or she will receive a disability retirement benefit equal to his or her “accrued benefit” at disability reduced actuarially for payment preceding normal retirement.
In the event of a married employee’s death after the completion of five years of service, but prior to meeting the eligibility requirements for early retirement, the participant will be assumed to have terminated employment the day before his or her death, survived to his or her early retirement date, elected a joint and one-half survivor benefit, and passed away the following day. If an unmarried employee dies prior to the early retirement age, the survivor annuity will be 50% of the 10-year certain and life annuity payable to such employee if such employee had terminated employment one day prior to his or her death.
In the event of a married employee’s death after meeting the requirements for early retirement, his or her surviving spouse will receive one-half of the joint and one-half survivor benefit calculated on the day before his or her death. If an unmarried employee or unmarried “inactive” employee dies on or after the early retirement age, the survivor annuity will be computed as if he or she started receiving a 10‑year certain and life annuity on the day before his or her death.
For a vested terminated employee, death benefits are calculated the same as for active employees, but based on the employee’s accrued benefit at his or her termination date.
An eligible employee of Park and/or one of our subsidiaries may opt to receive his or her benefits pursuant to the following methods of settlement that are actuarially equivalent to the normal form of annuity:

•	a benefit to be paid during the employee’s lifetime with one-half of the benefit to be continued to be paid to the employee’s spouse for his or her lifetime after the employee’s death;

•	a benefit to be paid during the employee’s lifetime with three-fourths of the benefit to be continued to be paid to the employee’s spouse for his or her lifetime after the employee’s death;

•
a benefit to be paid during the employee’s lifetime with a percentage of the benefit or the same benefit to be continued to be paid to the employee’s spouse for his or her lifetime after the employee’s death;

•	a benefit payable in equal installments during the employee’s lifetime;

•	a benefit to be paid for 120 months certain and thereafter for life; or

•	an unlimited lump-sum settlement for retirees and a lump-sum settlement under $5,000 for vested employees who have not yet retained retirement age.

It is not possible for an employee’s years of service under the Park Pension Plan to exceed the employee’s actual years of service with Park and/or our subsidiaries.
Supplemental Executive Retirement Benefits
Each of Messrs. DeLawder and Trautman is entitled to receive additional benefits under the SERP arrangements generally to the degree his projected benefits from the Park Pension Plan and Park’s contributions under the Park KSOP and Social Security benefits are less than 40% of his projected annual compensation (salary and bonus) at age 62. Mr. Burt does not participate in any SERP arrangements. Mr. Kozak forfeited his benefits under his SERP arrangement upon his retirement since he had not reached age 62.
Park or one of our subsidiaries purchased split dollar life insurance policies in order to fund the obligations under the SERP arrangements. Generally, these policies provide a benefit equal to the benefit a SERP participant would have been paid if the SERP participant had not died before age 84. Thus, the policies provide no additional benefit to the NEOs but help Park and our subsidiaries meet their commitments to them.
Executives with SERP arrangements forfeit their benefits if they terminate their employment with Park prior to age 62, strengthening the retention aspects of this program. However, an individual can receive a partial benefit if his or her termination is related to a substantial disability or a full benefit if there is a change in control of Park.
The SERP arrangements have demanding repayment and forfeiture provisions associated with them. Park can recoup SERP benefits that have already been paid if Park determines there was cause to terminate a SERP participant prior to the SERP participant receiving benefits. Moreover, a SERP participant would forfeit the right to future benefits in such a situation. In addition, SERP participants forfeit their rights to future benefits if they violate certain non-competition, non-solicitation of customers and non-solicitation of employees covenants during a period of 12 months following their separation from service with Park and our subsidiaries. As a result, while the SERP arrangements provide NEOs with additional retirement benefits, they also offer important protections to Park, which the Compensation Committee sees as reasonable.
Pension Benefits for 2012
The following table shows the actuarial present value of each NEO’s accumulated benefit, including the number of years of service credited to each NEO, under each of the Park Pension Plan and the SERP (and each NEO’s SERP Agreement as in effect during the 2012 fiscal year), determined using interest rate and mortality rate assumptions consistent with those used in Park’s consolidated financial statements and summarized in Note 13 of the Notes to Consolidated Financial Statements beginning on page 70 of Park’s 2012 Annual Report.

Pension Benefits for 2012

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
C. Daniel DeLawder	Park Pension Plan (1)	42	$1,091,361	$0
	SERP	16	$1,368,561	$0
David L. Trautman	Park Pension Plan	29	$432,187	$0
	SERP	5	$320,490	$0
Brady T. Burt	Park Pension Plan	5	$46,777	$0
John W. Kozak	Park Pension Plan (2)	33	$640,764	$0
________________________
(1)    Mr. DeLawder is eligible for early retirement under the Park Pension Plan. The present value of his early retirement benefit was $1,099,212 at December 31, 2012. This value increased by $172,212 during the 2012 fiscal year.
(2)    Mr. Kozak was eligible for early retirement under the Park Pension Plan when he retired on December 19, 2012. The present value of his early retirement benefit was $634,902 on December 19, 2012. This value represented an increase of $98,688 from January 1, 2012.
Potential Payouts upon Termination of Employment or Change in Control
Kozak Separation Agreement
On December 24, 2012, Park National Bank and John W. Kozak executed the Kozak Separation Agreement, which addresses certain commitments and obligations following Mr. Kozak’s retirement, effective December 19, 2012.
Pursuant to the Kozak Separation Agreement, Mr. Kozak will receive separation pay in an amount equal to the base salary he would have received had he continued active employment with Park and Park National Bank through December 31, 2013, subject to compliance with the non-competition provisions included in the Separation Agreement. The total gross amount of such separation pay will be $414,455, subject to such withholding taxes as are required by law, and will be paid in bi-weekly installments in accordance with Park National Bank’s regular payroll practice. Mr. Kozak was also paid $51,011 for his earned and unused vacation allotment in December 2012.
Mr. Kozak continued to be eligible to participate in Park National Bank’s medical, dental and vision insurance benefit programs through December 31, 2012. Since that date, Mr. Kozak has elected to continue coverage in accordance with COBRA. Park National Bank will reimburse Mr. Kozak for the full amount of the COBRA premium paid by Mr. Kozak for the elected coverage until the earlier of (a) December 31, 2013 or (b) the first date on which Mr. Kozak is eligible for medical insurance coverage from other employment. In addition, the Park National Bank Board of Directors has taken action to maintain in place the existing split-dollar life insurance policy for Mr. Kozak by amending or waiving, as appropriate, the requirements that Mr. Kozak remain employed through age 62 and that he not be employed elsewhere. Mr. Kozak’s rights under retirement and equity-based plans in which Park National Bank employees may participate are governed solely by the terms of those plans.

The Kozak Separation Agreement includes customary non-disclosure, non-disparagement, post-employment cooperation and non-competition provisions agreed to by Park National Bank and Mr. Kozak. In particular, Mr. Kozak agreed that from December 19, 2012 through and including April 30, 2013, he will not work, either directly or indirectly, as an officer, director, employee, consultant, partner, sole proprietor, or in any other capacity for (a) any entity in the financial services industry that competes with Park National Bank or its divisions or affiliates in any market in which Park National Bank or any of its divisions or affiliates maintains a branch or facility or (b) any entity in the financial services industry that has a branch or other facility within 25 miles of any branch or other facility operated by Park National Bank or any of its divisions or affiliates (each, a “Competing Bank”). Separation payments will cease immediately if, prior to May 1, 2013, Mr. Kozak commences work, either directly or indirectly, with a Competing Bank.
Supplemental Executive Retirement Benefits
The provisions of the SERP arrangements addressing the impact of a change of control and the subsequent termination of an individual covered thereby are described under the heading “Post-Employment Payments and Benefits – Pension and Supplemental Benefits – Supplemental Executive Retirement Benefits” beginning on page 67.
Other Potential Payouts
Regardless of the manner in which an NEO’s employment terminates, he is entitled to receive amounts earned during his term of employment. Such amounts would include:

•	the balance of the NEO’s account under the Park KSOP;

•	unused vacation pay; and

•
amounts accrued and vested under the Park Pension Plan paid in accordance with the terms of the Park Pension Plan, as discussed in more detail beginning on page 64 under the heading “Post-Employment Payments and Benefits – Pension and Supplemental Benefits – Park Pension Plan.”

If an NEO retires after reaching age 55, in addition to the items identified in the preceding paragraph, the NEO will be entitled to receive a lump-sum payment of the present value of the benefit to which he would have been entitled under the Park Pension Plan, as discussed in more detail beginning on page 64 under the heading “Post-Employment Payments and Benefits – Pension and Supplemental Benefits – Park Pension Plan.”
If an NEO retires after reaching age 62, in addition to the items identified in the preceding paragraphs, the NEO will receive:

•
the supplemental executive retirement benefits discussed on page 67 under the heading “Post-Employment Payments and Benefits – Pension and Supplemental Benefits – Supplemental Executive Retirement Benefits”; and

•
continued coverage under the split-dollar life insurance policy maintained on his behalf by Park National Bank, as discussed in more detail beginning on page 53 under the heading “Compensation Discussion and Analysis – Elements of Compensation for 2012 – Other Benefits”.

In the event of the death or disability of an NEO, in addition to the benefits identified in the preceding paragraph(s), the NEO or his beneficiary, as appropriate, will receive:

•	benefits under Park’s disability insurance plan; and

•
his share of the proceeds under the split-dollar life insurance policy maintained on his behalf by Park National Bank, as discussed in more detail beginning on page 53 under the heading “Compensation Discussion and Analysis – Elements of Compensation for 2012 – Other Benefits”.

The following table summarizes payments which would have been made to Messrs. DeLawder, Trautman and Burt if a retirement or termination event had occurred on December 31, 2012. In the case of Mr. Kozak, the table summarizes payments scheduled to be made pursuant to the Kozak Separation Agreement in connection with his retirement on December 19, 2012. Actual amounts to be paid out can only be determined at the time of an NEO’s actual separation from service with Park.

	Voluntary Termination on 12/31/12	Early Retirement on 12/31/12		Normal Retirement on 12/31/12	Involuntary Not for Cause Termination on 12/31/12	For Cause Termination on 12/31/12	Disability on 12/31/12	Death on 12/31/12
C. Daniel DeLawder
Park KSOP	$1,093,013	$1,093,013		$1,093,013	$1,093,013	$1,093,013	$1,093,013	$1,093,013
Park Pension Plan (1)	$1,099,212	$1,099,212		$1,099,212	$1,099,212	$1,099,212	$1,099,212	$1,099,212
SERP - Life Insurance	$—	–		–	–	–	–	$2,756,165
Split-Dollar Life Insurance	$—	–		–	–	–	–	$1,911,980
Total	$2,192,225	$2,192,225		$2,192,225	$2,192,225	$2,192,225	$2,192,225	$6,860,370

David L. Trautman
Park KSOP	$607,847		(2)	$607,847	$607,847	$607,847	$607,847	$607,847
Park Pension Plan (1)	$432,187		(2)	$432,187	$432,187	$432,187	$432,187	$432,187
SERP – Life Insurance	–		(2)	–	–	–	–	$1,342,000
Split-Dollar Life Insurance	–		(2)	–	–	–	–	$1,270,880
Total	$1,040,034		(2)	$1,040,034	$1,040,034	$1,040,034	$1,040,034	$3,652,914

Brady T. Burt
Park KSOP	$247,764		(3)	$247,764	$247,764	$247,764	$247,764	$247,764
Park Pension Plan (1)	$46,777		(3)	$46,777	$46,777	$46,777	$46,777	$46,777
Split-Dollar Life Insurance	–		(3)	–	–	–	–	$444,375
Total	$294,541		(3)	$294,541	$294,541	$294,541	$294,541	$738,916

John W. Kozak
Park KSOP	n/a	$452,912		n/a	n/a	n/a	n/a	n/a
Park Pension Plan (1)	n/a	$634,902		n/a	n/a	n/a	n/a	n/a
Split-Dollar Life Insurance	n/a	$—	(4)	n/a	n/a	n/a	n/a	n/a
Separation Payment	n/a	$414,455	(5)	n/a	n/a	n/a	n/a	n/a
Medical/Dental/Vision Premiums	n/a	$13,954	(6)	n/a	n/a	n/a	n/a	n/a
Accrued and Unused Vacation Pay	n/a	$51,011		n/a	n/a	n/a	n/a	n/a
Total	n/a	$1,567,234		n/a	n/a	n/a	n/a	n/a
________________________
(1)    Reflects the estimated lump-sum present value of the benefits to which the NEO would be entitled under the Park Pension Plan.
(2)    Since, as of December 31, 2012, Mr. Trautman had not reached age 55, he was not eligible for early retirement. However, if Mr. Trautman had retired on December 31, 2012, he would have been eligible to receive the same payments as those identified in the column captioned “Voluntary Termination on 12/31/12”.
(3)    Since, as of December 31, 2012, Mr. Burt had not reached age 55, he was not eligible for early retirement. However, if Mr. Burt had retired on December 31, 2012, he would have been eligible to receive the same payments as those identified in the column captioned “Voluntary Termination on 12/31/12”.

(4)    If Mr. Kozak’s share of the proceeds under his split-dollar life insurance policy were computed as of December 19, 2012, his share would have been $857,820. Since these proceeds are only payable on death, they are not included in the table above.
(5)    Represents the total gross amount of separation pay, which will be paid in bi-weekly installments as contemplated by, and subject to compliance with the non-competition provisions included in, the Kozak Separation Agreement.
(6)    Represents the premiums payable by Park National Bank on behalf of Mr. Kozak as a result of his election to continue coverage under Park National Bank’s medical, dental and vision insurance/benefit programs until December 31, 2013.
EQUITY COMPENSATION PLAN INFORMATION
Park has two compensation plans under which common shares of Park are authorized for issuance to directors, officers or employees of Park and Park’s subsidiaries in exchange for consideration in the form of goods or services – the 2005 Incentive Stock Option Plan and the Park National Corporation Stock Plan for Non-Employee Directors of Park National Corporation and Subsidiaries (the “Directors’ Stock Plan”). In addition, Park maintains the Park KSOP, which is intended to meet the qualification requirements of Section 401(a) of the Internal Revenue Code. The 2005 Incentive Stock Option Plan and the Directors’ Stock Plan have been approved by Park’s shareholders.
The following table shows the number of common shares remaining available for future issuance under the 2005 Incentive Stock Option Plan and the Directors’ Stock Plan at December 31, 2012. There were no incentive stock options outstanding under the 2005 Incentive Stock Option Plan at December 31, 2012.

Plan category	(a) Number of common shares to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of common shares remaining available for future issuance under equity compensation plans (excluding common shares reflected in column (a)
Equity compensation plans approved by shareholders	-	-	1,540,240 (1)
Equity compensation plans not approved by shareholders	-	-	-
Total	-	-	1,540,240 (1)
________________________
(1)    Includes 1,500,000 common shares remaining available for future issuance under the 2005 Incentive Stock Option Plan and 40,240 common shares remaining available for future issuance under the Directors’ Stock Plan.
DIRECTOR COMPENSATION
Park uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board of Directors. To align the interests of Park’s directors and shareholders, Park’s Regulations require that all directors of Park be shareholders. Park does not have a requirement which addresses the number of common shares that need to be retained by directors.

The Compensation Committee annually reviews, with the assistance of Pay Governance, certain market information provided by Pay Governance concerning compensation (both cash and non-cash) paid to directors. Based on such information (which showed that the compensation paid by Park to its directors was modest when compared to that paid by peer companies to their directors), the fact that the compensation paid to Park’s directors had not changed for six years and consideration of the increased time commitment required of and responsibilities assumed by directors in their service on the Board of Directors and on Board committees, at its January 16, 2013 meeting, the Compensation Committee adopted recommendations for consideration by the full Board with respect to changes in directors’ compensation for the fiscal year ending December 31, 2013 (the “2013 fiscal year”). Following consideration of such recommendations, at its January 28, 2013 meeting, the full Board of Directors set the compensation payable to the directors for the 2013 fiscal year, which is described below.
Annual Retainers and Meeting Fees
Annual Retainers Payable in Common Shares
Since 2004, each director of Park who is not an employee of Park or one of our subsidiaries (a “non-employee director”) has received, on the date of the regular meeting of the Park Board of Directors held during the fourth fiscal quarter, an annual retainer in the form of common shares awarded under the Directors’ Stock Plan. For the 2012 fiscal year, the number of common shares received was 120. If the proposed 2013 Incentive Plan is approved by the Park shareholders at the Annual Meeting, the Directors’ Stock Plan will be terminated and the annual retainer in the form of common shares will be awarded under the 2013 Incentive Plan, with the number of common shares to be awarded as the annual retainer for the 2013 fiscal year increased to 200.
Each non-employee director of Park also serves on the board of directors of either Park National Bank or one of the divisions of Park National Bank, and since 2004, has received, on the date of the regular meeting of the Park Board of Directors held during the fourth fiscal quarter, an annual retainer in the form of 60 common shares of Park awarded under the Directors’ Stock Plan. If the proposed 2013 Incentive Plan is approved by the Park shareholders at the Annual Meeting, the full Board of Directors of Park intends to evaluate, at the meeting of the Board to be held on April 22, 2013, the compensation paid to members of the boards of directors of the subsidiaries of Park (including Park National Bank) and the divisions of Park National Bank and determine the cash and non-cash compensation (including the number of common shares to be awarded in the form of annual retainers) to be paid for the 2013 fiscal year.
Cash Compensation
The following table sets forth the cash compensation paid by Park to Park’s non-employee directors for the 2012 fiscal year and to be paid to Park’s non-employee directors for the 2013 fiscal year:

Meeting Fees:	2012	2013
Each meeting of Board of Directors attended (1)	$1,000	$1,200
Each meeting of Executive Committee attended	$400	$900
Each meeting of Audit Committee attended	$400	$900
Each meeting of each other Board Committee attended	$400	$600
Annual Retainers:
Annual Retainer for Committee Chairs:
Audit Committee	$5,000	$7,500
Nominating Committee	$0	$5,000
Compensation Committee	$0	$5,000
Risk Committee	$0	$5,000

Annual Retainer for Other Committee Members:
Executive Committee	$2,500	$5,000
Audit Committee	$2,500	$5,000
Risk Committee	$0	$2,500
Compensation Committee	$0	$2,500
Investment Committee	$0	$2,500
Nominating Committee	$0	$2,500
Lead Director Additional Annual Retainer	$0	$15,000
________________________
(1)    If the date of a meeting of the full Board of Directors is changed from that provided for by resolution of the Board and a Park non-employee director is not able to attend the rescheduled meeting, he or she receives the meeting fee as though he or she attended the meeting.
Each non-employee of Park also serves on the board of directors of either Park National Bank or one of the divisions of Park National Bank and, in some cases, receives a specified amount of cash for such service as well as fees for attendance at meetings of the board of directors of Park National Bank or the applicable division of Park National Bank (and committees of the respective boards).
In addition to the annual retainers and meeting fees discussed above, non-employee directors also receive reimbursement of all reasonable travel and other expenses of attending board and committee meetings.
C. Daniel DeLawder, Harry O. Egger, William T. McConnell and David L. Trautman receive no compensation for: (i) serving as a member of the Board of Directors of Park; (ii) serving as a member of the board of directors of Park National Bank or one of its divisions; or (iii) serving as a member of any committee of the respective boards. In addition, William A. Phillips received no such compensation during the portion of the 2012 fiscal year he served prior to his retirement as a Park director.

Split-Dollar Life Insurance Policies
Effective as of December 28, 2007, Maureen Buchwald, James J. Cullers, F. William Englefield IV, John J. O’Neill, Rick R. Taylor and Leon Zazworsky entered into split-dollar agreements (the “Split-Dollar Agreements”) which amended and restated the split-dollar agreements to which they had been parties. The Split-Dollar Agreements are intended to comply with the requirements of Section 409A of the Internal Revenue Code. Mr. Cullers’ Split-Dollar Agreement remained in effect following his retirement as a director of Park on April 23, 2012.
Under the terms of each Split-Dollar Agreement, Park National Bank owns the life insurance policy to which the Split-Dollar Agreement relates. Each individual party to a Split-Dollar Agreement has the right to designate the beneficiary(ies) to whom a portion of the death proceeds of the policy are to be paid in accordance with the terms of the Split-Dollar Agreement. Upon the death of the individual, his or her beneficiary(ies) will be entitled to an amount equal to the lesser of (i) $100,000 or (ii) 100% of the difference between the total death proceeds under the policy and the cash surrender value of the policy (such difference being referred to as the “Net at Risk Amount”). In no event will the amount payable to an individual’s beneficiary(ies) exceed the Net at Risk Amount in the policy as of the date of the individual’s death. Park National Bank will be entitled to any death proceeds payable under the policy remaining after payment to the individual’s beneficiary(ies).
Park National Bank maintains split-dollar life insurance policies on behalf of C. Daniel DeLawder, William T. McConnell and David L. Trautman, in their respective capacities as executive officers (and, in the case of Mr. McConnell, a former executive officer) of Park National Bank. Park National Bank also maintains a split-dollar life insurance policy on behalf of William A. Phillips in his capacity as a former executive officer of the Century National Bank Division, which remained in effect following his retirement as a director of Park and as a non-executive officer employee of the Central National Bank Division on April 23, 2012. Park National Bank will receive proceeds under each policy in an amount equal to the premiums paid up to the date of death plus earnings accrued in respect of the policy since the inception of the policy. Each of Messrs. DeLawder, McConnell, Phillips and Trautman has the right to designate the beneficiary to whom his share of the proceeds under the policy (approximately two times his highest annual total compensation during his employment with Park National Bank or the Century National Bank Division, as appropriate) is to be paid. Each policy remains in effect following the covered individual’s retirement as long as the covered individual is fully vested in the Park Pension Plan, has reached age 62, has not been employed by another financial services firm and was not terminated for cause. If Mr. DeLawder’s share of the proceeds under his policy were computed as of December 31, 2012, his share would have been $1,911,980. If Mr. McConnell’s share of the proceeds under his policy were computed as of December 31, 2012, his share would have been $1,455,000. If Mr. Trautman’s share of the proceeds under his policy were computed as of December 31, 2012, his share would have been $1,270,880. If Mr. Phillips’ share of the proceeds under his policy were computed as of December 31, 2012, his share would have been $295,739.
Park National Bank maintains a split-dollar life insurance policy on behalf of Mr. Egger, in his capacity as a former executive officer of the Security National Bank Division. Park National Bank will receive proceeds under the policy in an amount equal to the premiums paid up to the date of death plus earnings accrued in respect of the policy since the inception of the policy. Mr. Egger has the right to designate the beneficiary to whom his share of the proceeds under the policy (approximately three and one-half times his highest annual total compensation during his employment with the Security National Bank Division or $1,597,341) is to be paid. Mr. Egger’s policy remained in effect following his retirement as an executive officer of the Security National Bank Division on March 31, 2003.

Change in Control Payments
None of the Current Directors is entitled to payment of any benefits upon a change in control of Park.
Other Compensation
C. Daniel DeLawder and David L. Trautman
C. Daniel DeLawder and David L. Trautman currently serve as executive officers of Park and of Park National Bank. Please see the discussion of their compensation as executive officers under the heading “EXECUTIVE COMPENSATION” beginning on page 43.
William T. McConnell
William T. McConnell is employed by Park National Bank in a non-executive officer capacity. In such capacity, he received the amount of $33,000 during the 2012 fiscal year. Mr. McConnell is eligible to participate in the employee benefit programs maintained by Park and Park National Bank (and its divisions), including medical, dental and disability insurance plans, on the same terms as all other employees of Park and Park National Bank (and its divisions). Mr. McConnell no longer participates in the Park Pension Plan. In 1998, he received a lump sum distribution in respect of the benefits payable to him in accordance with the terms of the Park Pension Plan, after reaching age 65. Mr. McConnell has participated in the SERP and has been receiving an annual targeted benefit of $53,200. Mr. McConnell continues to participate in the Park KSOP.
Harry O. Egger
Harry O. Egger is employed by the Security National Bank Division in a non-executive officer capacity. In such capacity, he received the amount of $33,000 during the 2012 fiscal year. Mr. Egger is eligible to participate in the employee benefit programs maintained by Park and Park National Bank (and its divisions), including medical, dental and disability insurance plans, on the same terms as all other employees of Park and Park National Bank (and its divisions). Although Mr. Egger is also eligible to participate in the Park KSOP, he made no elective deferral contributions during the 2012 fiscal year.
Since March 31, 2003, Mr. Egger has received and will continue to receive a monthly pension benefit under the Park Pension Plan of $6,318.83. In addition, under the provisions of his employment agreement with Security National Bank Division (the term of which ended March 31, 2003), Mr. Egger receives an annual supplemental retirement benefit in the amount of $153,320, which he will be paid for the remainder of his life.
William A. Phillips
William A. Phillips is employed by the Century National Bank Division in a non-executive officer capacity. In such capacity, he received the amount of $33,000 during the 2012 fiscal year. Mr. Phillips is eligible to participate in the employee benefit programs maintained by Park and Park National Bank (and its divisions), including medical, dental and disability insurance plans, on the same terms as all other employees of Park and Park National Bank (and its divisions). Mr. Phillips no longer participates in the Park Pension Plan. In 1998, he received a lump sum distribution in respect of the benefits payable to him in accordance with the terms of the Park Pension Plan, after reaching age 65. Mr. Phillips did not participate in the SERP. Mr. Phillips continues to participate in the Park KSOP.

Director Compensation for 2012
The following table summarizes the compensation paid by Park to each individual who served as a non-executive officer director of Park at any time during the 2012 fiscal year for service on the Board of Directors of Park and the board of directors of Park National Bank or a division of Park National Bank. Dollar amounts have been rounded up to the nearest whole dollar.
Director Compensation for 2012

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
Maureen Buchwald	$21,300	$11,978	$0		$6,051	(3)	$39,329
James J. Cullers (4)	$9,350	$3,993	$0		$6,674	(3)	$20,017
Harry O. Egger	$0	$0	$2,883	(5)	$41,690	(6)	$44,573
F. William Englefield IV	$33,300	$11,978	$0		$203	(3)	$45,481
Stephen J. Kambeitz	$24,400	$11,978	$0		$0		$36,378
William T. McConnell	$0	$0	$0		$54,271	(7)	$54,271
Timothy S. McLain	$24,200	$11,978	$0		$0		$36,178
John J. O'Neill	$27,500	$11,978	$0		$16,875	(3)	$56,353
William A. Phillips (8)	$0	$0	$0		$40,480	(9)	$40,480
Rick R. Taylor	$14,600	$11,978	$0		$389	(3)	$26,967
Sarah Reese Wallace	$18,200	$11,978	$0		$0		$30,178
Leon Zazworsky	$41,900	$11,978	$0		$349	(3)	$54,227

________________________
(1)    C. Daniel DeLawder, Park’s Chairman of the Board and Chief Executive Officer, and David L. Trautman, Park’s President and Secretary, are not included in this table as they are executive officers of Park and Park National Bank and thus receive no compensation for their services as directors. The compensation received by Messrs. DeLawder and Trautman as executive officers of Park and Park National Bank is shown in the Summary Compensation Table for 2012 beginning on page 59.
(2)    Represents the closing price of Park’s common shares on NYSE MKT on October 22, 2012 ($66.54) times the number of common shares granted on that date in the form of an annual retainer under the Directors’ Stock Plan. This amount also represents the grant date fair value of the common shares awarded computed in accordance with FASB ASC Topic 718. The following individuals received 180 common shares of Park as an annual retainer: Maureen Buchwald; F. William Englefield IV; Stephen J. Kambeitz; Timothy S. McLain; John J. O’Neill; Rick R. Taylor; Sarah Reese Wallace; and Leon Zazworsky. James J. Cullers received 60 common shares of Park as an annual retainer in respect of his service on the advisory board of the First-Knox National Bank Division during the 2012 fiscal year.
(3)    Reflects the amount of premium deemed to have been paid on behalf of the named individual under the split-dollar life insurance policy maintained on his or her behalf.

(4)    Mr. Cullers retired as a Park director on April 23, 2012. He continued to serve on the advisory board of the First-Knox National Bank Division during the entire 2012 fiscal year.
(5)    During the 2012 fiscal year, earnings in the amount of $2,883 were accrued in respect of the cumulative amount which has been deferred for Mr. Egger’s account under the Security National Bank and Trust Co. Second Amended and Restated 1988 Deferred Compensation Plan (the “Security Deferred Compensation Plan”). The proceeds of Mr. Egger’s deferred compensation account will be distributed to him in cash upon the termination of his service on the Board of Directors of the Security National Bank Division. As of December 31, 2012, the cumulative amount accrued for Mr. Egger’s account under the Security Deferred Compensation Plan was $826,732.
The aggregate change in the actuarial present value of Mr. Egger’s accumulated benefits under the Park Pension Plan and the terms of his employment agreement providing for an annual supplemental retirement benefit, determined using interest rate and mortality rate assumptions consistent with those in Park’s consolidated financial statements, increased by $40,006 during the 2012 fiscal year. During the 2012 fiscal year, Mr. Egger received pension benefits under the Park Pension Plan in the aggregate amount of $75,826 and a supplemental retirement benefit under the terms of his employment agreement in the amount of $153,320, which amounts are not included in the amounts shown in this table since these benefits were earned in his capacity as an employee of the Security National Bank Division.
(6)    Represents the sum of: (i) $8,690, reflecting the amount of premium deemed to have been paid on behalf of Mr. Egger under the split-dollar life insurance policy maintained on his behalf by the Security National Bank Division; and (ii) $33,000, reflecting the amount he received in his capacity as a non-executive officer employee of the Security National Bank Division during the 2012 fiscal year.
(7)    Represents the sum of: (i) $14,448, reflecting the amount of premium deemed to have been paid on behalf of Mr. McConnell under the split-dollar life insurance policy maintained on his behalf by Park National Bank; (ii) $4,760, reflecting the amount of premium deemed to have been paid on behalf of Mr. McConnell under the split-dollar life insurance policy which funds his account under the SERP (and his SERP Agreement); (iii) $33,000, reflecting the amount he received in his capacity as a non-executive officer employee of Park National Bank during the 2012 fiscal year; and (iv) $2,063, representing the contribution to the Park KSOP on Mr. McConnell’s behalf to match his 2012 pre-tax elective deferral contributions. During the 2012 fiscal year, Mr. McConnell received an annual targeted benefit under his SERP Agreement of $53,200, which amount is not included in the amounts shown in this table since this benefit was earned in his capacity as executive officer and employee of Park and Park National Bank prior to reaching age 62.
(8)    Mr. Phillips retired as a Park director on April 23, 2012. He continued to serve as a non-executive officer employee and a director of the Century National Bank Division throughout the entire 2012 fiscal year.
(9)    Represents the sum of: (i) $6,077, reflecting the amount of premium deemed to have been paid on behalf of Mr. Phillips under the split-dollar life insurance policy maintained on his behalf by Park National Bank; (ii) $33,000, reflecting the amount he received in his capacity as a non-executive officer employee of the Century National Bank Division during the 2012 fiscal year; and (iii) $1,403, representing the contribution to the Park KSOP on Mr. Phillip’s behalf to match his 2012 pre-tax elective deferral contributions.

RATIFICATION OF THE APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 6)
Crowe Horwath LLP, together with its predecessor Crowe Chizek and Company LLC (“Crowe Horwath”), has served as Park’s independent registered public accounting firm since March 15, 2006. Crowe Horwath audited Park’s consolidated financial statements as of and for the fiscal year ended December 31, 2012 and the effectiveness of Park’s internal control over financial reporting as of December 31, 2012. Representatives of Crowe Horwath are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
The appointment of Park’s independent registered public accounting firm is made annually by the Audit Committee. Park has determined to submit the appointment of the independent registered public accounting firm to the shareholders for ratification because of such firm’s role in reviewing the quality and integrity of Park’s consolidated financial statements and internal control over financial reporting. Before appointing Crowe Horwath, the Audit Committee carefully considered that firm’s qualifications as the independent registered public accounting firm for Park and the audit scope.
Recommendation and Vote Required
THE AUDIT COMMITTEE AND YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS OF PARK VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH.
The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, is required to ratify the appointment of Crowe Horwath as Park’s independent registered public accounting firm for the 2013 fiscal year. The effect of an abstention is the same as a vote “AGAINST”. Even if the appointment of Crowe Horwath is ratified by the shareholders, the Audit Committee, in its discretion, could decide to terminate the engagement of Crowe Horwath and to engage another firm if the Audit Committee determines such action is necessary or desirable. If the appointment of Crowe Horwath is not ratified, the Audit Committee will reconsider (but may decide to maintain) the appointment.
AUDIT COMMITTEE MATTERS
Report of the Audit Committee for the Fiscal Year Ended December 31, 2012
Role of the Audit Committee, Independent Registered Public Accounting Firm and
Management
The Audit Committee consists of four directors, each of whom qualifies as an independent director under the applicable NYSE MKT Rules and SEC Rule 10A‑3. The Audit Committee operates under the Audit Committee Charter adopted by Park’s Board of Directors. The Audit Committee is responsible for assisting the Board of Directors in the oversight of the accounting and financial reporting processes of Park and Park’s subsidiaries. In particular, the Audit Committee assists the Board of Directors in overseeing: (i) the integrity of Park’s consolidated financial statements and the effectiveness of Park’s internal control over financial reporting; (ii) the legal compliance and ethics programs established by Park’s management and the Board of Directors; (iii) the qualifications and independence of Park’s independent registered public accounting firm; (iv) the performance of Park’s independent registered public accounting firm and Park’s Internal Audit Department; and (v) the annual independent audit of Park’s consolidated financial statements. The Audit Committee is responsible for the appointment, compensation and oversight of the work of Park’s independent registered public accounting firm. Crowe Horwath was appointed to serve as Park’s independent registered public accounting firm for the 2012 fiscal year.
During the 2012 fiscal year, the Audit Committee met 11 times, and the Audit Committee discussed the interim financial and other information contained in each quarterly earnings announcement and periodic filings with the SEC with Park’s management and Crowe Horwath prior to public release.
Park’s management has the primary responsibility for the preparation, presentation and integrity of Park’s consolidated financial statements, for the appropriateness of the accounting principles and reporting policies that are used by Park and Park’s subsidiaries and for the accounting and financial reporting processes, including the establishment and maintenance of adequate systems of disclosure controls and procedures and internal control over financial reporting. Management also has the responsibility for the preparation of an annual report on management’s assessment of the effectiveness of Park’s internal control over financial reporting. Park’s independent registered public accounting firm is responsible for performing an audit of Park’s annual consolidated financial statements and Park’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing its report thereon based on such audit and for reviewing Park’s unaudited interim consolidated financial statements. The Audit Committee’s responsibility is to provide independent, objective oversight of these processes.
In discharging its oversight responsibilities, the Audit Committee regularly met with Park’s management, Crowe Horwath and Park’s internal auditors throughout the year. The Audit Committee often met with each of these groups in executive session. Throughout the relevant period, the Audit Committee had full access to management as well as to Crowe Horwath and Park’s internal auditors. To fulfill its responsibilities, the Audit Committee did, among other things, the following:

•	reviewed the work performed by Park’s Internal Audit Department;

•
monitored the progress and results of the testing of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and other applicable regulatory requirements, reviewed a report from management and Park’s Internal Audit Department regarding the design, operation and effectiveness of internal control over financial reporting, and reviewed an audit report from Crowe Horwath regarding Park’s internal control over financial reporting;

•
reviewed the audit plan and scope of the audit with Crowe Horwath and discussed with Crowe Horwath the matters required to be discussed by auditing standards generally accepted in the United States, including those described in Statement on Auditing Standards No. 61, as amended;

•	reviewed and discussed with management and Crowe Horwath the consolidated financial statements of Park for the 2012 fiscal year;

•
reviewed management’s representations that those consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States and fairly present the consolidated results of operations and financial position of Park and Park’s subsidiaries;

•
received the written disclosures and the letter from Crowe Horwath required by applicable requirements of the Public Company Accounting Oversight Board regarding Crowe Horwath’s communications with the Audit Committee concerning independence, and discussed with Crowe Horwath that firm’s independence;

•
reviewed all audit and non-audit services performed for Park and Park’s subsidiaries by Crowe Horwath and considered whether the provision of non-audit services was compatible with maintaining that firm’s independence from Park and Park’s subsidiaries; and

•	discussed with management and Park’s Internal Audit Department Park’s systems to monitor and manage business risk, and Park’s legal and ethical compliance programs.
Management’s Representations and Audit Committee Recommendation
Park’s management has represented to the Audit Committee that Park’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2012, were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed those audited consolidated financial statements with management and Crowe Horwath.
Based on the Audit Committee’s discussions with Park’s management and Crowe Horwath and the Audit Committee’s review of the report of Crowe Horwath to the Audit Committee, the Audit Committee recommended to the full Board of Directors that Park’s audited consolidated financial statements be included in Park’s 2012 Annual Report and incorporated therefrom into Park’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the SEC.

Submitted by the members of the Audit Committee:

Stephen J. Kambeitz (Chair)
Maureen Buchwald
Timothy S. McLain
Leon Zazworsky

Pre-Approval of Services Performed by Independent Registered Public Accounting Firm
Under applicable SEC rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm employed by Park in order to ensure that those services do not impair that firm’s independence from Park. The SEC rules specify the types of non-audit services that an independent registered public accounting firm may not provide to its client and establish the Audit Committee’s responsibility for administration of the engagement of the independent registered public accounting firm.
Consistent with the SEC rules, the Audit Committee Charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by Park’s independent registered public accounting firm to Park or any of Park’s subsidiaries. The Audit Committee may delegate pre‑approval authority to a member of the Audit Committee and, if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting.
All requests or applications for services to be provided by the independent registered public accounting firm must be submitted to the Audit Committee by both the independent registered public accounting firm and Park’s Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC rules governing the independence of the independent registered public accounting firm.
Fees of Independent Registered Public Accounting Firm
Audit Fees
The aggregate audit fees billed by Crowe Horwath for the 2012 fiscal year and the 2011 fiscal year were approximately $588,000 and $632,000, respectively. These amounts include fees for professional services rendered by Crowe Horwath in connection with the audit of Park’s consolidated financial statements and internal control over financial reporting and reviews of the consolidated financial statements included in Park’s Quarterly Reports on Form 10‑Q. Included in the amounts for 2012 and 2011 is $71,000 and $79,000, respectively, related to incremental audit procedures performed as a result of Park’s restatement of its audited consolidated financial statements for the 2010 fiscal year and its unaudited consolidated condensed financial statements for the quarterly periods ended March 31, 2011, June 30, 2011 and September 30, 2011.
Audit-Related Fees
The aggregate fees for audit-related services rendered by Crowe Horwath for the 2012 fiscal year were approximately $50,800. This amount includes fees associated with the issuance of consents in connection with two Registration Statements on Form S-3 filed by Park, fees related to accounting services provided in connection with the sale of the Vision Bank business, fees for audits of the Park Pension Plan and the Park KSOP for the 2012 fiscal year and fees for audits of escrow accounts maintained by the title agency subsidiary of Park.
The aggregate fees for audit-related services rendered by Crowe Horwath for the 2011 fiscal year were approximately $38,000. This amount includes fees for audits of the Park Pension Plan and the Park KSOP for the 2011 fiscal year and fees for audits of escrow accounts maintained by the title agency subsidiary of Park.
Tax Fees
The aggregate fees for tax services rendered by Crowe Horwath for the 2012 fiscal year and the 2011 fiscal year were approximately $72,610 and $68,680, respectively, and primarily pertain to the preparation of federal and state tax returns for Park and Park’s subsidiary banks in each year.
All Other Fees
For the 2012 fiscal year, the fees pertaining to other services rendered by Crowe Horwath totaled approximately $5,065 and related to other miscellaneous services rendered.

For the 2011 fiscal year, the fees pertaining to other services rendered by Crowe Horwath totaled approximately $43,596. These fees were for consulting and other services related to the structuring of the transactions related to the sale of the Vision Bank business ($30,145) and other miscellaneous services rendered ($13,451).
All of the services rendered to Park and Park’s subsidiaries by Crowe Horwath for the 2012 fiscal year and the 2011 fiscal year had been pre-approved by the Audit Committee.

APPROVAL OF PARK NATIONAL CORPORATION 2013 LONG-TERM INCENTIVE PLAN
(Proposal 7)
General
With Park’s exit from the TARP Capital Purchase Program, the Compensation Committee asked its compensation consultant Pay Governance to review Park’s executive compensation program relative to those of bank holding companies in Park’s Midwest Regional Peer Group as well as those of other large regional bank holding companies. The review highlighted Park’s lack of long-term incentives, especially as Park was no longer bound by the prohibitions of the Interim Final Rule as a TARP participant.
The 2013 Incentive Plan will allow Park to grant equity-based awards and cash-based awards that are intended to comply with the requirements of Section 162(m) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder (collectively, “Section 162(m)”). Section  162(m) eliminates a federal income tax deduction for annual compensation in excess of $1,000,000 paid by Park and its subsidiaries to Park’s executive officers other than the Chief Financial Officer (the “Section 162(m) Covered Employees”) in any one year unless that compensation qualifies as performance-based compensation under Section 162(m). One requirement for compensation to be performance-based is that the material terms of the performance goals under which compensation may be paid is disclosed to and approved by Park’s shareholders. For purposes of Section 162(m), the material terms include: (i) the employees eligible to receive compensation; (ii) a description of the business criteria on which the performance goal may be based; and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to awards which may be granted under the 2013 Incentive Plan, each of these aspects is discussed below, and shareholder approval of the 2013 Incentive Plan is intended to constitute approval of each of these aspects of the 2013 Incentive Plan for purposes of the approval requirements of Section 162(m).
Upon the recommendation of the Compensation Committee, on January 28, 2013, the full Park Board of Directors adopted the 2013 Incentive Plan, subject to approval by the shareholders.
If approved by Park’s shareholders, the 2013 Incentive Plan is intended to replace Park’s 2005 Incentive Stock Option Plan as well as the Directors’ Stock Plan. As of the date of this proxy statement, there were no incentive stock options outstanding under the 2005 Incentive Stock Option Plan and 1,500,000 common shares remaining available for future issuance under the 2005 Incentive Stock Option Plan. In addition, as of the date of this proxy statement, there were 40,240 common shares remaining available for future issuance under the Directors’ Stock Plan. If the 2013 Incentive Plan is approved by Park’s shareholders, each of the 2005 Incentive Stock Option Plan and the Directors’ Stock Plan will be terminated and Park will not grant any further awards under either plan.
The Park Board of Directors believes it is desirable to utilize equity-based awards as well as cash-based awards to attract and retain talented employees and directors and to promote the long-term growth and financial success of Park and its subsidiaries by encouraging ownership of Park common shares, motivating long-range performance, and strengthening employee and director retention. Therefore, the 2013 Incentive Plan makes equity-based awards and cash-based awards (collectively, “Awards”) available for grant to eligible participants in the form of:

•	Incentive Stock Options;

•	Nonqualified Stock Options (together with the Incentive Stock Options, the “Options”);

•	Stock appreciation rights (“SARs”);

•	Restricted common shares (“Restricted Stock”);

•	Restricted Stock Awards that may be settled in common shares, cash or a combination of the two (“Restricted Stock Units”);

•	Unrestricted common shares (“Other Stock-Based Awards”); and

•	Cash-Based Awards.
The following summary of the material provisions of the 2013 Incentive Plan is qualified in its entirety by reference to the specific provisions of the 2013 Incentive Plan, the full text of which is attached to this Proxy Statement as Appendix B.
Purpose
The purpose of the 2013 Incentive Plan is to foster and promote the long-term financial success of Park and its subsidiaries and increase shareholder value by motivating performance through incentive compensation. The 2013 Incentive Plan also is intended to encourage participants to acquire and maintain ownership interests in Park and to attract and retain the services of talented individuals as employees and non-employee directors upon whose judgment and efforts the successful conduct of the business of Park and its subsidiaries is largely dependent.
Effective Date and Expiration of the 2013 Incentive Plan
The 2013 Incentive Plan will become effective on the date of approval by Park’s shareholders, which will be April 22, 2013 if the shareholders approve the 2013 Incentive Plan at the Annual Meeting. Unless earlier terminated by Park’s Board of Directors, the 2013 Incentive Plan will terminate on the 10th anniversary of the effective date. No Award may be made under the 2013 Incentive Plan after the termination date, but Awards made prior to the termination date will remain in effect in accordance with their respective terms. In addition, no Incentive Stock Option may be granted after January 28, 2023, the 10th anniversary of the date the Park Board of Directors adopted the 2013 Incentive Plan.
Administration of the 2013 Incentive Plan
The 2013 Incentive Plan will be administered by the Compensation Committee, except in the case of Awards to non-employee directors of Park, one of Park’s subsidiaries or a division of Park National Bank, which will be determined by the full Park Board of Directors. For purposes of the following discussion, the term “Committee” will mean (i) the Compensation Committee with respect to any Award granted to an employee of Park or one of its subsidiaries and (ii) the full Board of Directors of Park with respect to any Award granted to a non-employee director of Park, one of Park’s subsidiaries or a division of Park National Bank.
The Committee will determine the participants to be granted Awards under the 2013 Incentive Plan, the type of Award to be granted and the terms and conditions of each Award. The Committee will also have full power and authority to: (i) interpret the 2013 Incentive Plan and any award agreement; (ii) establish, amend and rescind any rules relating to the 2013 Incentive Plan; and (iii) make any other determinations the Committee deems necessary or desirable for the administration of the 2013 Incentive Plan. Any decision made by or action taken by the Committee will be final, conclusive and binding on all parties.
Park or one of its subsidiaries will enter into a written award agreement with each participant in the 2013 Incentive Plan that describes the terms and conditions of each Award granted, including (a) the type of Award and when and how it can be exercised or earned, (b) any exercise price associated with the Award, (c) how the Award will or may be settled, and (d) any other applicable terms and conditions affecting the Award. Awards need not be uniform among all participants, whether or not such participants are similarly situated. All Awards are subject to the terms and conditions of the 2013 Incentive Plan and any other terms and conditions determined in the sole discretion of the Committee, to the extent such terms and conditions are consistent with the terms of the 2013 Incentive Plan.

Subject to the provisions of the 2013 Incentive Plan governing the termination of employment or service of a participant and the effect of a defined Change in Control and except as provided in the related award agreement with respect to a participant’s death, termination due to disability and/or retirement, (i) no condition on the vesting of an Award that is based on the achievement of specified performance goals may be based on performance over a period of less than one year; and (ii) no condition on the vesting of an Award that is based upon the continued employment or service of the participant or the passage of time may provide for vesting in full of the Award more quickly than three years from the date the Award is made provided that such vesting may occur ratably over the three-year period.
Eligibility and Participation
The Committee may select any “Employee” or “Non-Employee Director” to participate in the 2013 Incentive Plan. These selections will be made in the sole discretion of the Committee. For purposes of the 2013 Incentive Plan, an “Employee” is any person who is a common law employee of Park or any subsidiary of Park. For purposes of the 2013 Incentive Plan, a “Non-Employee Director” includes any person who is a member of the Park Board of Directors, a member of the board of directors of a Park subsidiary or a member of the advisory/affiliate board of a division of Park National Bank, in each case who is not also an Employee.
Only Employees may be granted Incentive Stock Options under the 2013 Incentive Plan. Employees and Non-Employee Directors may receive all other types of Awards granted under the 2013 Incentive Plan.
If the 2013 Incentive Plan is approved by Park’s shareholders, the annual retainers payable to Non-Employee Directors in the form of common shares will be awarded under the 2013 Incentive Plan. The number of common shares awarded will be determined by the full Board of Directors of Park in its sole discretion; however, the Park Board has determined that for the 2013 fiscal year, the number of common shares to be received by each Non-Employee Director of Park will be 200 and the number of common shares to be received by each Non-Employee Director of a Park subsidiary or of a division of Park National Bank will be evaluated and determined at the meeting of the Park Board of Directors to be held on April 22, 2013. It is expected that the annual retainer in the form of common shares will be awarded on the date of the regular meeting of the Park Board of Directors held during the fourth fiscal quarter to those Non-Employee Directors then serving in office. As of the date of this proxy statement, there were 12 Current Directors (seven of whom were Non-Employee Directors) and if the proposal to fix the number of Park directors at 15 is approved by Park’s shareholders, following the Annual Meeting, there will be a total of 15 individuals serving as directors of Park (ten of whom will be Non-Employee Directors). In addition, as of the date of this proxy statement, there are 76 individuals serving as Non-Employee Directors of divisions of Park National Bank, not including those individuals who are Current Directors or PNB Only Directors to be nominated for election as directors if the shareholders approve the proposal to fix the number of directors at 15.
As of the date of this proxy statement, no determination has been made regarding the identity of the Employees to whom Awards will be granted and the number of common shares to be subject to any Awards granted. However, based upon the Compensation Committee’s initial intentions with respect to the grant of Awards under the 2013 Incentive Plan to executive officers and key employees of Park and its subsidiaries, Park estimates that between 35 and 50 Employees will be eligible to receive Awards, including Messrs. DeLawder, Trautman and Burt. Please see the discussion under the caption “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis - Proposed 2013 Incentive Plan” beginning on page 56 with respect to the terms of the Awards the Compensation Committee intends to initially grant to the Employees to be chosen as participants if the 2013 Incentive Plan is approved by Park’s shareholders.

Common Shares Available Under the 2013 Incentive Plan
Subject to the adjustments discussed below, the aggregate number of common shares with respect to which Awards may be granted under the 2013 Incentive Plan will be 600,000. The common shares to be issued and delivered under the 2013 Incentive Plan may consist of either common shares currently held or common shares subsequently acquired by Park as treasury shares, including common shares purchased in the open market or in private transactions. No newly-issued common shares will be delivered under the 2013 Incentive Plan.
The following common shares will not be counted against the common share limit:

•	common shares covered by an Award that expires or is forfeited, canceled, surrendered or otherwise terminated without the issuance of such common shares;

•	common shares covered by an Award that, by its terms, may be settled only in cash;

•
common shares granted through the assumption of, or in substitution for, outstanding awards granted by another entity to individuals who become Employees or Non-Employee Directors as the result of a merger, consolidation, acquisition or other corporate transaction involving such other entity and Park or any of Park’s subsidiaries; and

•	common shares from Awards exercised for or settled in vested and nonforfeitable common shares that are later returned to Park pursuant to any compensation recoupment policy, provision or agreement.
However, common shares surrendered upon exercise of an Award as payment of the applicable exercise price or withheld to satisfy any applicable taxes will not become available for future grants of Awards under the Plan.
In addition to the overall common share maximum referenced above, during any fiscal year of Park: (i) the aggregate number of common shares which may be subject to all forms of Awards granted to all participants may not exceed 60,000 common shares; (ii) the aggregate number of common shares which may be subject to all forms of Awards granted to a single Employee may not exceed 10,000 common shares; and (iii) the number of common shares which may be subject to all forms of Awards granted to a single Non-Employee Director may not exceed 1,000 common shares. Unless and until the Compensation Committee determines that an Award granted to a Section 162(m) Covered Employee is not to be designated as “qualified performance-based compensation” under Section 162(m), during any fiscal year of Park, the Compensation Committee may not grant to any Section 162(m) Covered Employee Performance-Based Awards that are to be settled in cash in an aggregate amount equal to or more than $1,000,000.
In the event of any common share dividend or split, recapitalization (including payment of an extraordinary dividend), merger, reorganization, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of common shares or any other change affecting the common shares, the Committee will make such substitutions and adjustments, if any, as it deems equitable and appropriate to (a) the aggregate number of common shares with respect to which Awards may be granted under the 2013 Incentive Plan, (b) any common share-based limits imposed under the 2013 Incentive Plan, and (c) the exercise price, number of common shares and other terms or limitations applicable to outstanding Awards.

Types of Awards
Options
The Committee may grant Options, in such number and upon such terms and conditions as it determines, to the extent that such terms and conditions are consistent with the provisions of the 2013 Incentive Plan. Each Option will be evidenced by an award agreement that specifies whether the Option is intended to be a Nonqualified Stock Option or an Incentive Stock Option, the term of the Option, the exercise price of the Option, the number of common shares for which the Option may be exercised, the conditions upon which the Option will vest and become exercisable, and such other terms and conditions as the Committee determines.
Nonqualified Stock Options may be granted to any participant in the 2013 Incentive Plan. Park may grant Incentive Stock Options covering all 600,000 common shares available for issuance under the 2013 Incentive Plan; however, Incentive Stock Options may be granted only to Employees. In addition, Incentive Stock Options will be subject to the additional restrictions and requirements of Section 422 of the Internal Revenue Code.
Options may be granted for terms up to, but not exceeding, ten years from the date of grant. The exercise price of each Option must be at least equal to the fair market value of a common share as determined on the date of grant. For purposes of the 2013 Incentive Plan, the “fair market value” of a common share on any particular date will generally be the “closing price” of a common share as reported on NYSE MKT on that date or, if the grant day is not a trading day, the reported closing price on the immediately preceding trading day. The reported closing price of Park’s common shares on February 28, 2013 was $65.98 per share.
Once vested, an Option may be exercised at any time during the term upon notice to Park or its designee as specified in the award agreement. The exercise price of any Option may be paid (a) in cash, (b) by tendering previously acquired common shares, (c) by a cashless exercise (including by withholding common shares deliverable upon exercise or through a broker-assisted arrangement to the extent permitted by applicable law), (d) by a combination of the foregoing methods, or (e) through any other method approved by the Committee.
Stock Appreciation Rights (SARs)
A Stock Appreciation Right represents the right of a participant to receive payment of an amount equal to (a) the amount by which the fair market value of one common share on the date of exercise of the SAR exceeds the exercise price, multiplied by (b) the number of common shares covered by the SAR. The Committee may grant SARs in such number and upon such terms and conditions as it determines, to the extent that such terms and conditions are consistent with the provisions of the 2013 Incentive Plan. Each SAR will be evidenced by an award agreement that specifies the grant price, the term of the SAR, the vesting terms and conditions, and such other terms and conditions as the Committee determines.
SARs may be granted for terms up to, but not exceeding, ten years from the date of grant. The exercise price for each SAR must be at least equal to the fair market value of a Park common share as determined on the date of grant. A SAR will become exercisable at such times and upon such terms and conditions as determined by the Committee and as set forth in the award agreement. A SAR may be exercised at any time during the term upon notice to Park or its designee. A SAR may be settled in full common shares, cash or a combination of the two.

Restricted Stock
Restricted Stock consists of common shares that are issued to a participant but are subject to forfeiture based upon satisfaction of certain terms, conditions and restrictions. The Committee may grant shares of Restricted Stock in such number and upon such terms and conditions as it determines, to the extent that such terms and conditions are consistent with the provisions of the 2013 Incentive Plan. Each Award of Restricted Stock will be evidenced by an award agreement that specifies the restrictions applicable to the Award, the period(s) of restriction, the number of common shares covered by the Award, and such other terms, conditions and restrictions as the Committee determines.
The Committee may impose restrictions including, for example: (a) a requirement that participants pay a purchase price for each share of Restricted Stock; (b) restrictions based on the achievement of specific performance goals; (c) time-based restrictions; or (d) holding requirements or sale restrictions upon vesting. During the period that the shares of Restricted Stock remain subject to forfeiture, (i) Park may retain the certificates representing the shares of Restricted Stock and (ii) a participant may not sell or otherwise transfer the shares of Restricted Stock. However, unless otherwise provided in the award agreement, a participant will be entitled to exercise full voting rights and receive all dividends paid with respect to the shares of Restricted Stock (except that receipt of any such dividends will be subject to the same terms, conditions and restrictions as apply to the shares of Restricted Stock with respect to which they are paid). This means that cash dividends and dividends paid in common shares will be retained by Park and subject to the same risk of forfeiture as the shares of Restricted Stock with respect to which the cash or common share dividends are paid until the underlying restrictions lapse. At the end of the restricted period, the participant will forfeit the shares of Restricted Stock (and any related dividends) if the terms, conditions and restrictions specified in the award agreement have not been met. If all specified terms, conditions and restrictions have been satisfied, Park will distribute the shares of Restricted Stock (and any related dividends) to the participant.
Restricted Stock Units
The Committee may grant Restricted Stock Units in such number and upon such terms and conditions as it determines, to the extent that such terms and conditions are consistent with the provisions of the 2013 Incentive Plan. Each Award of Restricted Stock Units will be evidenced by an award agreement that specifies the number of common shares underlying the Award, the restricted period(s), the conditions upon which restrictions will lapse, the time and form in which the Restricted Stock Units will be settled, and such other terms and conditions as the Committee determines.
The Committee may impose restrictions including, for example: (a) restrictions based on the achievement of specific performance goals; (b) time-based restrictions; and (c) holding requirements or sale restrictions on the underlying common shares upon vesting of such Restricted Stock Units. As provided in the award agreement, an Award of Restricted Stock Units may provide the participant with dividend equivalents. However, the participant will not be entitled to any dividend equivalents with respect to any unearned Award subject to specified performance goals. A participant will not have voting rights with respect to the common shares underlying the Restricted Stock Units. An Award of Restricted Stock Units may be settled in common shares, cash or a combination of the two.
Other Stock-Based Awards
The Committee may grant Other Stock-Based Awards as unrestricted common shares in such number and upon such terms and conditions as it determines, to the extent that such terms and conditions are consistent with the provisions of the 2013 Incentive Plan. Each Other Stock-Based Award will be evidenced by an award agreement that specifies terms of the Award.

As provided in the award agreement, an Other Stock-Based Award may provide the participant with dividend equivalents. However, the participant will not be entitled to any dividend equivalents with respect to any unearned Award subject to specified performance goals. An Other Stock-Based Award may be settled in full common shares.
Cash-Based Awards
The Compensation Committee or the full Board may grant Cash-Based Awards in such amount and upon such terms and conditions as it determines, to the extent that such terms and conditions are consistent with the provisions of the 2013 Incentive Plan. Each Cash-Based Award will be evidenced by an award agreement that specifies the payment amount or payment range, the time and method of settlement and such other terms and conditions as the Compensation Committee or full Board, as appropriate, determines, including any performance-based objectives.
Performance-Based Awards
The Compensation Committee may grant Restricted Stock Awards, Restricted Stock Units and Cash-Based Awards in a manner that the compensation received by a participant in respect of any such Awards constitutes qualified performance-based compensation that is deductible by Park under Section 162(m). Each Performance-Based Award will be evidenced by an award agreement that specifies the performance period during which performance will be measured and the performance goals and Performance Criteria upon which the grant, vesting, exercisability and/or settlement of such Performance-Based Award will be based.
The Compensation Committee will establish objective performance goals based on or derived from the attainment of specified levels of one or more of the following Performance Criteria enumerated in the 2013 Incentive Plan:

•	return on average assets;

•	net income;

•	earnings per share;

•	return on average equity or return on average common equity;

•	tangible common equity or return on tangible common equity;

•	economic value added;

•	efficiency ratio;

•	non-interest income growth;

•	total shareholder return;

•	productivity ratios;

•	interest income; and

•	pre-tax, pre-provision earnings.
As determined by the Compensation Committee, the selected Performance Criteria may relate to an individual participant, to Park, to Park and one or more of its subsidiaries or one or more of their respective divisions or business units, or to any combination of the foregoing. The selected Performance Criteria may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof.
For each Performance-Based Award granted to an individual who is or is likely to be a Section 162(m) Covered Employee, the Compensation Committee will establish in writing the applicable performance goals, performance period and formula for computing the Performance-Based Award while the outcome of the applicable performance goals is substantially uncertain, but in no event later than the earlier of (a) 90 days after the beginning of the performance period or (b) the expiration of 25% of the performance period. At the end of each performance period, the Compensation Committee will certify in writing whether and to what extent the performance goals and other material terms imposed on the Performance-Based Award have been satisfied.
To the extent consistent with Section 162(m), if applicable, the Compensation Committee may calculate performance goals without regard to extraordinary items and may adjust, as the Compensation Committee deems equitable, such performance goals in recognition of unusual or non-recurring events affecting Park or its subsidiaries or changes in applicable tax laws or accounting principles. Under the 2013 Incentive Plan, the Compensation Committee has the authority to exercise negative discretion and reduce (but not increase) the amount of a Performance-Based Award actually paid to a participant.
Termination of Employment or Service
The Committee will determine the extent to which each Award granted under the 2013 Incentive Plan will vest and whether a participant will have the right to exercise or settle the Award in connection with a participant’s termination of employment or service. Each award agreement will contain provisions regarding the effects of a participant’s termination from employment or service. Such provisions need not be uniform among all Awards and may reflect distinctions based on the reasons for termination.
Generally, the Committee may only accelerate the vesting conditions of an Award upon the death, termination due to disability, retirement or involuntary termination without cause of a participant.
In no event will any Performance-Based Award granted to a Section 162(m) Covered Employee, that is intended to constitute “qualified performance-based compensation” under Section 162(m), be settled or become exercisable in full upon the termination of employment of the Section 162(m) Covered Employee without the related performance goals being satisfied.
Change in Control
Except as otherwise provided in the related award agreement and subject to the provisions of the immediately following paragraph, the Committee may take any action it deems necessary or desirable with respect to any outstanding Award as of the date of the consummation of a Change in Control (as defined below), including (i) the acceleration of the vesting, settlement or exercisability of an Award, (ii) the payment of a cash amount in exchange for cancellation of an Award or (iii) the issuance of substitute Awards that substantially preserve the value, rights and benefits of any Award affected by the Change in Control. Any action relating to an Award that is subject to Section 409A of the Internal Revenue Code must be consistent with the requirements of Section 409A.
Except as otherwise provided in the related award agreement, in the event of a Change in Control, a participant will vest in all unvested Awards in full (and, if the Award was granted subject to the attainment of performance goals based on the Performance Criteria, as though the performance goals were achieved at the “target” level of performance) (i) if the participant’s employment or service, as appropriate, is terminated for any reason other than for cause (as defined in the 2013 Incentive Plan) within 12 months following the Change in Control or (ii) if the Awards are cancelled and the participant is not granted substitute Awards that substantially preserve the value, rights and benefits of any affected Awards.
For purposes of the 2013 Incentive Plan, a “Change in Control” means the occurrence of any of the following:

•
the members of the Park Board of Directors on the effective date of the 2013 Incentive Plan (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the members of the Board; provided, however, that any individual becoming a director after the effective date of the 2013 Incentive Plan whose election, or nomination for election by Park’s shareholders, was approved by a vote of at least a majority of the then Incumbent Directors will also be treated as an Incumbent Director, but excluding any individual whose initial assumption of office occurs as a result of a proxy contest or any agreement arising out of an actual or threatened proxy contest;

•
the acquisition by any person or group (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than Park, any subsidiary of Park or any employee benefit plan (or related trust) sponsored or maintained by Park or any subsidiary of Park, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 30% or more of the combined voting power of the then outstanding voting securities of Park entitled to vote generally in the election of directors of Park; provided, however, that the provisions of this paragraph will not include the acquisition of voting securities by any entity or person with respect to which the acquirer has filed SEC Schedule 13G (or any successor form or filing) indicating that the voting securities were not acquired and are not held for the purpose of or with the effect of changing or influencing, directly or indirectly, Park’s management or policies, unless and until that entity or person indicates that its intent has changed by filing SEC Schedule 13D (or any successor form or filing);

•
the consummation of a merger, consolidation or other business combination of Park with or into another entity, or the acquisition by Park of assets, shares or equity interests of another entity, as a result of which the shareholders of Park immediately prior to such merger, consolidation, other business combination or acquisition do not immediately thereafter beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such merger, consolidation or other business combination of Park;

•	the sale or other disposition of all or substantially all of the assets of Park;

•	the sale or other disposition of all or substantially all of the assets of Park National Bank or the change in the ownership or effective control of Park National Bank; or

•	the liquidation or dissolution of Park.
Notwithstanding the foregoing, with respect to the payment, exercise or settlement of any Award that is subject to Section 409A of the Internal Revenue Code (and for which no exception applies), a Change in Control will be deemed not to have occurred unless the events or circumstances constituting the Change in Control also constitute a “change in control event” within the meaning of Section 409A of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.
Amendment or Termination of the 2013 Incentive Plan
The Park Board of Directors may amend the 2013 Incentive Plan at any time, except that no amendment or termination may be made without the approval of Park’s shareholders if (a) the amendment materially increases the benefits accruing to participants under the 2013 Incentive Plan, (b) the amendment materially increases the total number of common shares that may be granted under the 2013 Incentive Plan, (c) the amendment materially modifies eligibility requirements for participation in the 2013 Incentive Plan, or (d) shareholder approval is required by any law, regulation or stock exchange rule.

Repricing
Except in connection with a corporate transaction involving Park (including any share dividend, share split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without shareholder approval.
Transferability and Beneficiaries
Except as provided in a related award agreement, a participant may not sell, transfer, pledge, assign or otherwise alienate or hypothecate an Award, except by will or the laws of descent and distribution. In addition, during a participant’s lifetime, an Award may be exercised only by that participant or that participant’s guardian or legal representative. No Award may be transferred for value or consideration. An Award may be subject to such terms, conditions and restrictions on sale or transfer as the Committee deems appropriate or advisable and as set forth in the related award agreement.
Unless specifically designated by a participant in writing, a participant’s beneficiary under the 2013 Incentive Plan is the participant’s spouse or, if no spouse survives the participant, the participant’s estate.
Tax Withholding
Park or one of its subsidiaries, as applicable, will have the power and the right to deduct, withhold or collect the minimum statutory amount necessary to satisfy any federal, state and local taxes required by law or regulation to be withheld with respect to any taxable event arising with respect to an Award granted under the 2013 Incentive Plan.
Subject to the approval of the Committee, a participant may elect to satisfy the withholding requirement, in whole or in part, by having Park or any Park subsidiary withhold common shares having a fair market value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. Any such election is irrevocable, must be made in writing and signed by the participant and will be subject to such additional terms and conditions as the Committee determines.
No Rights as a Shareholder
Except as otherwise provided in the 2013 Incentive Plan or in a related award agreement, a participant will not have any rights as a shareholder with respect to common shares covered by an Award unless and until the participant becomes the record holder of such common shares.
U.S. Federal Income Tax Consequences
The following provides a brief summary of the general U.S. federal income tax consequences relating to participation in the 2013 Incentive Plan. This summary is based on U.S. federal income tax laws and Treasury Regulations in effect on the date of this proxy statement and does not purport to be a complete description of the U.S. federal income tax laws. In addition, this summary is not intended to be exhaustive, does not constitute tax advice, and does not describe federal employment, state, local or foreign tax consequences. Each participant will be advised to consult with his or her own tax advisor concerning the U.S. federal income tax and other tax consequences of participating in the 2013 Incentive Plan.

Incentive Stock Options
Incentive Stock Options are intended to qualify for special treatment available under Section 422 of the Internal Revenue Code. A participant will not recognize taxable income when an Incentive Stock Option is granted and Park will not receive a deduction at that time. A participant will not recognize ordinary income upon the exercise of an Incentive Stock Option provided that the participant was, without a break in service, an employee of Park or a subsidiary of Park during the period beginning on the grant date of the Incentive Stock Option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant’s employment is terminated due to disability).
If a participant acquires common shares by exercising an Incentive Stock Option and holds those common shares for one year or, if longer, until the second anniversary of the grant date (the “ISO Holding Period”), then, upon disposition of such common shares, any amount realized by the participant in excess of the exercise price will be taxed to the participant at long-term capital gain (or loss) rates. To the extent the amount the participant receives upon disposition of the common shares is greater than the exercise price, the participant will realize a capital gain. If the amount the participant receives upon disposition is less than the exercise price, the participant will realize a capital loss. Upon such disposition, Park is not entitled to a deduction.
If a participant disposes of the common shares before the end of the ISO Holding Period, the participant will generally recognize ordinary income in an amount equal to the lesser of (a) the excess of the fair market value of the common shares on the date of exercise over the exercise price, or (b) the excess, if any, of the amount realized upon disposition of the common shares over the exercise price. Park will be entitled to a deduction equal to the ordinary income recognized by the participant. Any amount realized in excess of the fair market value of the common shares on the date of exercise will be capital gain. If the amount realized is less than the exercise price, the participant will generally recognize a capital loss equal to the excess of the exercise price over the amount realized upon the disposition of the common shares.
The rules that generally apply to Incentive Stock Options do not apply when calculating any alternative minimum tax liability. The rules governing the application of the alternative minimum tax are complex and their effect depends on individual circumstances, including whether a participant has items of adjustment other than those derived from Incentive Stock Options.
Nonqualified Stock Options
A participant will not recognize any taxable income when a Nonqualified Stock Option is granted and Park will not receive a deduction at that time. However, unlike an Incentive Stock Option, when a Nonqualified Stock Option is exercised, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the common shares the participant purchased on the date of exercise over the exercise price. If a participant uses common shares or a combination of common shares and cash to pay the exercise price of a Nonqualified Stock Option, the participant will recognize ordinary income equal to the fair market value of the excess of the number of common shares the participant purchases over the number the participant surrenders, minus any cash the participant uses to pay the exercise price. When a Nonqualified Stock Option is exercised, Park will be entitled to a deduction equal to the amount of ordinary income that the participant recognizes.
If the amount a participant receives upon disposition of the common shares acquired by exercising a Nonqualified Stock Option is greater than the exercise price the participant paid, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the common shares for more than one year after they were acquired by exercising the Nonqualified Stock Option. If the amount a participant receives upon disposition of the common shares acquired by exercising a Nonqualified Stock

Option is less than the exercise price the participant paid, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the common shares for more than one year after they were acquired by exercising the Nonqualified Stock Option.
Stock Appreciation Rights
A participant will not recognize any taxable income when a SAR is granted and Park will not receive a deduction at that time. When a SAR is exercised, a participant will recognize ordinary income equal to the cash and/or the fair market value of the common shares the participant received upon exercise over the aggregate exercise price. Park will be entitled to a deduction equal to the amount of ordinary income recognized by the participant.
If the amount a participant receives upon disposition of common shares that were acquired upon the exercise of a SAR is greater than the fair market value of the common shares when the SAR was exercised, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the common shares for more than one year after the SAR was exercised. If the amount the participant receives upon disposition of the common shares is less than the fair market value of the common shares when the SAR was exercised, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the common shares for more than one year after the SAR was exercised.
Restricted Stock
Unless a participant makes an election under Section 83(b) of the Internal Revenue Code, the participant will not recognize taxable income when Restricted Stock is granted and Park will not receive a deduction at that time. Instead, a participant will recognize ordinary income when the shares of Restricted Stock vest (i.e., when the underlying common shares can no longer be forfeited) equal to the fair market value of the common shares received when the restrictions lapse, minus any consideration paid for the Restricted Stock. Park will generally will be entitled to a deduction equal to the amount of ordinary income that the participant recognizes.
If the amount a participant receives upon disposition of the common shares is greater than the fair market value of the common shares when the Restricted Stock vested, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the common shares for more than one year after the vesting of the Restricted Stock. If the amount the participant receives upon disposition of the common shares is less than the fair market value of the common shares when the Restricted Stock vested, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the common shares for more than one year after the vesting of the Restricted Stock.
If a participant makes a Section 83(b) election, the participant will recognize ordinary income on the grant date in an amount equal to the fair market value of the common shares underlying the shares of Restricted Stock on the grant date, and Park will be entitled to a deduction equal to the amount of ordinary income recognized by the participant. However, the participant will not recognize any taxable income when (and if) the restrictions lapse. If a participant who makes a Section 83(b) election earns the common shares (i.e., the common shares can no longer be forfeited), any appreciation in the fair market value of the common shares between the grant date and the date the participant disposes of the common shares will be treated as a long-term or short-term capital gain, depending on whether the participant held the common shares for more than one year after the grant date. If the amount the participant receives upon disposition of the common shares is less than the fair market value of the common shares on the grant date, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the common shares for more than one year after the grant date. In addition, if a participant forfeits the shares of Restricted Stock, the participant will not be entitled to a tax deduction in connection with that forfeiture.

Other Stock-Based Awards
Generally, a participant will not recognize taxable income when an Other Stock-Based Award is granted and Park will not receive a deduction at that time. However, when an Other Stock-Based Award is settled, the participant will recognize ordinary income equal to the fair market value of the unrestricted common shares received, less the aggregate exercise price of the Award, if any. Park will generally be entitled to a deduction equal to the amount of ordinary income recognized by the participant.
Upon receipt of common shares upon settlement of an Other Stock-Based Award, if the amount the participant receives upon disposition of the common shares is greater than the fair market value of the common shares when issued to the participant, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the common shares for more than one year after they were issued. If the amount the participant receives upon disposition of the common shares is less than the fair market value of the common shares when issued to the participant, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the common shares for more than one year after they were issued.
Cash-Based Awards
A participant will not recognize ordinary income at the time a Cash-Based Award is granted and Park will not be entitled to a deduction at that time. Generally, a participant will recognize ordinary income in an amount equal to the cash received when the Cash-Based Award is settled. Park will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant at that time.
Section 409A of the Internal Revenue Code
Section 409A of the Internal Revenue Code imposes certain restrictions on amounts deferred under non-qualified deferred compensation plans and a 20% additional tax on amounts that are subject to, but do not comply with, Section 409A of the Internal Revenue Code. Section 409A of the Internal Revenue Code includes a broad definition of non-qualified deferred compensation plans, which includes certain types of equity-based incentive compensation. It is intended that the Awards granted under the 2013 Incentive Plan comply with or be exempt from the requirements of Section 409A of the Internal Revenue Code.
Sections 280G and 4999 of the Internal Revenue Code
Sections 280G and 4999 of the Internal Revenue Code impose penalties on excess parachute payments. A “parachute payment” occurs when payments in an amount equal to or greater than 300% of the recipient’s taxable compensation averaged over the five calendar years ending before the change in control (or over the entire period of employment if the participant has been employed less than five calendar years) are made to a “disqualified individual” (as defined under Section 280G of the Internal Revenue Code) in connection with a change in control. This average is called the “base amount.” An excess parachute payment is an amount equal to the excess of any parachute payments over 100% of the base amount.
Some participants in the 2013 Incentive Plan may receive payments in connection with a change in control. If this happens, the value of those participants’ payments from the 2013 Incentive Plan must be combined with all other payments the participant receives in connection with a change in control from Park or its subsidiaries. If the participant is a disqualified individual and the combined value of all payments is equal to or greater than 300% of the base amount, the participant would be required to pay a 20% excise tax on all amounts in excess of the base amount.

The 2013 Incentive Plan provides that, unless specified otherwise in the related award agreement, if any payment or benefit due to a participant under the 2013 Incentive Plan, when combined with other payments and benefits from Park or any Park subsidiary would result in an excess parachute payment, Park or the Park subsidiary, as applicable, will reduce the payments and benefits due to the participant to $1.00 less than the amount that would otherwise be considered a parachute payment.
Section 162(m) of the Internal Revenue Code
Certain Awards granted under the 2013 Incentive Plan may qualify as “qualified performance-based compensation” under Section 162(m). For an Award granted under the 2013 Incentive Plan, other than an Option or an SAR, to qualify as “qualified performance-based compensation,” the lapse of restrictions on the Award, and distribution of cash, common shares or other property pursuant to such Award must be contingent upon satisfying performance goals based on one or more of the Performance Criteria described above, as established and certified by the Compensation Committee. Any Options or SARs granted under the 2013 Incentive Plan are expected to qualify as “qualified performance-based compensation” due to the terms under which such Awards must be granted.
IRS CIRCULAR 230 DISCLOSURE: IN ORDER TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE U.S. INTERNAL REVENUE SERVICE, ANY U.S. FEDERAL TAX ADVICE CONTAINED IN THE FOREGOING IS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY ANY TAXPAYER, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED UNDER THE U.S. INTERNAL REVENUE CODE OR PROMOTING, MARKETING, OR RECOMMENDING TO ANOTHER PERSON, ANY TRANSACTION OR OTHER MATTER ADDRESSED HEREIN.
Recommendation and Vote Required
THE COMPENSATION COMMITTEE AND YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS OF PARK VOTE “FOR” THE APPROVAL OF 2013 INCENTIVE PLAN.
The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to approve the 2013 Incentive Plan. The effect of an abstention is the same as a vote “AGAINST” the proposal. Broker non-votes will not be counted in determining whether the proposal has been approved.
SHAREHOLDER PROPOSALS FOR 2014 ANNUAL MEETING
Proposals by shareholders intended to be presented at the 2014 Annual Meeting of Shareholders must be received by the Secretary of Park no later than November 11, 2013, to be eligible for inclusion in Park’s proxy, notice of meeting, proxy statement and Notice of Internet Availability of Proxy Materials relating to the 2014 Annual Meeting. Park will not be required to include in its proxy, notice of meeting, proxy statement or Notice of Internet Availability of Proxy Materials, a shareholder proposal that is received after that date or that otherwise fails to meet the requirements for shareholder proposals established by the applicable SEC rules.
The SEC has promulgated rules relating to the exercise of discretionary voting authority under proxies solicited by the Board of Directors. If a shareholder intends to present a proposal at the 2014 Annual Meeting of Shareholders without inclusion of that proposal in Park’s proxy materials and written notice of the proposal is not received by the Secretary of Park by January 25, 2014, or if Park meets other requirements of the applicable SEC rules, the proxies solicited by the Board of Directors for use at the

2014 Annual Meeting will confer discretionary authority to vote on the proposal should it then be raised at the 2014 Annual Meeting.
In each case, written notice must be given to Park’s Secretary, whose name and address are:
David L. Trautman
Secretary
Park National Corporation
50 North Third Street
Post Office Box 3500
Newark, Ohio 43058-3500
Shareholders desiring to nominate candidates for election as directors at the 2014 Annual Meeting must follow the procedures described under the heading “Nominating Procedures” beginning on page 25.
FUTURE ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT

Registered shareholders can reduce the costs incurred by Park in mailing proxy materials by consenting to receive all future proxy statements, proxy cards, annual reports to shareholders and Notices of Internet Availability of Proxy Materials electronically via electronic mail or the Internet. To register for electronic delivery of future proxy materials, log onto www.parknationalcorp.com and follow the instructions for “Electronic Delivery of Proxy Materials.” You will be responsible for any fees or charges you would typically pay for access to the Internet.
OTHER MATTERS

As of the date of this proxy statement, the Board of Directors knows of no matter that will be presented for action by the shareholders at the Annual Meeting other than those matters discussed in this proxy statement. However, if any other matter requiring a vote of the shareholders properly comes before the Annual Meeting, the individuals acting under the proxies solicited by the Board of Directors will vote and act according to their best judgments in light of the conditions then prevailing, to the extent permitted under applicable law.
It is important that your proxy card be completed, signed, dated and returned promptly. If you do not expect to attend the Annual Meeting in person, please complete, sign, date and return your proxy card in the postage-prepaid envelope provided as promptly as possible. Alternatively, refer to the instructions on the proxy card, or in the e-mail sent to you if you registered for electronic delivery of the proxy materials for the Annual Meeting, for details about transmitting your voting instructions via the Internet or by telephone.

By Order of the Board of Directors,

March 11, 2013	DAVID L. TRAUTMAN President and Secretary

BANK HOLDING COMPANIES INCLUDED IN $3 BILLION TO $10 BILLION PEER GROUP

Bank Holding Company Name	Home Office Location
AMARILLO NATIONAL BANCORP, INC.	AMARILLO, TX
APPLE FINANCIAL HOLDINGS, INC.	NEW YORK, NY
BANCFIRST CORPORATION	OKLAHOMA CITY, OK
BANK LEUMI LE-ISRAEL CORPORATION	NEW YORK, NY
BANK OF THE OZARKS, INC.	LITTLE ROCK, AR
BANNER CORPORATION	WALLA WALLA, WA
BBCN BANCORP, INC.	LOS ANGELES, CA
BBVAPR HOLDING CORPORATION	SAN JUAN, PR
BEAL FINANCIAL CORPORATION	PLANO, TX
BENEFICIAL SAVINGS BANK, MHC	PHILADELPHIA, PA
BERKSHIRE HILLS BANCORP, INC.	PITTSFIELD, MA
BOND STREET HOLDINGS, INC.	WESTON, FL
BREMER FINANCIAL CORPORATION	SAINT PAUL, MN
BROOKLINE BANCORP, INC.	BROOKLINE, MA
BTC FINANCIAL CORPORATION	DES MOINES, IA
CADENCE BANCORP, LLC	HOUSTON, TX
CAPITAL BANK FINANCIAL CORP.	CORAL GABLES, FL
CAPITOL FEDERAL FINANCIAL, INC.	TOPEKA, KS
CARDINAL FINANCIAL CORPORATION	MCLEAN, VA
CENTRAL PACIFIC FINANCIAL CORP.	HONOLULU, HI
CHEMICAL FINANCIAL CORPORATION	MIDLAND, MI
CITIZENS REPUBLIC BANCORP, INC.	FLINT, MI
CM FLORIDA HOLDINGS, INC.	CORAL CABLES, FL
COLUMBIA BANK MHC	FAIR LAWN, NJ
COLUMBIA BANKING SYSTEM, INC.	TACOMA, WA
COMMUNITY BANK SYSTEM, INC.	DEWITT, NY
COMMUNITY TRUST BANCORP, INC.	PIKEVILLE, KY
CVB FINANCIAL CORP.	ONTARIO, CA
DIME COMMUNITY BANCSHARES, INC.	NEW YORK, NY
DISCOUNT BANCORP, INC.	NEW YORK, NY
DORAL FINANCIAL CORPORATION	SAN JUAN, PR
EASTERN BANK CORPORATION	BOSTON, MA
ENTERPRISE FINANCIAL SERVICES	CLAYTON, MO
FIRST AMERICAN FINANCIAL CORPORATION	SANTA ANA, CA
FIRST BANCORP	TROY, NC
FIRST BANKS, INC.	SAINT LOUIS, MO
FIRST BUSEY CORPORATION	CHAMPAIGN, IL
FIRST CITIZENS BANCORPORATION, INC.	COLUMBIA, SC
FIRST COMMONWEALTH FINANCIAL CORPORATION	INDIANA, PA
FIRST FINANCIAL BANCORP	CINCINNATI, OH
FIRST FINANCIAL BANKSHARES, INC.	ABILENE, TX
FIRST FINANCIAL HOLDINGS, INC.	CHARLESTON, SC
FIRST INTERSTATE BANCSYSTEM, INC.	BILLINGS, MT

Bank Holding Company Name	Home Office Location
FIRST MERCHANTS CORPORATION	MUNCIE, IN
FIRST MIDWEST BANCORP, INC.	ITASCA, IL
FIRST NATIONAL BANK GROUP, INC	EDINBURG, TX
FIRST SECURITY BANCORP	SEARCY, AR
FLUSHING FINANCIAL CORPORATION	FLUSHING, NY
GLACIER BANCORP, INC.	KALISPELL, MT
GREAT SOUTHERN BANCORP, INC.	SPRINGFIELD, MO
H&R BLOCK, INC.	KANSAS CITY, MO
HAWAIIAN ELECTRIC INDUSTRIES, INC.	HONOLULU, HI
HEARTLAND FINANCIAL USA, INC.	DUBUQUE, IA
HOME BANCSHARES, INC.	CONWAY, AR
INDEPENDENT BANK CORP.	ROCKLAND, MA
INTRUST FINANCIAL CORPORATION	WICHITA, KS
JOHNSON FINANCIAL GROUP, INC.	RACINE, WI
LUTHER BURBANK CORPORATION	SANTA ROSA, CA
MB FINANCIAL, INC.	CHICAGO, IL
MERCANTIL COMMERCEBANK HOLDING	CORAL GABLES, FL
MIDDLESEX BANCORP MHC	NATICK, MA
MIDLAND FINANCIAL CO.	OKLAHOMA CITY, OK
NATIONAL AMERICAS HOLDINGS LLC	NEW YORK, NY
NATIONAL BANK HOLDINGS CORPORATION	GREENWOOD VILLAGE, CA
NATIONAL PENN BANCSHARES, INC.	BOYERTOWN, PA
NBT BANCORP INC.	NORWICH, NY
NORTHWEST BANCSHARES INC.	WARREN, PA
OCEAN BANKSHARES, INC.	MIAMI, FL
OLD NATIONAL BANCORP	EVANSVILLE, IN
ORIENTAL FINANCIAL GROUP INC.	SAN JUAN, PR
PACIFIC CAPITAL BANCORP	SANTA BARBARA, CA
PACWEST BANCORP	LOS ANGELES, CA
PARK NATIONAL CORPORATION	NEWARK, OH
PINNACLE BANCORP, INC.	CENTRAL CITY, NE
PINNACLE FINANCIAL PARTNERS, INC.	NASHVILLE, TN
PLAINSCAPITAL CORPORATION	DALLAS, TX
PROSPERITY BANCSHARES, INC.	HOUSTON, TX
PROVIDENT FINANCIAL SERVICES, INC.	JERSEY CITY, NJ
PROVIDENT NEW YORK BANKCORP, INC.	MONTEBELLO, NY
RENASANT CORPORATION	TUPELO, MS
REPUBLIC BANCORP, INC.	LOUISVILLE, KY
S & T BANCORP, INC.	INDIANA, PA
SALEM FIVE BANCORP	SALEM, MA
SANDY SPRING BANCORP, INC.	OLNEY, MD
SANTANDER BANCORP	GUAYNABO, PR
SCBT FINANCIAL CORPORATION	COLUMBIA, SC
SIMMONS FIRST NATIONAL CORPORATION	PINE BLUFF, AR
SNBNY HOLDINGS LIMITED	GIBRALTAR

Bank Holding Company Name	Home Office Location
SOUTHSIDE BANCSHARES, INC.	TYLER, TX
STERLING FINANCIAL CORPORATION	SPOKANE, WA
SUN BANCORP, INC.	VINELAND, NJ
SWS GROUP, INC.	DALLAS, TX
T. ROWE PRICE GROUP, INC.	BALTIMORE, MD
TAYLOR CAPITAL GROUP, INC.	ROSEMONT, IL
TEXAS CAPITAL BANCSHARES, INC.	DALLAS, TX
THE BANCORP, INC.	WILMINGTON, DE
TOMPKINS FINANCIAL CORPORATION	ITHACA, NY
TRUSTCO BANK CORP. NY	GLENVILLE, NY
TRUSTMARK CORPORATION	JACKSON, MS
UNION FIRST MARKET BANKSHARES CORPORATION	RICHMOND, VA
UNITED BANKSHARES, INC.	CHARLESTON, WV
UNITED COMMUNITY BANKS, INC.	BLAIRSVILLE, GA
VALLEY VIEW BANCSHARES, INC.	OVERLAND PARK, KS
VIEWPOINT FINANCIAL GROUP, INC.	PLANO, TX
VIRGINIA COMMERCE BANCORP, INC.	ARLINGTON, VA
W.T.B. FINANCIAL CORPORATION	SPOKANE, WA
WASHINGTON TRUST BANCORP, INC.	WESTERLY, RI
WEDBUSH, INC.	LOS ANGELES, CA
WESBANCO, INC.	WHEELING, WV
WESTAMERICA BANCORPORATION	SAN RAFAEL, CA
WESTERN ALLIANCE BANCORPORATION	PHOENIX, AZ
WOODFOREST FINANCIAL GROUP, INC.	THE WOODLANDS, TX
WSFS FINANCIAL CORPORATION	WILMINGTON, DE
1ST SOURCE CORPORATION	SOUTH BEND, IN

Appendix B

PARK NATIONAL CORPORATION
2013 LONG-TERM INCENTIVE PLAN
The purpose of this Plan is to foster and promote the long-term financial success of the Company and its Affiliates and to increase shareholder value by motivating performance through incentive compensation. This Plan also is intended to encourage Participants to acquire and maintain an ownership interest in the Company, enable the Company and its Affiliates to attract and retain talented employees and directors and allow Participants to participate in the Company’s long-term growth and financial success.

This Plan is intended to replace, in their entirety, the Park National Corporation 2005 Incentive Stock Option Plan and the Park National Corporation Stock Plan for Non-Employee Directors of Park National Corporation and Subsidiaries and, upon approval by the Company’s shareholders, to immediately terminate the right of the Company to make additional grants under the 2005 Incentive Stock Option Plan and the Stock Plan for Non-Employee Directors of Park National Corporation and Subsidiaries.

ARTICLE I
DEFINITIONS

When used in this Plan, the following capitalized words, terms and phrases shall have the meanings set forth in this Article I. For purposes of this Plan, the form of any word, term or phrase shall include any and all of its other forms.

1.1“Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

1.2“Affiliate” means any entity with whom the Company would be considered a single employer under Section 414(b) or Section 414(c) of the Code, but modified as permitted under Treasury Regulations promulgated under any Code section relevant to the purpose for which the definition is applied and including any “parent corporation” or “subsidiary corporation” as defined under Section 424(e) and Section 424(f) of the Code.

1.3“Award” means any Nonqualified Stock Option, Incentive Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award, Cash-Based Award or Performance-Based Award granted pursuant to this Plan.

1.4“Award Agreement” means any written or electronic agreement between the Company or any Affiliate and a Participant that describes the terms and conditions of an Award. If there is a conflict between the terms of this Plan and the terms of an Award Agreement, the terms of this Plan shall govern.

1.5“Board” means the Board of Directors of the Company.

1.6“Cash-Based Award” means a cash Award granted pursuant to Article X of this Plan.

1.7“Cause” means, unless otherwise provided in the related Award Agreement or in any employment agreement between the Participant and the Company or any Affiliate or in any other agreement between the Participant and the Company or any Affiliate (but only within the context of the events contemplated by the employment agreement or other agreement, as applicable), a Participant’s: (a) willful and continued failure to substantially perform assigned duties; (b) gross misconduct; (c) breach of any written covenant or of any term of any agreement with the Company or any Affiliate, including this Plan and any Award Agreement;

(d) commission of a felony or of a gross misdemeanor involving moral turpitude in connection with the Participant’s employment or service, as the case may be, with the Company or any Affiliate, or commission of a crime other than a felony which involves a breach of trust or fiduciary duty, in each case whether or not involving the Company or any Affiliate; (e) fraud, disloyalty, dishonesty or willful violation of any law, rule or regulation or of the Company’s Code of Business Conduct or any other policy of the Company or any Affiliate that applies to the Participant; or (f) issuance of an order for removal of the Participant by any agency which regulates the activities of the Company or any Affiliate. Notwithstanding the foregoing, Cause will not arise solely because the Participant is absent from active employment during periods of vacation, consistent with the Company’s or any Affiliate’s applicable vacation policy, or other period of absence approved by the Company or any Affiliate.

1.8“Change in Control” means, unless otherwise provided in any employment agreement between the Participant and the Company or any Affiliate or in any other agreement between the Participant and the Company or any Affiliate (but only within the context of events contemplated by the employment agreement or other agreement, as applicable), the occurrence of any of the following:

(a)
the members of the Board on the effective date of this Plan (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the members of the Board; provided, however, that any individual becoming a director after the effective date of this Plan whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the then Incumbent Directors shall also be treated as an Incumbent Director, but excluding any individual whose initial assumption of office occurs as a result of a proxy contest or any agreement arising out of an actual or threatened proxy contest;

(b)
the acquisition by any person or group (within the meaning of Sections 13(d) and 14(d)(2) of the Act), other than the Company, any Affiliate or any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate of the Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act), directly or indirectly, of thirty percent (30%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors of the Company; provided, however, that the provisions of this paragraph (b) shall not include the acquisition of voting securities by any entity or person with respect to which the acquirer has filed SEC Schedule 13G (or any successor form or filing) indicating that the voting securities were not acquired and are not held for the purpose of or with the effect of changing or influencing, directly or indirectly, the Company’s management or policies, unless and until that entity or person indicates that its intent has changed by filing SEC Schedule 13D (or any successor form or filing);

(c)
the consummation of a merger, consolidation or other business combination of the Company with or into another entity, or the acquisition by the Company of assets, shares or equity interests of another entity, as a result of which the shareholders of the Company immediately prior to such merger, consolidation, other business combination or acquisition do not immediately thereafter beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such merger, consolidation or other business combination of the Company;

(d)	the sale or other disposition of all or substantially all of the assets of the Company;

(e)	the sale or other disposition of all or substantially all of the assets of The Park National Bank or the change in the ownership or effective control of The Park National Bank; or

(f)	the liquidation or dissolution of the Company.

Notwithstanding the foregoing, with respect to the payment, exercise or settlement of any Award that is subject to Section 409A of the Code (and for which no exception applies), a Change in Control shall be deemed not to have occurred unless the events or circumstances constituting the Change in Control also constitute a “change in control event” within the meaning of Section 409A of the Code and the Treasury Regulations promulgated thereunder.
1.9“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

1.10“Committee” means the Compensation Committee of the Board (or the Board committee which succeeds to the appropriate duties of such Compensation Committee), which also constitutes a “compensation committee” within the meaning of Section 1.162-27(c)(4) of the Treasury Regulations. The Committee will be comprised of at least two directors who meet the following qualifications: (a) such individual is an “independent director” under the rules of the exchange on which the Common Shares are listed; and (b) such individual may not receive remuneration from the Company in any capacity other than as a director, except as permitted under applicable laws, rules and regulations. In addition, each such individual is an “outside director” within the meaning of Section 162(m) of the Code and the Treasury Regulations promulgated thereunder and a “non-employee” director within the meaning of Rule 16b-3 under the Act. Any member of the Committee who does not qualify as an outside director or is not a non-employee director shall be deemed to abstain on all matters as to which such qualification would be relevant. With respect to any Award issued to a Director, the “Committee” means the Board.

1.11“Common Shares” means the common shares, without par value, of the Company or any security of the Company issued in satisfaction, in exchange or in place of the Common Shares.

1.12“Company” means Park National Corporation, an Ohio corporation, and any successor thereto.

1.13“Covered Employee” means a “covered employee” within the meaning of Section 162(m) of the Code and the Treasury Regulations promulgated thereunder.

1.14“Director” means a person who is a member of the Board, excluding any member who is an Employee. “Director” also means a non-employee member of the board of directors of a “subsidiary corporation” as defined in Section 424(f) of the Code or a non-employee member of the affiliate/advisory board of a division of such a “subsidiary corporation”, in each case who is not also a Director of the Company.

1.15“Disability” means:

(a)	with respect to an Incentive Stock Option, “disability” as defined in Section 22(e)(3) of the Code;

(b)
with respect to the payment, exercise or settlement of any Award that is (or becomes) subject to Section 409A of the Code (and for which no exception applies): (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; (ii) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees of the Participant’s employer; or (iii) the Participant is determined to be totally disabled by the Social Security Administration; and

(c)
with respect to a Participant’s right to exercise or receive settlement of any Award or with respect to the payment, exercise or settlement of any Award not described in subsections (a) or (b) above, a Participant’s inability (established by an independent physician selected by the Committee and reasonably acceptable to the Participant or to the Participant’s legal representative) due to illness, accident or otherwise to perform his or her duties, which is expected to be permanent or for an indefinite duration longer than 12 months.

1.16“Employee” means any person who is a common law employee of the Company or any Affiliate. A person who is classified as other than a common law employee, but who is subsequently reclassified as a common law employee, of the Company or any Affiliate for any reason and on any basis shall be treated as a common law employee only from the date such reclassification occurs and shall not retroactively be reclassified as an Employee for any purpose under this Plan.

1.17“Fair Market Value” means the value of one Common Share on any relevant date, determined under the following rules:

(a)	If the Common Shares are traded on an exchange, the reported “closing price” on the relevant date if it is a trading day, otherwise on the immediately preceding trading day;

(b)
If the Common Shares are traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the relevant date if it is a trading day, otherwise on the immediately preceding trading day; or

(c)
If neither (a) nor (b) applies, (i) with respect to Options, Stock Appreciation Rights and any Award that is subject to Section 409A of the Code, the value as determined by the Committee through reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Section 409A of the Code and the Treasury Regulations promulgated thereunder, and (ii) with respect to all other Awards, the fair market value as determined by the Committee in good faith.

1.18“Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code.

1.19“Nonqualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

1.20“Option” means an option to purchase Common Shares which is granted pursuant to Article V of this Plan. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option.

1.21“Other Stock-Based Award” means an Award granted pursuant to Article IX of this Plan.

1.22“Participant” means an Employee or a Director who is granted an Award under this Plan.

1.23“Performance-Based Award” means an Award described in Article XI of this Plan.

1.24“Performance Criteria” means any performance criteria determined by the Committee in its sole discretion, as described in Article XI of this Plan.

1.25“Plan” means the Park National Corporation 2013 Long-Term Incentive Plan, as set forth herein and as may be amended from time to time.

1.26“Restricted Stock” means an Award granted pursuant to Article VII of this Plan through which a Participant is issued Common Shares which are subject to specified restrictions on vesting and transferability.

1.27“Restricted Stock Unit” means an Award granted pursuant to Article VIII of this Plan under which a Participant is issued a right to receive a specified number of Common Shares or a cash payment equal to a specified number of Common Shares, the settlement of which is subject to specified restrictions on vesting and transferability.

1.28“Retirement” means: (a) in the case of an Employee, unless otherwise specified in an Award Agreement or in an employment agreement between the Participant and the Company or any Affiliate or in any other agreement between the Participant and the Company or any Affiliate (but only within the context of the events contemplated by the employment agreement or other agreement, as applicable), retirement from the employ of the Company or any Affiliate under one or more of the retirement plans of the Company or any Affiliate, as applicable, or as otherwise specified by the Committee; and (b) in the case of a Director, retirement as defined in the Award Agreement between the Participant and the Company.

1.29“Stock Appreciation Right” means an Award granted pursuant to Article VI of this Plan through which a Participant is given the right to receive the difference between the Fair Market Value of a Common Share on the date of grant and the Fair Market Value of a Common Share on the date of exercise of the Award.

ARTICLE II
COMMON SHARES SUBJECT TO PLAN

2.1Number of Common Shares Available for Awards. Subject to this Article II, the aggregate number of Common Shares with respect to which Awards may be granted under this Plan shall be 600,000, all of which may be granted with respect to Incentive Stock Options. The Common Shares to be issued and delivered under this Plan may consist of either Common Shares currently held or Common Shares subsequently acquired by the Company as treasury shares, including Common Shares purchased in the open market or in private transactions. No newly-issued Common Shares shall be delivered under this Plan. Subject to this Article II: (a) the total number of Common Shares available for issuance under this Plan shall be reduced by the number of Common Shares subject to grant under an Award; and (b) any Common Shares underlying such Award that become available for future grant pursuant to Section 2.2 of this Plan shall be added back to this Plan in an amount equal to the number of Common Shares subject to such Award that become available for future grant under this Plan. Without limiting the foregoing, with respect to any Stock Appreciation Right that is settled in Common Shares, the full number of Common Shares subject to the Award shall count against the number of Common Shares available for Awards under this Plan regardless of the number of Common Shares used to settle the Stock Appreciation Right upon exercise.

2.2Share Usage. In addition to the number of Common Shares provided for in Section 2.1, the following Common Shares shall be available for Awards under this Plan: (a) Common Shares covered by an Award that expires or is forfeited, canceled, surrendered or otherwise terminated without the issuance of such

Common Shares; (b) Common Shares covered by an Award that, by its terms, may be settled only in cash; (c) Common Shares granted through the assumption of, or in substitution for, outstanding awards granted by another entity to individuals who become Employees or Directors as the result of a merger, consolidation, acquisition or other corporate transaction involving such other entity and the Company or any of its Affiliates; and (d) any Common Shares from Awards exercised for or settled in vested and nonforfeitable Common Shares that are later returned to the Company pursuant to any compensation recoupment policy, provision or agreement. Nothing in the foregoing shall be construed as permitting any Common Shares surrendered upon exercise of an Award as payment of the applicable exercise price or withheld to satisfy any applicable taxes to again be available for Awards under this Plan.

2.3Fiscal Year Limits. Subject to Section 2.4, during any fiscal year of the Company, the Committee may not: (a) make grants of all forms of Awards to all Participants in this Plan covering more than an aggregate of 60,000 Common Shares; (b) make grants of all forms of Awards to a single Employee Participant covering more than an aggregate of 10,000 Common Shares; or (c) make grants of all forms of Awards to a single Non-Employee Director Participant covering more than an aggregate of 1,000 Common Shares. In addition, subject to Section 2.4 and unless and until the Committee determines that an Award to a Covered Employee shall not be designated as “qualified performance-based compensation” under Section 162(m) of the Code, during any fiscal year of the Company, the Committee may not grant to any Participant who is a Covered Employee Performance-Based Awards that are to be settled in cash in an aggregate amount equal to or more than $1,000,000.

2.4Adjustments. In the event of any Common Share dividend or split, recapitalization (including payment of an extraordinary dividend), merger, reorganization, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of Common Shares or any other change affecting the Common Shares, the Committee shall make such substitutions and adjustments, if any, as the Committee deems equitable and appropriate to (a) the aggregate number of Common Shares with respect to which Awards may be granted under this Plan, (b) any Common Share-based limits imposed under this Plan, and (c) the exercise price, number of Common Shares and other terms or limitations applicable to outstanding Awards. Notwithstanding the foregoing, an adjustment pursuant to this Section 2.4 shall be made only to the extent such adjustment complies with Section 409A of the Code, to the extent applicable.

ARTICLE III
ADMINISTRATION

3.1In General. This Plan shall be administered by the Committee. The Committee shall have full power and authority to: (a) interpret this Plan and any Award Agreement; (b) establish, amend and rescind any rules and regulations relating to this Plan; (c) select Participants; (d) establish the terms and conditions of any Award consistent with the terms and conditions of this Plan; and (e) make any other determinations that the Committee deems necessary or desirable for the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Award Agreement in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of this Plan shall be made in the Committee’s sole and absolute discretion and shall be final, conclusive and binding on all persons.

3.2Delegation of Duties. In its sole discretion, the Committee may delegate any ministerial duties associated with this Plan to any person (including Directors and Employees) it deems appropriate, including authority to execute Award Agreements on behalf of the Company or an Affiliate; provided, however, that the Committee may not delegate (a) any duties that the Committee is required to discharge to comply with Section 162(m) of the Code or any other applicable law, (b) the Committee’s authority to grant Awards to any Participant who is subject to Section 16 of the Act, and (c) the Committee’s authority under the Company’s equity award granting policy that may be in effect from time to time.

3.3Award Agreement. The Committee will prepare and deliver an Award Agreement to each affected Participant that: (a) will describe the terms of the Award, including (i) the type of Award and when and how it may be exercised or earned, (ii) any exercise price associated with the Award, and (iii) how the Award will or may be settled; and (b) to the extent different from the terms of the Plan, will describe (I) any conditions that must be met before the Award may be exercised or earned, (II) any objective restrictions placed on an Award and any performance-related conditions and Performance Criteria that must be met before those restrictions will be released, and (III) any other applicable terms and conditions affecting the Award. Notwithstanding the foregoing, subject to Section 2.3 and Articles XII and XIII of the Plan and except as provided in the related Award Agreement with respect to a Participant’s death, termination due to Disability and/or Retirement, no condition on the vesting of an Award that is based upon achievement of specified performance goals shall be based on performance over a period of less than one year and no condition on vesting of an Award that is based upon the continued employment or service of the Participant or the passage of time shall provide for vesting in full of the Award more quickly than three years from the date the Award is made, provided that such vesting may occur ratably over the three-year period.

ARTICLE IV
ELIGIBILITY

Any Employee or Director selected by the Committee shall be eligible to be a Participant in this Plan; provided, however, that Incentive Stock Options shall only be granted to Employees.

ARTICLE V
OPTIONS

5.1Grant of Options. Subject to the terms and conditions of this Plan, Options may be granted to Participants in such number, and upon such terms and conditions, as determined by the Committee in its sole discretion, to the extent that such terms and conditions are consistent with the provisions of this Article V and this Plan.

5.2Award Agreement. Each Option shall be evidenced by an Award Agreement that specifies the exercise price, the term of the Option, the number of Common Shares covered by the Option, the conditions upon which the Option becomes vested and exercisable and such other terms and conditions as the Committee determines and which are not inconsistent with the terms and conditions of this Plan. The Award Agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3Exercise Price. The exercise price per Common Share of an Option shall be determined by the Committee at the time the Option is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price of any Option be less than one hundred percent (100%) of the Fair Market Value of a Common Share on the date of grant.

5.4Term. The term of an Option shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Option exceed ten years from its date of grant.

5.5Exercisability. Options shall become exercisable at such times and upon such terms and conditions as determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include, without limitation, the satisfaction of (a) performance goals based on one or more Performance Criteria, and (b) time-based vesting requirements.

5.6Exercise of Options. Except as otherwise provided in this Plan or in a related Award Agreement, an Option may be exercised for all or any portion of the Common Shares for which the Option is then exercisable. An Option shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Committee which sets forth the number of Common Shares with respect to which the Option is to be exercised and full payment of the exercise price for such Common Shares. The exercise price of an Option may be paid (a) in cash or its equivalent, (b) by tendering (either by actual delivery or attestation) previously acquired Common Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate exercise price, provided that such Common Shares were held for at least six months or such other period required to obtain favorable accounting treatment, (c) by a cashless exercise (including by withholding Common Shares deliverable upon exercise and through a broker-assisted arrangement to the extent permitted by applicable law), (d) by a combination of the methods described in clauses (a), (b) and (c), or (e) though any other method approved by the Committee in its sole discretion. As soon as practicable after receipt of the notification of exercise and full payment of the exercise price, the Company shall cause the appropriate number of Common Shares to be issued to the Participant.

5.7Special Rules Applicable to Incentive Stock Options. Notwithstanding any other provision in this Plan to the contrary:

(a)	The terms and conditions of Incentive Stock Options shall be subject to and comply with the requirements of Section 422 of the Code.

(b)
The aggregate Fair Market Value of the Common Shares (determined as of the date of grant) with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and any Affiliate) may not be greater than $100,000 (or such other amount specified in Section 422 of the Code), as calculated under Section 422 of the Code. Options in excess of the limit shall be treated as Nonqualified Stock Options.

(c)
No Incentive Stock Option shall be granted to any Participant who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Affiliate, unless (i) the exercise price of such Incentive Stock Option is at least one hundred and ten percent (110%) of the Fair Market Value of a Common Share on the date the Incentive Stock Option is granted and (ii) the date on which such Incentive Stock Option will expire is not later than five years from the date the Incentive Stock Option is granted.

ARTICLE VI
STOCK APPRECIATION RIGHTS

6.1Grant of Stock Appreciation Rights. Subject to the terms and conditions of this Plan, Stock Appreciation Rights may be granted to Participants in such number, and upon such terms and conditions, as determined by the Committee in its sole discretion, to the extent that such terms and conditions are consistent with the provisions of this Article VI and this Plan.

6.2Award Agreement. Each Stock Appreciation Right shall be evidenced by an Award Agreement that specifies the exercise price, the term of the Stock Appreciation Right, the number of Common Shares covered by the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right becomes vested and exercisable and such other terms and conditions as the Committee determines and which are not inconsistent with the terms and conditions of this Plan.

6.3Exercise Price. The exercise price per Common Share of a Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price of any Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a Common Share on the date of grant.

6.4Term. The term of a Stock Appreciation Right shall be determined by the Committee and set forth in the related Award Agreement; provided however, that in no event shall the term of any Stock Appreciation Right exceed ten years from its date of grant.

6.5Exercisability of Stock Appreciation Rights. A Stock Appreciation Right shall become exercisable at such times and upon such terms and conditions as determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include, without limitation, the satisfaction of (a) performance goals based on one or more Performance Criteria, and (b) time-based vesting requirements.

6.6Exercise of Stock Appreciation Rights. Except as otherwise provided in this Plan or in a related Award Agreement, a Stock Appreciation Right may be exercised for all or any portion of the Common Shares for which the Stock Appreciation Right is then exercisable. A Stock Appreciation Right shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Committee which sets forth the number of Common Shares with respect to which the Stock Appreciation Right is to be exercised. Upon exercise, a Stock Appreciation Right shall entitle a Participant to an amount equal to (a) the excess of (i) the Fair Market Value of a Common Share on the exercise date over (ii) the exercise price per Common Share, multiplied by (b) the number of Common Shares with respect to which the Stock Appreciation Right is exercised. A Stock Appreciation Right may be settled in full Common Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

ARTICLE VII
RESTRICTED STOCK

7.1Grant of Restricted Stock. Subject to the terms and conditions of this Plan, shares of Restricted Stock may be granted to Participants in such number, and upon such terms and conditions, as determined by the Committee in its sole discretion, to the extent that such terms and conditions are consistent with the provisions of this Article VII and this Plan.

7.2Award Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that specifies the number of shares of Restricted Stock, the restricted period(s) applicable to the shares of Restricted Stock, the conditions upon which the restrictions on the shares of Restricted Stock will lapse and such other terms and conditions as the Committee determines and which are not inconsistent with the terms and conditions of this Plan.

7.3Terms, Conditions and Restrictions.

(a)
In General. The Committee shall impose such other terms, conditions or restrictions on any shares of Restricted Stock as the Committee may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each share of Restricted Stock, restrictions based on the achievement of specific performance goals (which may be based on one or more of the Performance Criteria), time-based restrictions, holding requirements or sale restrictions placed on the underlying Common Shares by the Company upon vesting of such Restricted Stock.

(b)
Retention of Certificates. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing shares of Restricted Stock in the Company’s possession until such time as all terms, conditions and restrictions applicable to such shares of Restricted Stock have been satisfied or lapse.

(c)
Lapse of Restrictions. Unless otherwise provided in the related Award Agreement or required by applicable law, the restrictions imposed on shares of Restricted Stock shall lapse upon the expiration or termination of the applicable restricted period and the satisfaction of any other applicable terms and conditions.

7.4Rights Associated with Restricted Stock during Restricted Period. During any restricted period:

(a)	Non-Transferability. The shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated; and

(b)
Voting of Restricted Stock. Unless otherwise provided in the related Award Agreement, the Participant shall be entitled to exercise in full any voting rights associated with such shares of Restricted Stock.

(c)
Treatment of Dividends. The Participant shall be entitled to all dividends and other distributions paid with respect to such shares of Restricted Stock during the restricted period; provided, however, that receipt of any such dividends or other distributions will be subject to the same terms and conditions as the shares of Restricted Stock with respect to which they are paid. This means that cash dividends and dividends paid in Common Shares will be retained by the Company and subject to the same risk of forfeiture as the shares of Restricted Stock with respect to which the cash or Common Share dividends are paid until the underlying restrictions lapse. Nothing in the foregoing shall be construed as permitting dividends with respect to any unearned Performance-Based Award.

ARTICLE VIII
RESTRICTED STOCK UNITS

8.1Grant of Restricted Stock Units. Subject to the terms and conditions of this Plan, Participants may be granted Restricted Stock Units in such number and upon such terms and conditions as determined by the Committee in its sole discretion, to the extent that such terms and conditions are consistent with the provisions of this Article VIII and this Plan.

8.2Award Agreement. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that specifies the number of Common Shares underlying the Award, the restricted period(s), the conditions upon which the restrictions on the Restricted Stock Units will lapse, the time at which and form in which the Restricted Stock Units will be settled, and such other terms and conditions as the Committee determines and which are not inconsistent with the terms and conditions of this Plan.

8.3Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and restrictions on any Award of Restricted Stock Units as the Committee may deem advisable, including, without limitation, restrictions based on the achievement of specific performance goals (which may be based on one or more of the Performance Criteria), time-based restrictions, holding requirements or sale restrictions placed on the underlying Common Shares by the Company upon vesting of such Restricted Stock Units.

8.4Form of Settlement. An Award of Restricted Stock Units may be settled in full Common Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

8.5Dividend Equivalents. Awards of Restricted Stock Units may provide the Participant with dividend equivalents, as determined by the Committee in its sole discretion and as set forth in the related Award Agreement. Nothing in the foregoing shall be construed as permitting dividend equivalents with respect to any unearned Performance-Based Award.

8.6No Voting Rights. In no event will a Participant have any voting rights with respect to the Common Shares underlying the Restricted Stock Units.

ARTICLE IX
OTHER STOCK-BASED AWARDS

9.1Grant of Other Stock-Based Awards. Subject to the terms and conditions of this Plan, Other Stock-Based Awards may be granted to Participants in such number, and upon such terms and conditions, as determined by the Committee in its sole discretion, to the extent such terms and conditions are consistent with the provisions of this Article IX and this Plan. Other Stock-Based Awards are Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of, the Common Shares, and shall be in such form as the Committee determines, including without limitation unrestricted Common Shares.

9.2Award Agreement. Each Other Stock-Based Award shall be evidenced by an Award Agreement that specifies the terms and conditions upon which the Other Stock-Based Award becomes vested, if applicable, the time and method of settlement, the form of settlement and such other terms and conditions as the Committee determines and which are not inconsistent with the terms and conditions of this Plan.

9.3Form of Settlement. An Other Stock-Based Award may be settled in full Common Shares, as specified by the Committee in the related Award Agreement.

9.4Dividend Equivalents. Awards of Other Stock-Based Awards may provide the Participant with dividend equivalents, as determined by the Committee in its sole discretion and as set forth in the related Award Agreement. Nothing in the foregoing shall be construed as permitting dividend equivalents with respect to any unearned Performance-Based Award.

ARTICLE X
CASH-BASED AWARDS

10.1Grant of Cash-Based Award. Subject to the terms and conditions of this Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such other terms and conditions as determined by the Committee in its sole discretion.

10.2Award Agreement. Each Cash-Based Award shall be evidenced by an Award Agreement that specifies the payment amount or payment range, the time and method of settlement and the other terms and conditions, as applicable, of such Award, including, without limitation, performance objectives and that the Cash-Based Award is a Performance-Based Award under Article XI of this Plan.

ARTICLE XI
PERFORMANCE-BASED AWARDS

11.1In General. Notwithstanding anything in this Plan to the contrary, Restricted Stock Awards, Restricted Stock Units and Cash-Based Awards may be granted in a manner which will allow the compensation associated with such Awards to be deductible by the Company or one of its Affiliates under Section 162(m) of the Code as “qualified performance-based compensation.” Any such Performance-Based Award must meet the requirements of this Article XI.

11.2Award Agreement. Any Performance-Based Award shall be evidenced by an Award Agreement that specifies the Performance Criteria during a performance period established by the Committee pursuant to Section 11.4 of this Article XI.

11.3Performance Criteria. An Award subject to this Section shall be subject to the achievement of one or more objective performance goals established by the Committee based on or derived from the attainment of specified levels of one or any combination of the following Performance Criteria:

(a)	return on average assets;

(b)	net income;

(c)	earnings per share;

(d)	return on average equity or return on average common equity;

(e)	tangible common equity or return on tangible common equity;

(f)	economic value added;

(g)	efficiency ratio;

(h)	non-interest income growth;

(i)	total shareholder return;

(j)	productivity ratios;

(k)	interest income; and

(l)	pre-tax, pre-provision earnings.

Performance Criteria may relate to the individual Participant, the Company, the Company and one or more Affiliates or one or more of their respective divisions or business units, or any combination of the foregoing, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof, in each case, as determined by the Committee in its sole discretion.

11.4Establishment of Performance Goals. As determined by the Committee in its sole discretion, the grant, vesting, exercisability or settlement of any Performance-Based Award may be conditioned on the attainment of performance goals set by the Committee over a specified performance period. Any requirements shall be established by the Committee in writing no later than the earlier of (a) 90 days after the commencement of the performance period or (b) the expiration of 25% of the applicable performance period with respect to such Award, provided that the outcome of the performance in respect of the goals remains substantially uncertain as of such time.

11.5Certification of Performance. The Committee shall certify in writing whether the applicable performance goals and other material terms imposed on such Performance-Based Awards have been satisfied and, if they have, ascertain the amount of the applicable Performance-Based Award to be granted, vested, exercisable or settled, as the case may be. No such Performance-Based Award shall be granted, vested, exercisable or settled, as the case may be, until the Committee makes this certification.

11.6Modifying Performance-Based Awards. To the extent consistent with Section 162(m) of the Code, performance goals relating to such Performance-Based Awards may be calculated without regard to extraordinary items or adjusted, as the Committee deems equitable, in recognition of unusual or non-recurring events affecting the Company or its Affiliates or changes in applicable tax laws or accounting principles.

11.7Negative Discretion. In the Committee’s sole discretion, the amount of a Performance-Based Award actually paid to a Participant may be less (but never more) than the amount otherwise payable based on the satisfaction of the performance goals and other material terms of the Performance-Based Award.

ARTICLE XII
TERMINATION OF EMPLOYMENT OR SERVICE

12.1In General. With respect to each Award granted under this Plan, the Committee shall, subject to the terms and conditions of this Plan, determine the extent to which the Award shall vest and the extent to which the Participant shall have the right to exercise or receive settlement of the Award on or following the Participant’s termination of employment or service with the Company or any of its Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the related Award Agreement, need not be uniform among all Awards granted under this Plan and may reflect distinctions based on the reasons for termination.

12.2Acceleration of Vesting. Except as otherwise provided in this Plan, the vesting conditions of an Award may only be accelerated upon the death, termination due to Disability, Retirement or involuntary termination without Cause of the Participant.

12.3Performance-Based Awards. Notwithstanding the foregoing, in no event shall any Performance-Based Award granted to a Covered Employee, that is intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code, be settled or become exercisable in full upon the termination of employment of a Covered Employee without regard to the satisfaction of the related Performance Criteria.

ARTICLE XIII
CHANGE IN CONTROL

13.1Rights in Event of a Change in Control. Except as otherwise provided in the related Award Agreement and subject to the provisions of Section 13.2, in the event of a Change in Control, the Committee, in its sole discretion, may take any actions it deems necessary or desirable with respect to any Award that is outstanding as of the date of the consummation of the Change in Control. Such actions may include, without limitation (a) the acceleration of the vesting, settlement or exercisability of an Award, (b) the payment of a cash amount in exchange for the cancellation of an Award, or (c) the issuance of substitute Awards that substantially preserve the value, rights and benefits of any Award affected by the Change in Control. Any action relating to an Award that is subject to Section 409A of the Code shall be consistent with the requirements thereof.

13.2Effect of Change in Control. Except as otherwise provided in the related Award Agreement, in the event of a Change in Control, a Participant shall vest in all unvested Awards in full (and, if the Award was granted subject to the attainment of performance goals based on the Performance Criteria, as though the performance goals were achieved at the “target” level of performance) (a) if the Participant’s employment or service, as appropriate, is terminated for any reason other than for Cause within 12 months following the Change in Control or (b) if the Awards are canceled and the Participant is not granted substitute Awards that substantially preserve the value, rights and benefits of any affected Awards.

13.3Effect of Section 280G of the Code. Unless specified otherwise in the related Award Agreement or in another written agreement between the Company or any Affiliate and a Participant, if the Company or any Affiliate concludes that any payment or benefit due to a Participant under this Plan, when combined with any other payment or benefit due to the Participant from the Company or any other entity (collectively, the “Payor”) would be considered a “parachute payment” as defined in Section 280G of the Code, the Payor will reduce the payments and benefits due to the Participant under this Plan to $1.00 less than the amount that would otherwise be considered a “parachute payment” within the meaning of Section 280G of the Code. Any reduction pursuant to this Section 13.3 shall be made in compliance with Section 409A of the Code and the Treasury Regulations promulgated thereunder.

ARTICLE XIV
AMENDMENT OR TERMINATION OF THIS PLAN
14.1In General. The Board may amend or terminate this Plan at any time; provided, however, that no amendment or termination may be made without the approval of the Company’s shareholders to the extent that (a) the amendment materially increases the benefits accruing to Participants under this Plan, (b) the amendment materially increases the aggregate number of Common Shares authorized for grant under this Plan (excluding an increase in the number of Common Shares with respect to which Awards may be granted under this Plan as a result of Section 2.4 of this Plan), (c) the amendment materially modifies the requirements as to eligibility for participation in this Plan, or (d) such approval is required by any law, regulation or stock exchange rule.

14.2Repricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any Common Share dividend, Common Share split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of Common Shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without shareholder approval.

ARTICLE XV
TRANSFERABILITY

15.1No Assignment or Transfer. Except as described in Section 15.2 or as provided in a related Award Agreement, an Award may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution and, during a Participant’s lifetime and an Award may be exercised only by the Participant or the Participant’s guardian or legal representative. Notwithstanding any provision contained in this Article XV, no Award may be transferred by a Participant for value or consideration.

15.2Restrictions on Resale or Other Disposition. Any Award may be subject to such terms, conditions and restrictions on sale or transfer as the Committee deems appropriate and advisable, as specified by the Committee in the related Award Agreement.

15.3Beneficiary. Unless otherwise specifically designated by the Participant in writing, a Participant’s beneficiary under this Plan shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate.

ARTICLE XVI
MISCELLANEOUS

16.1No Right to Continued Employment or Service or to Awards. The granting of an Award under this Plan imposes no obligation on the Company or any Affiliate to continue the employment or service of a Participant nor interferes with or limits the right of the Company or any Affiliate to terminate the employment or service of any Participant (to the extent permitted under applicable law). In addition, no Employee or Director has any right to be granted any Award, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards and the Committee’s interpretations and determinations with respect thereto need not be the same with respect to each Participant.

16.2Tax Withholding.

(a)
The Company or an Affiliate, as applicable, shall have the power and the right to deduct, withhold or collect any amount required by law or regulation to be withheld with respect to any taxable event arising with respect to an Award granted under this Plan. This amount may, as determined by the Committee in its sole discretion, be (i) withheld from other amounts due to the Participant, (ii) withheld from the value of any Award being settled or any Common Shares being transferred in connection with the exercise or settlement of an Award, (iii) withheld from the vested portion of any Award (including the Common Shares transferable thereunder), whether or not being exercised or settled at the time the taxable event arises, or (iv) collected directly from the Participant.

(b)
Subject to the approval of the Committee, a Participant may elect to satisfy the withholding requirement, in whole or in part, by having the Company or an Affiliate, as applicable, withhold Common Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction; provided that such Common Shares would otherwise be distributable to the Participant at the time of the withholding and if such Common Shares are not otherwise distributable at the time of the withholding, provided that the Participant has a vested right to distribution of such Common Shares at such time. All such elections shall be irrevocable and made in writing and shall be subject to any terms and conditions that the Committee, in its sole discretion, deems appropriate.

16.3Requirements of Law. The grant of Awards and the issuance of Common Shares shall be subject to all applicable laws, rules and regulations (including applicable federal and state securities laws) and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Without limiting the foregoing, the Company has no obligation to issue Common Shares under this Plan prior to (a) receipt of approvals from any governmental agency or stock exchange that the Committee deems necessary and (b) completion of registration or other qualification of the Common Shares under any applicable federal or state law or ruling of any governmental agency that the Committee deems necessary.

16.4Legends. Certificates for Common Shares delivered under this Plan may be subject to such stop transfer orders and other transfer restrictions that the Committee deems advisable under the terms of this Plan or any Award Agreement or under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Shares are then listed, or any other applicable federal or state securities law. The Committee may cause a legend to be placed on any certificates issued under this Plan to make appropriate reference to restrictions within the scope of this Section.

16.5Uncertificated Common Shares. To the extent that this Plan provides for the issuance of certificates to reflect the delivery of Common Shares, the delivery of Common Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

16.6Governing Law. This Plan and all Award Agreements shall be governed by and construed in accordance with the laws (other than laws governing conflicts of laws) of the State of Ohio.

16.7No Impact on Benefits. Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.

16.8Rights as a Shareholder. Except as otherwise provided in this Plan or in a related Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Common Shares covered by an Award unless and until the Participant becomes the record holder of such Common Shares.

16.9Successors and Assigns. This Plan shall be binding on all successors and assigns of the Company and each Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

16.10Section 409A of the Code.

(a)
Awards granted pursuant to this Plan that are subject to Section 409A of the Code, or that are subject to Section 409A of the Code but for which an exception applies, are intended to comply with or be exempt from Section 409A of the Code and the Treasury Regulations promulgated thereunder, and this Plan shall be interpreted, administered and operated accordingly.

(b)
If a Participant is determined to be a “specified employee” (within the meaning of Section 409A of the Code and as determined under the Company’s policy for determining specified employees), the Participant shall not be entitled to payment or to distribution of any portion of an Award that is subject to Section 409A of the Code (and for which no exception applies) and is payable or distributable on account of the Participant’s “separation from service” (within the meaning of Section 409A of the Code) until the expiration of six months from the date of such separation from service (or, if earlier, the Participant’s death). Such Award, or portion thereof, shall be paid or distributed on the first business day of the seventh month following such separation from service.

(c)
Nothing in this Plan shall be construed as an entitlement to or guarantee of any particular tax treatment to a Participant, and none of the Company, its Affiliates, the Board or the Committee shall have any liability with respect to any failure to comply with the requirements of Section 409A of the Code.

16.11Savings Clause. In the event that any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE XVII
EFFECTIVE DATE AND TERM OF THIS PLAN

17.1
In General. The effective date of this Plan is the date it is approved by the Company’s shareholders. No Incentive Stock Options shall be granted under this Plan more than ten years after the date the Board takes all necessary action to adopt the Plan and no other Awards shall be granted under this Plan after the tenth anniversary of the effective date of this Plan or, if earlier, the date this Plan is terminated. Notwithstanding the foregoing, the termination of this Plan shall not preclude the Company from complying with the terms of Awards outstanding on the date this Plan terminates.

PARK NATIONAL CORPORATION
50 NORTH THIRD STREET
NEWARK, OH 43055
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PARK NATIONAL CORPORATION
The Board of Directors recommends you vote "FOR" each of the proposals in Items 1, 5, 6 and 7, "FOR" the Board of Directors’ nominees in Items 2 and 3 and to conduct future advisory votes on executive compensation every "1 YEAR" under Item 4:

		For	Against	Abstain				For	Against	Abstain

1.	Fix the number of directors of the Company at fifteen.	❒	❒	❒		Election of one director to serve until the 2015 Annual Meeting of Shareholders:
2.	Election of four directors, each to serve until the 2016 Annual Meeting of Shareholders:					3b. Robert E. O'Neill		❒	❒	❒
	2a. Maureen Buchwald	❒	❒	❒		Election of one director to serve until the 2016 Annual Meeting of Shareholders:
	2b. Timothy S. McLain	❒	❒	❒
	2c. Rick R. Taylor	❒	❒	❒		3c. Donna M. Alvarado		❒	❒	❒
	2d. Sarah Reese Wallace	❒	❒	❒			1 Year	2 Years	3 Years	Abstain
					4.	Advisory vote on the frequency of future advisory votes on executive compensation:	❒	❒	❒	❒
3.	If the proposal in Item 1 is approved by the shareholders of the Company:							For	Against	Abstain
	Election of one director to serve until the 2014 Annual Meeting of Shareholders:				5.	Advisory resolution to approve the compensation of the Company's named executive officers.		❒	❒	❒
	3a. Dr. Charles W. Noble, Sr.	❒	❒	❒
The undersigned shareholder(s) authorize the individuals designated to vote this proxy to vote, in their discretion, to the extent permitted by applicable law, upon such other matters (none known by the Company at the time of solicitation of this proxy) as may properly come before the Annual Meeting.					6.	Ratify the appointment of Crowe Horwath LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013.		❒	❒	❒

Please sign exactly as your name appears hereon. The signer hereby revokes all prior proxies given by the signer to vote at the Annual Meeting. Please fill in, sign, date and return this proxy card in the enclosed envelope. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full title as such. If shareholder is a corporation, please sign the full corporate name by an authorized officer. If shareholder is a partnership or other entity, an authorized person must sign the entity's name. Joint owners must each sign individually.					7.	Approve the Park National Corporation 2013 Long-Term Incentive Plan.		❒	❒	❒

	Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders of Park National Corporation to be held on Monday, April 22, 2013: Park National Corporation's Notice of the 2013 Annual Meeting of Shareholders, Proxy Statement and 2012 Annual Report are available at www.proxyvote.com.

PARK NATIONAL CORPORATION
Proxy for Annual Meeting of Shareholders
April 22, 2013 at 2:00 p.m., Eastern Daylight Savings Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The holder(s) of common shares of Park National Corporation (the "Company") hereby appoint(s) Stephen J. Kambeitz and Leon Zazworsky, and each of them, with power to act without the other and with power of substitution, the proxies of the shareholder(s) and hereby authorize(s) them to attend the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the offices of The Park National Bank, 50 North Third Street, Newark, Ohio 43055, on Monday, April 22, 2013, at 2:00 p.m., Eastern Daylight Savings Time, and to vote all of the common shares which the shareholder(s) is/are entitled to vote at such Annual Meeting. Where a choice is indicated, the common shares represented by this proxy card, when properly executed and returned, will be voted or not voted as specified. If no choice is indicated, the common shares represented by this proxy card will be voted, to the extent permitted by applicable law, "FOR" each of the proposals in Items 1, 5, 6 and 7; "FOR" the election of the nominees listed in Item 2 as directors of the Company and, if the proposal in Item 1 is approved by the shareholders of the Company, "FOR" the election of the nominees listed in Items 3(a), 3(b) and 3(c) as directors of the Company; and to conduct future advisory votes on executive compensation every "1 YEAR" under Item 4. If any other matters are properly brought before the Annual Meeting, or if a nominee for election as a director named in the Proxy Statement who would have otherwise received the required number of votes is unable to serve or for good cause will not serve, the common shares represented by this proxy card will be voted in the discretion of the individuals designated to vote the common shares represented by this proxy card, to the extent permitted by applicable law, on such matters or for such substitute nominee(s) as the directors of the Company may recommend.

If common shares are allocated to the account of a shareholder under the Park National Corporation Employees Stock Ownership Plan (the "KSOP"), then the shareholder hereby directs the Trustee of the KSOP to vote all of the common shares of the Company allocated to such account under the KSOP in accordance with the instructions given herein, at the Company's Annual Meeting, on the matters set forth on the reverse side. If no instructions are given, the common shares allocated to the shareholder's account under the KSOP will be voted by the Trustee of the KSOP pro rata in accordance with the instructions received from other participants in the KSOP who have voted.

The shareholder(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Shareholders and the related Proxy Statement for the April 22, 2013 Annual Meeting, as well as the Company's 2012 Annual Report.

Continued and to be signed and dated on reverse side